                                                                    Exhibit 10.1

                       Standard Form of Agreement Between
               Owner and Contractor where the basis of payment is
                    the Cost of the Work Plus a Fee with or
                       without a Guaranteed Maximum Price

                     AIA Document A111 - Electronic Format

-------------------------------------------------------------------------------

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified. This document has been approved and endorsed by The Associated General Contractors of America.

Copyright 1920, 1925, 1951, 1958, 1961, 1967, 1974, 1978, 1987 by The American
Institute of Architects, 1735 New York Avenue N.W., Washington D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

------------------------------------------------------------------------------

AGREEMENT
made as of the 22nd day of December in the year of Nineteen Hundred and Ninety-Seven

BETWEEN the Owner:
(Name and address)
The Resort at Summerlin, Limited Partnership, a Nevada limited partnership, c/o Seven Circle Resorts, Inc., 1160 Town Center Drive, Suite 200, Las Vegas, Nevada 89134

and the Contractor:
(Name and address)
J.A. Jones Construction, a North Carolina corporation, 1050 E. Flamingo Road #E-127, Las Vegas, Nevada 89119

the Project is:
(Name and address)
The Resort at Summerlin - Hotel, Casino & Entertainment Complex, more particularly described as follows: A luxury Hotel of approximately 600 rooms and a 49,000 square foot Casino, along with a Convention Center, Parking Garage, Restaurants, Health Spa, Retail Shops, the entire 54.5 acre site on which the Complex is to be located, and any related furniture, furnishings, and equipment as specified pursuant to this Agreement.

the Architect is:
(Name and address)
Paul Steelman Ltd., 3330 West Desert Inn Road, Las Vegas, Nevada 89102

The Construction Manager will be designated by Owner after the execution of this Agreement.

The Garage Architect is:

Kracor, Inc.


------------------------------------------------------------------------------

AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA -
COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                    User Document: FORM - 12/20/1997. AIA License Number 105525,
                                            which expires on 6/30/1998 - Page #1

The Owner and Contractor agree as set forth below.

                                   ARTICLE 1
                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, the attached form of Conditions of the Contract for Construction attached hereto (the "General, Conditions"), the Drawings, Specifications, and Addenda and Garage Construction Documents described in Article 16 of this Agreement, and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in
Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                                   ARTICLE 2
                           THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

                                   ARTICLE 3
                          RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and the Construction Manager and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work consistent with the representations and warranties set forth in Paragraph 14.3 and in the most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

                                   ARTICLE 4
                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

     The Contractor shall commence Work no later than January 5, 1998 or the date of receipt of the Grading Permit such commencement to in all events include commencement of grading on the site of the Project. The contract schedule is attached as Exhibit 7.

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner, through the Construction Manager, in writing not less than five days before commencing the Work to permit timely filing of mortgages, mechanic's liens and other security interests.

4.2 The Contractor shall achieve Substantial Completion of the entire Work as defined herein:

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

Three hundred and ninety five calendar days (395) from the date of commencement as set forth in 4.1 The Temporary Certificate of Occupancy shall issue ("Date of TCO"). Contractor shall achieve substantial completion of all of the Work as provided in Subparagraph 9.10.1 of the General Conditions, no later than forty five calendar days from the date of TCO. Final Completion shall occur no later than thirty calendar days (30) from the date of Substantial Completion. In addition, Contractor shall have sufficiently completed the Work by one hundred and eighty calendar days prior to the date of Substantial Completion, to permit Owner's tenants of the areas designated in the Contract Documents for restaurants and retail use to enter into possession of that space in order to perform the work in that space required or permitted by their leases.

AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format A111-1987

  User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on
                                                           6/30/1998 -- Page #2.

subject to adjustments of this Contract Time as provided in the contract Documents.
(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)

4.3 Time is of the essence to the Contract Documents and all obligations thereunder. The Contractor acknowledges and recognizes that (1) the Owner is entitled to full and beneficial occupancy and use of the completed Work following expiration of the Contract Time, and (2) the Owner has entered into, or will enter into, binding agreements demising part of the premises where Work is to be completed based upon the Contractor achieving Substantial Completion of the Work within the Contract Time and (3) the Owner has entered into, or will enter into, a binding agreement with a licensor for the operation of the hotel portion of the Work based upon the Contractor achieving Substantial Completion of the Work within the Contract Time. The Contractor further acknowledges and agrees that if the Contractor fails to complete substantially, or cause the Substantial Completion of any portion of the Work within the Contract Time, the Owner will sustain extensive damages and serious loss as a result of such failure. The exact amount of such damages is extremely difficult to ascertain. Therefore, the Owner and the contractor agree as follows in this Paragraph 4.3:

4.3.1 If the Contractor fails to achieve Substantial completion of the Work within the Contract Time and as otherwise required by the Contract Documents, the Owner shall be entitled to retain or recover from the Contractor, as liquidated damages and not as a penalty, the following per diem amounts commencing upon the first day following expiration of the contract time and continuing until the actual Date of Substantial Completion. Such liquidated damages are hereby agreed to be a reasonable pre-estimate of damages the Owner will incur as a result of Contractor's failure to achieve Substantial Completion of the Work within the Contract Time.

     (i) If Substantial Completion occurs within the first thirty (30) days after the Date for Substantial Completion, as adjusted by time extensions pursuant to the General Conditions, no liquidated damages will be imposed.

     (ii) If Substantial Completion occurs between thirty (30) and ninety (90) days after the Date for Substantial Completion, as adjusted for time extensions pursuant to the General conditions, the per diem amount shall be thirty thousand dollars ($30,000).

     (iii) If Substantial Completion occurs between ninety-one (91) and one hundred twenty (120) days after the Date for Substantial Completion, as adjusted for time extensions pursuant to the General Conditions, the per diem rate shall be fifty thousand dollars ($50,000).

     (iv) If Substantial Completion occurs more than one hundred twenty (120) days after the Date for Substantial Completion, as adjusted for time extensions pursuant to the General Conditions, the per diem rate shall be fifty thousand dollars ($50,000.00).

     Notwithstanding the above, if the Owner operates a casino at the project site after the Date for Substantial Completion and before Substantial Completion occurs, the per diem amounts listed above following the date the casino opens shall be reduced by eighty percent (80%).

     Notwithstanding anything herein to the contrary, the maximum liability to Contractor for liquidated damages under this Section 4.3.1 shall be no more than four million dollars ($4,000,000,00). The imposition of liquidated damages as provided for herein shall be Owner's sole and exclusive remedy for delay for failure to achieve Substantial Completion of the Work within the Contract Time, and shall constitute an agreed to limit of Contractor's liability for such delay; it being further understood that under no circumstances will Contract be liable for indirect or consequential damages sustained by Owner due to such delay.

     If Contractor's failure to complete that portion of the Work required to be completed by one hundred and eighty calendar days prior to the date of substantial completion in accordance with Section 4.2. The liquidated damages per diem amount shall be fifteen thousand dollars ($15,000) per day.

4.3.2 The Owner may deduct liquidated damages described in Paragraph 4.3.2 from any unpaid amounts then or thereafter due the Contractor under this Agreement. Any liquidated damages not so deducted from any unpaid amounts due the contractor shall be payable to the Owner at the demand of the Owner, together with interest thereon from the date of the demand.
-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA -
COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
User Document: FORM - 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 - Page #3

                                   ARTICLE 5
                                  CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee determined as follows:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)

As limited by the Guaranteed Maximum Price set forth in Paragraph 5.2, the Contractor shall receive a basic fee, equal to three and eighty-five one hundredths percent (3.85%) of that portion of the Cost of the Work which is incurred or paid by the Contractor during performance of the Work (the "Contractor's Fee"). In the event of changes in the Work, the rate of the Contractor's Fee shall not be adjusted and shall remain equal to three and eighty-five one hundredths percent (3.85%) of the Cost of the Work. Consequently,the total amount earned by the Contractor as the Contractor's Fee may increase or decrease, depending upon the nature of any changes in the Work, but the basis of the Contractor's Fee shall always remain three and eighty-five one hundredths percent (3.85%).

5.2       GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1     The sum of the Cost of the Work and the Contractor's Fee is
guaranteed by the Contractor not to exceed
One Hundred and Thirty three million                                    Dollars
-----------------------------------------------------------------------
($ 133,000,000               ) The Owner may elect to insure the Project under
  ---------------------------
either an OCIP pursuant to Article 11 of the Supplementary Conditions to the General Conditions or standard insurance pursuant to AIA Form A201/CMA. In either event, the Owner shall Pay the costs of the insurance and the coverages will be as set forth in Article 11 of the Supplementary Conditions to the General Conditions, subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)

The Guaranteed Maximum Price is subject to adjustment pursuant to Exhibit 1,
Section 14.33 and for change orders, authorized in accordance with the requirements of the Contract Documents. As of the date of final completion, if
(i) the total aggregate sum of the Cost of the Work plus the Contractor's Fee is less than (ii) the Guaranteed Maximum Price upon final completion of the Work (such difference equals the Savings), such difference shall be shared by the Owner and the Contractor as follows: seventy-five percent (75%) of such Savings shall inure to the benefit of the Owner and the remainder shall be paid to the Contractor as an additional fee; provided, however, that the Contractor shall not be entitled to receive any Savings until the date of final payment.

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates, but only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1 If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

5.2.3     The amounts agreed to for unit prices, if any, are as follows:
(State unit prices only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1)

                                   ARTICLE 6
                              CHANGES IN THE WORK

6.1       CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost"
and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable
-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA -
COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
User Document:FORM - 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 - Page#4 allowance for overhead and profit" as used in Subparagraph 7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of this Agreement, unless the Owner has furnished the Contractor with prior written approval of the form and substance of a subcontract, in which case such adjustments shall be calculated in accordance with the terms and conditions of that subcontract.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

6.2       CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1


6.3       ALL CONTRACTS

6.3.1



                                   ARTICLE 7
                            COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in good faith and the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1     LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel with the Owner's agreement.
(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions but not merit bonuses, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2     SUBCONTRACT COSTS

Payments made by the Contractor to subcontractors in accordance with the requirements of the subcontracts properly entered into under this Agreement.

7.1.3     COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

7.l1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed
--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA -
COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
Electronic Format A111-1987
User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #5 construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be properly stored at the Project site, or in accordance with the Owner's instructions, and turned over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and hand tools (not owned by the workers) consumed in the performance of the Work. Any such items used but not consumed, which are paid for by the Owner, shall become the property of the Owner and shall be delivered to the Owner upon completion of the Work in accordance with instructions furnished by the Owner. If the Owner elects, however, the Contractor may purchase or otherwise shall sell to unaffiliated third parties any such items from the Owner at a purchase price equal to the original cost charged to the Owner, less the reduction in fair market value resulting directly from use of any such item in connection with the Work or such other price which is acceptable to the Owner. Upon demand by the Owner, the Contractor shall furnish the Owner with any information and documentation necessary to verify the period of time for which such items were used in connection with the Work.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

7.1.4.3 Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties with the Work, not to exceed the estimate in the attached Exhibit Number 2 or unless otherwise approved by the Owner in advance and in writing.

7.1.5 MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds required by the Contract, as well as any deductables for said insurance or bonds.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories incurred by Contractor for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contractor Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgements against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgement and settlements shall not
-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA -
COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
   User Document FORM -- 12/20/1997. AIA License Number 105525, which expires on
                                                            6/30/1998 -- Page #6
be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

Insert A:7.1.5.7 The cost of premiums for all bonds and insurance which the Contractor is required by the Contract Documents to purchase and maintain and all such additional insurance coverage which the Contractor shall determine are necessary and which are approved by the Owner. The amount of any deductible paid by the Contractor under any insurance policy or bond, unless the claim related to such payment of the deductible is based, in whole or in part, upon the fault or negligence of, or failure to comply with the Contract Documents by, the Contractor.

Insert B: 7.1.5.8 The costs reasonably incurred for automated or computer services for items such as, but not limited to, schedules, accounting records and reports and engineering logs.

Insert C: 7.1.5.9 Except as provided in this paragraph, legal expenses incurred in the prosecution or defense of claims in the interest of the Owner, including defense of claims for extras by Subcontractors, providing that the Owner is notified of such claim in advance, and afforded the opportunity to prosecute or defend such claim with its own attorneys. Cost of the Work shall not include legal expenses incurred in the prosecution or defense of any claim based upon the fault or negligence of, or failure to comply with the Contract Documents by, the Contractor.

Insert D: 7.1.5.10 Such other costs as may be allowed by Exhibit Number 2 to this Agreement. Included in Exhibit Number 2 are the Contractor's estimates of certain costs that shall be permitted to be part of the Cost of the Work under this Article 7. Contractor shall not be permitted to include in the Cost of the Work an amount which exceeds the dollar estimate of any identified cost on Exhibit Number 2, unless that category is already included in Article 7 or the Owner consents in advance in writing to such additional amount.

Insert E: 7.1.5.11 The cost for design services necessary for proper execution and completion of the Garage, whether temporary or permanent and whether or not incorporated in the Garage.

Insert F: 7.1.5.12 A markup of five percent (5%) over the cost to the Owner for changes in the work under a Change Order as payment for administrative and overhead expenses of Contractor.

7.1.6    OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner such approval to be effective must be signed on behalf of the Owner by the President of the Owner's General Partner.

7.2      EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions to the extent not (1) caused by the Contractor, a Subcontractor or anyone for whom either is responsible, or (2) capable of being prevented through timely notice of an unsafe condition to the Owner.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not

-------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA -
COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
  User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on
                                                            6/30/1998 -- Page #7
recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise provided that any absence of collectible insurance is not due to the Contractor's breach of a contract for insurance.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

7.3 Costs as defined herein shall be actual costs paid by the Contractor, less all discounts, rebates and salvages which shall be taken by the Contractor, subject to Article 9 of the Agreement. All payments made by the Owner pursuant to this Article 7, whether those payments are actually made before or after the execution of the Contract, are included within the Guaranteed Maximum Price specified in Paragraph 5.2 above; provided, however, that in no event shall the Owner be required to reimburse the Contractor for any portion of the Cost of the Work in excess of $100,000 incurred prior to the Commencement Date unless the Contractor has received the Owner's written consent prior to incurring such cost and all amounts previously paid by Owner for the design and construction of the garage.

                                   ARTICLE 8
                           COSTS NOT TO BE REIMBURSED

8.1       The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office and offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3     Overhead and general expenses, except as may be expressly included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6     Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph
13.5 of this Agreement, costs due to the fault or negligence of, or failure to comply with the Contract Documents by, the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7     Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                   ARTICLE 9
                         DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the
Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured. The Contractor shall not obtain for its own benefit any discounts, rebates or refunds in connection with the Work prior to providing the Owner with seven (7) days prior written notice of the potential discount, rebate or refund and an opportunity to furnish funds necessary to obtain such discount, rebate or refund on behalf of the Owner in accordance with the requirements of this Paragraph 9.1.
--------------------------------------------------------------------------------
          AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE
         N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S.
           copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                   User Document: FORM - 12/20/1997. AIA Licensed Number 105525,
                                            which expires on 6/30/1998 - Page #8

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

                                   ARTICLE 10
                       SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Construction Manager, the Architect, and the Owner. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect and the Construction Manager, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect the Construction Manager and the Owner (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

                                   ARTICLE 11
                               ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law. All records shall be maintained in accordance with generally accepted accounting procedures, consistently applied. Contractor shall require Subcontractors retained by the Contractor on a cost-plus basis to retain records and permit audits as required of the Contractor under this Article 11.

Insert H: 11.2 If any inspection by the Owner of the Contractor's records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda and any other data relating to the Contract Documents reveals an overcharge, including, without limitation, any untimely request for payment as described in Paragraph 13.3, the Contractor shall pay the Owner upon demand an amount equal to one hundred percent (100%) of such overcharge, as reimbursement for said overcharge. If the overcharges exceed five percent (5%) in the aggregate for the entire contract, the Contractor shall, in addition to paying 100% of the overcharge, also pay the administrative and actual expenses incurred for the Final Audit in determining the overcharges. The requirements of this Paragraph
11.2 shall not apply to any portion of an overcharge which is the subject of a good faith dispute between the Owner and the Contractor.

                                   ARTICLE 12
                               PROGRESS PAYMENTS

12.1 Based upon Applications for Payment, including all supporting documentation, submitted to the Construction Manager by the Contractor and Certificates for Payment issued by the Construction Manager and the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.
--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
User Document: FORM - 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 - Page #9

 12.2 The period covered by each Application for Payment shall be one calender month ending on the last day of the month, for which the Application for Payment is received.

12.3  See Subparagraph 9.6.1 of the General Conditions.

12.4 With each Applicant for Payment the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner, the Construction Manager or Architect to demonstrate that actual disbursements already made by the Contractor on account of the Cost of Work equal or exceed the combined aggregate of the following: (1) progress payments already received by the Contractor; less
(2) that portion of those payments attributable to the Contractor's Fee; plus
(3) payrolls for the period covered by the present Application for Payment; plus
(4)retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments. In addition to the other required items, each Application for Payment shall be accompanied by the following, in form and substance satisfactory to the Owner and in compliance with applicable Nevada statutes: a duly executed and acknowledged Contractor's Sworn Statement showing all Subcontractors with whom the Contractor has entered into subcontracts, the amount of each such subcontract, the amount requested for any Subcontractor in the Application for Payment and the amount to be paid to the Contractor from such progress payments, together with similar sworn statements from all Subcontractors, and, when appropriate, from sub-subcontractors.

12.5  CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Construction Manager, the Architect and the Owner may require. This schedule, unless objected to by the Construction Manager the Architect or the Owner, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3 Add the Contractor's Fee. The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4     Subtract the aggregate of previous payments made by the Owner.
_______________________________________________________________________________

AIA DOCUMENT A111- OWNER - CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987- THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                  Electronic Format A111-1987
User Document : FORM- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998- Page #10

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Construction Manager or the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions and other amounts, not including retainage described in Paragraph 12.5.3.3 and Paragraph 12.5.4 properly held by the Owner at the time of each progress payment.

12.5.4  Additional retainage, if any , shall be as follows:
(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's Fee provided in Clause 12.5.3.3, (2) the retainage from Subcontractors provided in Paragraph 12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.

        The Owner shall withhold as retainage ten percent (10%) of all Cost of the Work items included in each Application for Payment (except such items identified in Section 7.1.5.10) until such time as the Work is fifty percent (50%) completed, and thereafter, the retainage shall be reduced to five percent (5%) of all of the Cost of the Work items included in each Application for Payment thereafter received. The Owner shall have the option, but not the obligation, to reduce the retainage requirements of this Agreement or release any portion of the retainage prior to the date specified in the Contract Documents. Any exercise of this option, however, shall not be a waiver of (1) any of the Owner's rights to retainage in connection with other payments to the Contractor or (2) any other right or remedy that the Owner has under the Contract Documents, at law or in equity. For purposes of this paragraph only, the Work shall be deemed fifty percent (50%) completed upon (i) request in writing by the Contractor which request is supported by such data reasonably required by the Construction Manager, the Architect and the Owner, and (ii) Owner's consent to such request, which consent will not be unreasonably withheld.


12.6     CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

12.6.1

12.6.2

12.6.2.1

12.6.2.2

12.6.2.3

12.6.2.4

12.6.2.5

12.6.3

12.7 PAYMENTS TO SUBCONTRACTORS. Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

_______________________________________________________________________________

AIA DOCUMENT AIII - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA- COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS 1735 NEW YORK AVENUE N.W., WASHINGTON D.C 20006-5292. Unlicensed photocopying violates U.S copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                 Electronic Format A111-1987
  User Document: FORM- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998- Page #11

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of ten percent (10%) or such other retainage amount as provided in Subparagraph 12.5.4. Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order.

12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of ten percent (10%) or such other retainage amount as provided in Subparagraph 12.5.4.

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Construction Manager or the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor and other amounts, not including retainage described in Paragraphs 12.7.1 and 12.7.2, properly held at the time of each such request for payment.

12.7.5 Add, upon Substantial Completion of the entire Work of the Contractor, a sum sufficient to increase the total payments to the Subcontractor to ninety-five percent (95%) of the Subcontract Sum, less amounts, if any, for incomplete Work and unsettled claims; and, if final completion of the entire Work is thereafter materially delayed through no fault of the Subcontractor, add any additional amounts payable on account of Work of the Subcontractor in accordance with Subparagraph 9.10.3 of the General Conditions.

(If it is intended, prior to Substantial Completion of the entire Work of the Contractor, to reduce or limit the retainage from Subcontractors resulting from the percentages inserted in Subparagraphs 12.7.1 and 12.7.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

The Subcontract Sum is the total amount stipulated in the subcontract to be paid by the Contractor to the Subcontractor for the Subcontractor's performance of the subcontract.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Construction Manager and the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Construction Manager or the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Construction Manager or the Architect has made exhaustive or continuous on-site inspections or that the Construction Manager or the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract.

                                   ARTICLE 13
                                 FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor, as provided in Subparagraph 9.10.1 of the General Conditions, except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work and all required supporting documentation have been submitted by the Contractor and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Construction Manager and the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Construction Manager's and Architect's final Certificate for Payment, or as follows:

_______________________________________________________________________________

AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA- COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                 Electronic Format A111-1987
  User Document: FORM- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998--Page #12

13.2      The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Construction Manager or the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3    Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner. If such aggregate, plus the amount requested in the final Application for Payment, is less than the Guaranteed Maximum Price, the Owner shall pay the Contractor the appropriate share of Savings if and to the extent required by Paragraph 5.2.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Construction Manager and the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Construction Manager and the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Construction Manager's and the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.2 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration or litigation in accordance with Paragraphs 4.9 and 4.10 of the General Conditions of the disputed amount without a further decision of the Architect. Such demand for arbitration or litigation shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration or litigation within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration or litigation, the Owner shall pay the Contractor the amount certified in the Construction Manager's and Architect's final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

          Ten Percent (10%) per annum.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)
--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION -AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #13

14.3      Other provisions:

14.3.1 The Contractor represents and warrants the following to the Owner (in addition to any other representations and warranties contained in the Contract Documents) as a material inducement to the Owner to execute this Agreement, which representations and warranties shall survive the execution and delivery of this Agreement, any termination of this Agreement and the final completion of the Work:

          (1) the Contractor and its Subcontractors are financially solvent, able to pay all debts as they mature and possessed of sufficient working capital to complete the Work and perform all obligations hereunder;

          (2) the Contractor is able to furnish the plant, tools, materials, supplies, equipment and labor required to complete the Work and perform its obligations hereunder and has sufficient experience and competence to do so;

          (3) the Contractor is authorized to do business in the State of Nevada and is properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over the Contractor and over the Work and the Project;

          (4) the Contractor's execution of this Agreement and performance thereof is within the Contractor's duly authorized powers; and

          (5) the Contractor is a large, sophisticated contractor who possesses a high level of experience and expertise in the business administration, construction, construction management and superintendence of projects of the size, complexity and nature of this particular Project and will perform the Work with the care, skill and diligence of such a contractor.

14.3.2 The parties acknowledge that Contractor intends to self-perform the concrete portion of the Work.

14.3.3 Contractor anticipates that, due to circumstances that the Contractor is currently unaware of, certain subcontract prices may increase. Subject to Owner's written approval, which shall not be unreasonably withheld, such increases may increase the Guaranteed Maximum price but only by an amount not to exceed Five Hundred Thousand Dollars. Such written approval must be signed on behalf of the Owner by the President of the Owner's General Partner. Such position is currently held by Mr. Brian McMullan.

14.3.4    See Exhibit 6 attached hereto.

14.3.5 The effectiveness of this Agreement is conditioned upon Owner obtaining financing for the construction of the Project on terms and conditions satisfactory to Owner in its sole and absolute discretion no later than January 5, 1998 pursuant to the Private Placement Memorandum dated December 9, 1997.


                                   ARTICLE 15
                           TERMINATION OR SUSPENSION

15.1      The Contract may be terminated by the Contractor as provided in
Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, plus fifty percent (50%) of the Contractor's unearned fee provided termination of Contractor is based on reasons other than those set forth in Paragraph 14.2 of the General Conditions.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as
--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION -AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #14 provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous payments made by the Owner. The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

Insert I: 15.5   The Contractor shall not be entitled to any portion of Savings if the Owner terminates this Contract for cause or if the Contractor terminates this Agreement for any reason prior to final completion.

                                   ARTICLE 16
                       ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition, along with its Exhibits.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, Construction Manager - Adviser Edition AIA Document A201/CMa, 1992 Edition, as supplemented, a copy of which is attached hereto.

16.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated December 10, 1997, Volume I-A.

16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, Volumes I-A through Volume III and the interior specifications sent by Architect to Contractor by Transmittal dated on or about November 19, 1997, a copy of which is attached as Exhibit 4 and the garage specifications dated December 10, 1997 prepared by Kracor, Inc.
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

16.1.5 The Drawings identified in the attached Exhibit Number 3 consisting of three pages entitled "Index Sheet" prepared by Architect and dated 12/10/97 and separately labeled "Lowrise Package" Sheet Number LR, "Lowrise Package" Sheet Number WA, and "Hotel Package" Sheet Number HR.
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION -AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #15

16.1.6 The Addenda, if any, are as follows, including any and all exhibits or attachments:

NUMBER                        DATE                          PAGES
  1                           6-19-97                       1-5
  2                           6-26-97                       1-7
  3                           6-30-97                       1-9
  4                           7-03-97                       1-6
  5                           7-17-97                       1-6
  6                           7-24-97                       1-8
  7                           8-05-97                       1-6
  8                           8-29-97                       1-18
  9                           9-16-97                       1-3
 10                           12-18-97


Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 16.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)
The Garage Construction Documents are identified in the attached Exhibit
Number 5.



This Agreement is entered into as of the day and year first written above and is executed in at least four original copies of which one is to be delivered to the Contractor, one each to the Construction Manager and Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER                                   CONTRACTOR

/s/Illegible Signature                  /s/Illegible Signature
(Signature)                             (Signature)
SR Vice President, CFO and              J.A.Jones Construction
  General Counsel                       Vice President

(Printed name and title)                (Printed name and title)

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION -AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #16

             SIGNATURE PAGE OF STANDARD FORM OF AGREEMENT BETWEEN
               OWNER AND CONTRACTOR WHERE THE BASIS OF PAYMENT IS
                    THE COST OF THE WORK PLUS A FEE WITH OR
                       WITHOUT A GUARANTEED MAXIMUM PRICE
                              (AIA DOCUMENT A111)



OWNER:

THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP, a Nevada limited partnership

     By:  The Resort at Summerlin,, Inc.,
          a Nevada corporation


     By:  /s/ [ILLEGIBLE]
          ---------------
          S.R. Vice President, CFO and General Counsel


CONTRACTOR:

J.A. JONES CONSTRUCTION
a North Carolina corporation



By:  /s/ John P. Stephens
     --------------------
     John P. Stephens
     Vice President


                                    Page #17

                                   EXHIBIT 1

                                EXHIBIT NUMBER 1

                               December 17, 1997

     (a) Contractor and Owner acknowledge that as of the date of execution of this Contract the Architect has not prepared separate Drawings and Specifications for the hotel tower which is shown on the site plan that is a part of the Drawings and which is to be located on the Western portion of the site (the "Second Hotel Tower"). Architect has, however, completed Drawings and Specifications for the other hotel tower to be located on the site. Contractor acknowledges that (i) Contractor is obligated pursuant to this Contract to construct the Second Hotel Tower to be identical to the other hotel tower to be located on the site, with the connecting corridor to the Second Hotel Tower to be constructed in accordance with the Design Development drawings and related Specifications that are a part of the Contract; and (ii) that Contractor is obligated pursuant to the Contract to construct the Second Hotel Tower in accordance with the terms and conditions of the Contract, including the Guaranteed Maximum Price set forth in Section 5.2.1 of the Agreement.

     (b) Contractor and Owner acknowledge, however, that the Owner may elect to cause the Second Hotel Tower to be constructed by Contractor under the Contract in accordance with the attacked Second Hotel Narrative dated December 21, 1997, for an increase in the Guaranteed Maximum Price of not more that Two Million Five Hundred Thousand Dollars ($2,500,000.00). Owner and Contractor shall negotiate in good faith to develop final approved Construction Drawings and Specifications for the Second Hotel Tower and an approved Guaranteed Maximum Price for the changes not to exceed two million five hundred dollars ($2,500,000). Upon execution of such approval, the Guaranteed Maximum Price in
Article 5.1.2 shall be increased by the amount as set forth in such approval and the Contract shall remain in full force and effect with no modifications, except for said increase in the Guaranteed Maximum Price and the Second Hotel Tower shall be constructed by Contractor pursuant to the Contract in accordance with the final approved Construction Drawings and Specifications for the Second Hotel Tower.


     (c) Owner and Contractor shall evidence their approval of such final Construction Drawings and Specifications for the Second Hotel Tower by execution of a written instrument setting forth such approval along with the approved Guaranteed Maximum Price. Such approval to be binding on Owner must be signed by the President of the Owner's general partner. Such approval form shall not be deemed to be a Change Order under this Contract or a modification of this Contract.

     (d) If such approval has not been executed by Owner and Contractor within 84 days from the date of commencement, 1998, Contractor shall proceed to construct the Second Hotel Tower in accordance with subdivision (a) of this Exhibit Number 1.

                           ATTACHMENT TO GMP CONTRACT
                             SECOND HOTEL NARRATIVE
                            THE RESORT AT SUMMERLIN
                                DECEMBER 21,1997



(1) General Specifications The second hotel ("Hotel 2") shall be designed and constructed to provide the identical level of quality, in all aspects including, but not limited to, the structural frame, the grades of finishes, as specified in the drawings for the first Hotel ("Hotel 1"), which are attached to and made a part of the Guaranteed Maximum Price contract between J.A. Jones Construction Co. and The Resort at Summerlin, L.P. (the "GMP Contract"). This Attachment, which shall be part of the GMP Contract, serves to set froth the minimum standards of quality, structure, finishes, design and construction of Hotel 2.
     This Attachment shall serve to set forth those areas wherein it is anticipated that Hotel 2 shall differ from Hotel 1. This Attachment refers to documents, drawings, terms, words and phrases set forth in the specifications that form the basis of the GMP Contract. These documents, drawings, terms, words, and phrases shall have the same meanings herein as utilized in the GMP Contract. Terms, words and phrases particular to the construction industry and the trade of architects shall have their common meanings unless otherwise defined or apparent by their usage herein. Further, all current drawings from Paul Steelman Ltd. concerning Hotel 2 are attached hereto and made a part of this Attachment.
     Hotel 1 and Hotel 2 shall be basically the same except as set forth herein. Hotel 2 shall consist of six stories above a partial basement and shall utilize a similar footprint, a similar post-tensioned concrete structural system and a similar 33'-0" structural bay. Hotel 2 shall have a two-story restaurant space on one wing of the first floor. Hotel 2's restaurant space is to be oriented toward the restaurant in Hotel 1 with each facing the other and towards the gardens. The pedestrian link to the lifestyle and restaurant complex form Hotel 2 shall pass to the left of the central elevators in the same manner set forth in Hotel 1, but shall be modified as set forth in (2) below.
     The intent of the parties is for Hotel 2 to provide a different product, but to be designed and constructed in such a manner that Hotel 2 provides the same level of quality as Hotel 1. Hotel 2 will have changes that are decorative in nature, while maintaining in every manner the standard and quality of Hotel
1. Hotel 2 will have the same structural frame and Hotel 1. In addition, the same quality grade finishes utilized in Hotel 1 are also to be utilized in Hotel 2. Further, Hotel 2 shall be designed and constructed so as to meet the stringent criteria set forth for five-star status and quality in that certain agreement between Regent Worldwide Hotels and The Resort at Summerlin, L.P. Finally, Hotel 2 will be designed and constructed to gain the approval of the Summerlin Design Review Committee and Howard Hughes Corporation.

(2) Lifestyles Center Link The line to the Lifestyles Center from Hotel 2 will be similar to the Casino Link from Hotel 1 in that each is an enclosed, partially glazed walkways built above a service corridor. Modifications include the addition of a three-stop hydraulic elevator and an open stair to connect Hotel 2 to the Lifestyles Center Link. A central feature of the new link will be a Bridge Pavilion that will span the Upper Pond. The link is at the same elevation as the restaurant portion of the Lifestyles Center, but will be 5' below the first floor of Hotel 2.

(3) Terraces Hotel 2's end terraces will be rectangular, as opposed to the semi-circular terraces in Hotel 1. With this layout, pre-cast concrete planks will not be necessary for Hotel 2. The terrace will be an extension of the post-tensioned slab. There is a new semi-circular terrace at the center of Hotel 2 at the fourth and fifth floors.

(4) Porte-Cochere Hotel 2's porte-cochere will be "bullet" shaped and supported by eight piers. It will approximately be 100% larger that Hotel 1's porte-cochere.

                                                           Initials [ILLEGIBLE]
                                                                    -----------
                                                           Initials [ILLEGIBLE]
                                                                    -----------

(5)  Decorative Towers   Eight, partially engaged, decorative towers will be
added to Hotel 2 as set forth in the attached drawings. Each tower will project approximately four feet from the face of the building. The floor slabs at these towers will be extended to support the stucco/EIFS skin.

(6)  Articulated Two-Story Base    Hotel 2's slabs, as well as the exterior
stucco/EIFS skin at the first, second and third floor slabs, will extend approximately 18" past those of Hotel 1. However, the glazing at the first floor of Hotel 2 will not be moved out. Additional framing and stucco/EIFS may be required at the first floor of Hotel 2 to return the skin to glazing. A GFRC balustrade will cap this base at the third floor of Hotel 2.

(7)  Typical Rooms   A soffit/drapery valance with three downlights is added at the exterior windows of Hotel 2. Hotel 2's communicating doors have been moved from the interior column assembly to the demising wall adjacent to the entry door. The bars, previously at the closets in Hotel 1, have been moved for Hotel 2 to the interior column in a side-by-side arrangement. Hotel 2's bathrooms have been redesigned as set forth above on the attached drawings, but still maintain the same fixture count and the same grade of finishes.

(8)  Basement   Hotel 2 will have a similar layout as Hotel 1. Hotel 2's
modifications include the addition of a mechanical vault underneath the south wing, as well as the possible addition of a 2500 square foot private club, which for purposes of pricing, shall be deemed "shell only."

(9)  First Floor   Hotel 2 will have a similar layout as Hotel 1. Hotel 2's
modifications include the addition of a "Library Bar" and a Hotel Shop, each adjacent to the Lobby. Hotel 2's registration, back-of-house, kitchen and restaurant organization is largely unchanged from Hotel 1. The private dining rooms in Hotel 1 will most likely be changed to either a retail or concierge facility in Hotel 2. Unlike Hotel 1, Hotel 2's restaurant will all be on one level. Hotel 2's Lobby and Restaurant will have different interior finishes, but the grade of finish will remain the same as that used for Hotel 1. The first floor slab will extend approximately 18" as set forth in (6) above.

(10) Second Floor   Hotel 2 will have a similar layout to Hotel 1. Hotel 2's
modifications include the 18" slab extension described in (6) and (9) above.

(11) Third Floor   Hotel 2 will have a similar layout to Hotel 1. Hotel 2's
modifications include the 18" slab extension described in (6), (9) and (10) above and the GFRC balustrade described in (6) above.

(12) Fourth Floor   Hotel 2 will have a similar layout to Hotel 1. Hotel 2's
modifications include the revised terraces described in (3) above.

(13) Fifth Floor   Hotel 2 will have a similar layout to Hotel 1. Hotel 2's
modifications include the revised terraces described in (3) above. In addition, Hotel 2's "E" suite at the center of the fifth floor will be redesigned and expanded vertically to include the 6th floor directly above. An internal stair will be added to provide access within the two level suite.

(14) Sixth Floor   Hotel 2's sixth floor will be completely redesigned. A
majority of the keys will be suites. The exterior will consist of a series of open, stucco/EIFS arches. The exterior wall will be set back approximately 8' behind the arches, thereby creating a number of covered terraces. The slab at each terrace will be waterproofed to protect the rooms below on the fifth floor.

(15) Roof   Hotel 2 will have a clay-tiled Mansard roof, similar to Hotel 1.
Hotel 2's modifications include a reduction of the Mansard height to approximately 10' above the roof slab. Each of the eight decorative towers, described in (5) above, will be capped by a hip roof. Six parapet gables, two at the center and two at the center of each wing, will extend past the roof slab on Hotel 2. Each pair of gables will be joined by a ridged, clay-tiled roof, front-to-back. The half-conical roof of the end tower of Hotel 1 will be replaced by a simple GFRC balustrade in Hotel 2.

                                                  Initials [ILLEGIBLE]
                                                            --------

                                                  Initials [ILLEGIBLE]
                                                            --------

                                   EXHIBIT 2

PAGE 1                   GENERAL CONDITIONS                 DATE: 16-Dec-97

Project:     THE RESORT @ SUMMERLIN     Estimate No.:  N97N012

Location:    SUMMERLIN PARKWAY          Bids Due:      SEPT 23, 1997                 Reviewed: ____

Architect:   PAUL STERIMAN LTD.         Owner:         THE RESORT @ SUMMERLIN        Checked:  ____

                         ******LOW-RISE & TOWER I******

====================================================================================================================================
Code           Item                     Quantity       Labor          Material       Time      Labor         Material        Total
====================================================================================================================================
          FIELD STAFF SALARIES & WAGES

01-10-10  SUPERVISION - ADMINISTRATIVE
            Construction Manager             1      10,000.00                           5      50,000               0         50,000

          SUPERVISION - CONSTRUCTION
            Project Manager                  1       8,000.00                          13     104,000               0        104,000
            Superintendents                  1       7,500.00                          13      97,500               0         97,500
            Ass't Superintendents            4       5,000.00                          13     260,000               0        260,000
            Area Superintendents (2nd s)     3       6,500.00                           7     136,500               0        136,500
            Craft Superintendents            1                                          1           0               0              0
            Mech & Elect Coord/Supt          1                                          1           0               0              0

01-10-20  OFFICE MGT & CLERKS
            Field Office Manager             1       4,500.00                          13      58,500               0         58,500
            Accountant & Paymaster           1                                          1           0               0              0
            Timekeepers, Clerks              2       1,500.00                          13      39,000               0         39,000
            Secretarys & Stenos              1       1,200.00                          13      15,600               0         15,600
            Secretary/Accountant             1                                          1           0               0              0

01-10-30  ENGINEERING
            Project Engineer                 1       6,250.00                          13      81,250               0         81,250
            Office/Cost Engrs                5       4,200.00                          13     260,000               0        260,000
            Field Engineers                  2       4,750.00                           6      57,000               0         57,000
            Chief Office Engineer            1                                          1           0               0              0
            Instrument Man                   1                                          1           0               0              0
            Rodmen                           1                                          1           0               0              0
            Mech & Elect Engrs               1       5,000.00                          13      65,000               0         65,000
            Draftmen & Clerks                1                                          1           0               0              0

01-10-40  SAFETY & INDUSTRIAL RELATIONS
            Regional Safety Supervisor       1                                          1           0               0              0
            Safety Inspector (IF>20901)      1       5,000.00                          13      65,000               0         65,000
            Nurse, First Aid Attend.         1                                          1           0               0              0
            Industrial Relations Supv        1                                          1           0               0              0

01-10-50  QUALITY ASSURANCE
            Q.A. Engineers                   1       4,500.00                          10      45,000               0         45,000
            Lab Technicians                  1                                          1           0               0              0

01-10-60  PROCUREMENT - JOB
            Purchasing Agent                 1       5,000.00                          10      50,000               0         50,000
            Expeditor                        1                                          1           0               0              0

01-10-70  WAREHOUSING SUPERVISOR
            Warehouse Supervisor             1                                          1           0               0              0
            Clerks                           1                                          1           0               0              0
------------------------------------------------------------------------------------------------------------------------------------
          Subtotal Field Staff                                                              1,384,350               0      1,384,350
====================================================================================================================================

PAGE 2                   GENERAL CONDITIONS                 DATE: 16-Dec-97

Project:     THE RESORT @ SUMMERLIN     Estimate No.:  N975012

Location:    SUMMERLIN PARKWAY          Bids Due:      SEPT. 23, 1997                 Reviewed: ____

Architect:   PAUL STEELMAN LTD.         Owner:         THE RESORT @ SUMMERLIN        Checked:  ____

                         ******LOW-RISE & TOWER I******

====================================================================================================================================
Code           Item                     Quantity       Labor          Material       Time      Labor         Material        Total
====================================================================================================================================
          INDIRECT CONSTRUCTION SERVICES & SUPPORT

01-21-10  CLEANUP
            Continuous Cleanup                 2      2,800.00                         13      72,800               0         72,800
            Trash Bin Rent                     1                      1,500.03         13           0          19,500         19,500
            Trash Bin Haul                     1                      1,500.00         13           0          19,500         19,500
            Trash Chutes, Hoppers              1                                        1           0               0              0
            Final Cleanup & Move Out     750,000                          0.12          1           0          93,600         93,600
            Clean Glass & Metal                1                                        1           0               0              0

01-22-20  SAFETY CONSTRUCTION
            Safety Rail & Barricde-Bldg   15,800          1.00            1.00          1      15,800          15,800         31,600
            Sidewalk Barricades                1                                        1           0               0              0
            Sidewalk & Street Rental           1                                        1           0               0              0
            Ladders & Stairs                   1                      1,000.00         14           0          14,000         14,000
            Doors & Landings & Towers          1                                        1           0               0              0
            Rainwear, HardHats, ProtGear       1                        500.00          2           0           1,000          1,000

01-23-00  TESTING & CONSULTING
            Test Boring, Soil Tests            1                                        1           0               0              0
            Concrete Tests                     1                                        1           0               0              0
            Outside Consulting Services        1                                        1           0               0              0
            Survey - Initial & Final           1                    138,000.00          1           0         138,000        138,000
            CPM Schedule Set-Up                1 IN-HOUSE                               1           0               0              0
            CPM Schedule Updates               1 IN-HOUSE                               1           0               0              0

01-24-00  Warehousing & Handling Matls         1                                        1           0               0              0

01-25-00  WEATHER PROTECTION
            Protection From Elements           1                      5,000.00          2           0          10,000         10,000
            HVAC for Perm Bldgs-Install        1                                        1           0               0              0
            HVAC Fuel & Operators              1                                        1           0               0              0

01-27-00  PERSONNEL TRANSPORTATION             1                                        1           0               0              0

01-30-00  TEMPORARY FACILITIES & UTILITIES
            Job Office                         1                      1,750.00         13           0          22,750         22,750
            Owner/Architect's Office           1                      1,000.00         13           0          13,000         13,000
            Supplement Const for Trails        1                     10,000.00          1           0          10,000         10,000
            Tool House & Area Shacks           1                      2,500.00          1           0           2,500          2,500
            Change Houses                      1                                        1           0               0              0
            Saw Sheds, etc.                    1                                        1           0               0              0
            Warehouses                         1                                        1           0               0              0
            Rent, Buildings & Land             1                                        1           0               0              0
            Fab Facilities                     1                                        1           0               0              0

01-32-00  TEMP CONST UTILITIES
            Power&Lights, Install-Bldg         1                                        1           0               0              0
            Power&Lights, Install-Securi       1                                        1           0               0              0
            Power&Lights, Install-Cranes       1                                        1           0               0              0
            Power&Lights-Consumption           1                      5,500.00         13           0          71,500         71,500

PAGE 3                         GENERAL CONDITIONS                 DATE 16-Dec-97

Project:  THE RESORT @ SUMMERLIN     Estimate No.:          N97N012              Reviewed:
Location:    SUMMERLIN PARKWAY       Bids Due            SEPT 23, 1997                     --------
Architect:    PAUL STEELMAN LTD      Owner:          THE RESORT @ SUMMERLIN      Checked:
                                                                                         --------

                      **********LOW-RISE & TOWER I*********

====================================================================================================================================
  Code                 Item                       Quantity      Labor       Material       Time        Labor      Material     Total
====================================================================================================================================
          Gas Lines & Storage                           1                                    1            0             0         0
          Air Lines & Storage                           1                                    1            0             0         0
          Water - Installation                          1                  2,000.00          1            0         2,000     2,000
          Water Coolers or Barrels                      1                  1,000.00          1            0         1,000     1,000
          Water - Consumption                           1                    500.00         13            0         6,500     6,500
          Water - Ice & Cups                            1                    750.00         13            0         9,750     9,750
          Water Boys & Janitors                         1       975.00                      13       12,675             0    12,675
          Construction Water                            1                  1,000,00         13            0        13,000    13,000
          HVAC for Temp Bldg                            1                                    1            0             0         0
          Sanitary Fac - Installation                   1                                    1            0             0         0
          Sanitary Fac - Opr & Supplies                 1                    100.00         13            0         1,300     1,300
          Sanitary Fac - Rental                        30                    120.00         13            0        46,800    46,800

01-33-00  FIELD OFFICE OPERATION
          General Office Supplies                       1                    360.00         13            0         4,550     4,550
          Engineering Supplies                          1                                    1            0             0         0
          Batterboards & Layout Matls                   1                                    1            0             0         0
          Office Machines                               1                  2,000.00          1            0         2,000     2,000
          Copy Machines                                 1                    525.00         13            0         6,825     6,825
          Furniture                                     1                  3,000.00          1            0         3,000     3,000
          Telephone Purchase & Instal                   1                  1,000.00          1            0         1,000     1,000
          Telephone Use                                 1                  2,000.00         13            0        26,000    26,000
          Telecopy                                      1                  1,500.00          1            0         2,500     1,500
          Radio Communications                          1                  3,000.00          1            0         3,000     3,000
          Postage & Fees                                1                  1,000.00         13            0        13,000    13,000
          Computers for Payroll, Actg in Summary                                             1            0             0         0
          Misc Computer Equip                           1                  1,250.00         13            0        16,250    16,250
          Blueprinting & Photostats                     1                  3,000.00          5            0        15,000    15,000
          Extra Plans & Specs                           1                    750.00         30            0        22,500    22,500
          Progress Photos                               1                    300.00         13            0         3,900     3,900
          Job Signs                                     1     1,000.00     3,000.00          1        1,000         3,000     4,000
          Job Related Travel                            1                  5,000.00          2            0        10,000    10,000
          Owner's Rep Equip/Supplies                    1                                    1            0             0         0

01-14-00  SECURITY & FIRE PROTECTION
          Security Fence & Gates                    5,775                      2.75          1            0        15,851    15,851
          Guard Services                                1                  5,500.00          9            0        49,500    49,500
          Guards                                        1                                    1            0             0         0
          Security Traffic Control                      1                  5,000.00          1            0             0         0
          Fire Protection-Risers & Ho                   1                                    1            0         5,000     5,000
          Extinguishers/Barrels                         1                    500.00         16            0         8,000     8,000

01-35-00  TEMP ROADS & HARDSTANDS
          Construction                              3,650         2.00         2.00          1        7,300         7,300    14,600
          Temp Maint & Snow Removal                     1                                    1            0             0         0
          Railroad Siding                               1                                    1            0             0         0

01-37-00  MEDICAL
          Drug Testing                                 30                     50.00          1            0         1,500     1,500
          First Aid Mat'ls & Supplies                   1                    175.00         13            0         2,275     2,275

PAGE 4                         GENERAL CONDITIONS                 DATE 16-Dec-97


Project: THE RESORT @ SUMMERLIN          Estimate No.: N97N012
Location: SUMMERLIN PARKWAY              Bids Due:     Sept. 23, 1997
Architect: PAUL STEELMAN LTD.            Owner:        THE RESORT @ SUMMERLIN

                                                              Reviewed:
                                                                        -----
                                                              Checked:
                                                                        -----


                       ********LOW-RISE & TOWER I********


=================================================================================================================================
  Code                Item                       Quantity    Labor      Material      Time      Labor      Material      Total
=================================================================================================================================
01-38-00 Legal Expense                              1                                 1              0           0              0
---------------------------------------------------------------------------------------------------------------------------------
         Subtotal Indirect Const Support                                                       109,575     732,481        842,056
=================================================================================================================================
         CONSTRUCTION EQUIPMENT

01-42-20 HAULING, TRANSPORTATION
           Proj Mgr Auto                            1                      550.00     13             0       7,150          7,150
           Pickups                                  5                      500.00     13             0      32,500         32,500
           2 Ton Truck                              1                      800.00     13             0      10,400         10,400

         MISCELLANEOUS
           Transits, Levels, Rods, etc              1                    2,000.00      3             0       6,000          6,000
           Lasers                                   1                                  1             0           0              0

         EQUIPMENT REPAIRS
           Repairs by our Mechanics                 1                                  1             0           0              0
           Repairs - Outside                        1                                  1             0           0              0
           Fuel, Oil & Grease                       1                      300.00     91             0      27,300         27,300
           Tires                                    1                                  1             0           0              0

01-43-00 Small Tools & Expandables                  1                   25,000.00      1             0      25,000         25,000
---------------------------------------------------------------------------------------------------------------------------------
         Subtotal Equipment                                                                          0     108,350        108,350
=================================================================================================================================
         SUMMARY: INDIRECT & GENERAL EXPENSE            (Before Taxes, Insurance, etc from below)

         Subtotal Field Staff Salaries                                                       1,384,350           0      1,384,350

         Subtotal Indirect Const Services                                                      109,575     732,481        842,056

         Subtotal Equipment                                                                          0     108,350        108,350

---------------------------------------------------------------------------------------------------------------------------------
         Subtotal Indirect & General Expense                                                 1,493,925     840,831      2,334,756
=================================================================================================================================
01-70-00 INSURANCE, TAXES, FRINGES, PERMITS
           Insurance-Builders Risk            $-----------@----%                 0.00065                         0              0
           Ins-Vehicle PL & PD                    INCL W/G.L.                                               W/G.L.         W/G.L.
           Ins-Perm Equip Install'n           $-----------@----%                                                 0              0
           Ins-Perm Equip Install'n           $-----------@----%                                                 0              0
           Ins-Other                          $-----------@----%                                                 0              0
           Ins-Umbrella                       $                   ON SPREADSHEET 0.00200                         0              0
           Ins-General Liability              $                   ON SPREADSHEET 0.00380                         0              0

01-72-00 P/R TAX, INS. (FICA, SUI, FUI, WC, GL), FRINGES
           Indirect Labor Manual              $  109,575  51.00%                                55,883                     55,883
           Indirect Labor-Non Manual          $1,384,350  32.00%                               442,992                    442,992
           Fringe Benefits-Parking            $----------@-----%                                                 0              0

PAGE 5                   GENERAL CONDITIONS                  DATE 16-DEC-97

Project: THE RESORT @ SUMMERLIN Estimate No.: N97N012
Location: SUMMERLIN PARKWAY     Bids Due:  SEPT. 23, 1997       Reviewed:
                                                                         ---
Architect: PAUL STEELMAN LTD.   Owner:  THE RESORT @ SUMMERLIN  Checked:
                                                                         ---
                 **************LOW-RISE & TOWER 1**************

========================================================================================================
  Code     Item                        Quantity    Labor   Material   Time    Labor    Material    Total
          Fringe Benefits-Meals        $         @     %                                     0         0
                                        --------  -----

01-73-00  TAXES, PERMITS & LICENSES
          Sales Tax (Direct & Indirec  $ 840,831   7.00%                                58,858    58,858
          State Business & Occup Tax   $         @     %                                                            0         0
                                        --------  -----
          City Business & Occup Tax    $         @     %                                   500       500
                                        --------  -----
          Other Taxes                                                                        0         0
          Building Permits                                                                   0         0
          Other Permits                                                                      0         0
          Licenses                                                                         350       350

01-74-00  BANKING & FINANCE COST                                                                       0

01-75-00  EMPLOYEE EXPENSE
          Relocating Expense               7,500      4                                10,000     10,000
          Temp Living Expense              2,500      4                                10,000     10,000
          Executive Travel                   300     13                                 3,900      3,900
                                                                       ----------------------------------
        TOTAL Indirect & General Expense                                  1,992,800   944,439  2,937,240

          Safety Bonus (>5MM=5K, 5-20MM=10K, 20-50MM=15K, >50MM=25K)                              25,000
                                                                       ----------------------------------
          COST Including Indirect & General Expense                       1,992,800   944,439  2,962,240

          Preconstruction Costs                                                                        0
                                                                                               ---------
          COST Including Indirect & General Expense                                            2,962,240
                                                                                               =========

01-78-10  ESCALATION
          Field Staff Wage Raises       2.75%                                                     38,070
          Material                      0.00%                                                          0
          Overtime                      0.00%                                                          0

01-78-20  CONTINGENCY                      0%                                                          0
                                                                                               ---------

          TOTAL AMOUNT                                                                         3,000,309
                                                                                               =========
           LATE CHANGES (Plus or Minus)
                                                                                               ---------
           ADJUSTED TOTAL AMOUNT                                                               3,300,309
                                                                                               =========


PAGE 1                                            GENERAL CONDITIONS                                          DATE: 16-Dec-97
Project:   THE RESORT @ SUMMERLIN         Estimate No.:                           N97N012
Location:  SUMMERLIN PARKWAY              Bide Due:                            SEPT. 23, 1997               Received:________
Architect: PAUL STZELMAN LTD.             Owner:                            THE RESORT @ SUMMERLIN            Checked: ________

                                             ************ TOWER II ************
===================================================================================================================================
CODE         ITEM                        QUANTITY       LABOR     MATERIAL       TIME         LABOR       MATERIAL            TOTAL
===================================================================================================================================
          FIELD STAFF SALARIES & WAGES
01-10-10  SUPERVISION-ADMINISTRATION
           Construction Manager             1         10,000.00                     1         10,000          0              10,000

          SUPERVISION-CONSTRUCTION
           Project Manager                  1          8,000.00                     3         24,000          0              24,000
           Project Superintendent           1          7,500.00                     3         22,500          0              22,500
           Ass't Superintendent             1          5,000.00                    12         60,000          0              60,000
           Area Superintendent (2nd Sh)     1          6,500.00                     7         45,500          0              45,500
           Craft Superintendents            1                                       1              0-         0                   0
           Mech & Elect Coord/Supt          1                                       1              0          0                   0

01-10-20  OFFICE MGT & CLERKS
           Field Office Manager             1          4,500.00                     3         13,500          0              13,500
           Accountant & Paymaster           1                                       1              0          0                   0
           Timekeepers, Clerks              1          1,500.00                     3          4,500          0               4,500
           Secretarys & Stenos              1          1,200.00                     3          3,600          0               3,600
           Secretary/Accountant             1                                       1              0          0                   0

01-10-30  ENGINEERING
           Project Engineer                 1          6,250.00                     3         18,750          0              18,750
           Office/Cost Engrs                1          4,000.00                    12         48,000          0              48,000
           Field Engineers                  1          4,750.00                     6         28,500          0              28,500
           Chief Office Engineer            1                                       1              0          0                   0
           Instrument Men                   1                                       1              0          0                   0
           Rodmen                           1                                       1              0          0                   0
           Mach & Elect Engrs               1          5,000.00                     2         10,000          0              10,000
           Draftsmen & Clerks               1                                       1              0          0                   0

01-10-40  SAFETY & INDUSTRIAL RELATIONS
           Regional Safety Supervisor       1                                       1              0          0                   0
           Safety Inspector (IF>20404)      1          5,000.00                     2         10,000          0              10,000
           Nurse, First Aid Attend.         1                                       1              0          0                   0
           Industrial Relations Supv        1                                       1              0          0                   0

01-10-50  QUALITY ASSURANCE
           Q.A. Engineers                   1          4,500.00                     2          9,000          0               9,000
           Lab Technicians                  1                                       1              0          0                   0

01-10-60  PROCUREMENT - JOB
           Purchasing Agent                 1          5,000.00                     2         10,000          0              10,000
           Expeditor                        1                                       1              0          0                   0

01-10-70  WAREHOUSING SUPERVISOR
           Warehouse Supervisor             1                                       1              0          0                   0
           Clerks                           1                                       1              0          0                   0
-----------------------------------------------------------------------------------------------------------------------------------
          Subtotal Field Staff                                                               317,850          0             317,850
===================================================================================================================================

PAGE 2                         GENERAL CONDITIONS                DATE: 16-Dec-97



Project:   THE RESORT @ SUMMERLIN            Estimate No:        N97N012
Location:  SUMMERLIN PARKWAY                 Bids Due:        SEPT. 23, 1997
Architect: PAUL STEELMAN LTD.                Owner:       THE RESORT @ SUMMERLIN

                                                                 Received ______
                                                                 Checked  ______

                                                       TOWER II
=================================================================================================================================
  Code                 Item                  Quantity        Labor        Material     Time        Labor      Material     Total
=================================================================================================================================
01-21-00 CLEANUP
         Continuous Cleanup                    2           2,800.00                     12         67,200           0      67,200
         Trash Bin Rent                        1                          1,500.00      12              0      18,000      18,000
         Trash Bin Haul                        1                          1,500.00      12              0      18,000      18,000
         Trash Chutes, Hoppers                 1                                         1              0           0           0
         Final Cleanup & Move Out         38,000                              0.12       1              0      45,600      45,600
         Clean Glass & Metal                   1                                         1              0           0           0
01-22-00 SAFETY CONSTRUCTION
         Safety Rail & Barricde-Bldg      15,800               1.00           1.00       1         15,800      15,800      31,600
         Sidewalk Barricades                   1                                         1              0           0           0
         Sidewalk & Street Rental              1                                         1              0           0           0
         Ladders & Stairs                      1                          1,000.00       4              0       4,000       4,000
         Doors & Landings & Towers             1                                         1              0           0           0
         Rainwear, HardHats, ProtGear          1                            500.00       1              0         500         500
01-23-00 TESTING & CONSULTING
         Test Boring, Soil Tests               1                                         1              0           0           0
         Concrete Tests                        1                                         1              0           0           0
         Outside Consulting Services           1                                         1              0           0           0
         Survey - Initial & Final              1                          35,000.00      1              0      35,000      35,000
         CPM Schedule Set-Up                   1 IN-HOUSE                                1              0           0           0
         CPM Schedule Updates                  1 IN-HOUSE                                1              0           0           0

01-24-00 Warehousing & Handling Matls          1                                         1              0           0           0

01-25-00 WEATHER PROTECTION
         Protection From Elements              1                           5,000.00      1              0       5,000       5,000
         HVAC for Perm Bldgs-Install           1                                         1              0           0           0
         HVAC Fuel & Operators                 1                                         1              0           0           0

01-27-00 PERSONNEL TRANSPORTATION              1                                         1              0           0           0

01-30-00 TEMPORARY FACILITIES & UTILITIES
         Job Office                            1                           1,750.00      2              0       3,500       3,500
         Owner/Arhcitect's Office              1                           1,000.00      2              0       2,000       2,000
         Supplement Const for Traile           1                                         1              0           0           0
         Tool House & Area Shacks              1                                         1              0           0           0
         Change Houses                         1                                         1              0           0           0
         Saw Sheds, etc.                       1                                         1              0           0           0
         Warehouses                            1                                         1              0           0           0
         Rent, Buildings & Land                1                                         1              0           0           0
         Fab Facilities                        1                                         1              0           0           0
01-32-00 TEMP CONST UTILITIES
         Power&Lights, Install-Bldg            1                                         1              0           0           0
         Power&Lights, Install-Securi          1                                         1              0           0           0
         Power&Lights, Install-Cranes          1                                         1              0           0           0
         Power&Lights, Consumption             1                           5,500.00      3              0      16,500      16,500

Page 3                        GENERAL CONDITIONS                Date 16-Dec-97

Project: THE RESORT @ SUMMERLIN   Estimate NO.: N97N012
Location: SUMMERLIN PARKWAY     Bids Date: SEPT. 23, 1997    Reviewed:_______
Architect: PAUL STEELMAN LTD    Owner: THE RESORT @ SUMMERLIN  Checked: _______

                                                  TOWER II
============================================================================================================================
Code      Item                                  Quantity      Labor      Material     Time      Labor   Material       Total
============================================================================================================================
          Gas Lines & Storage                       1                                   1         0          0             0
          Air Lines & Storage                       1                                   1         0          0             0
          Water - Installation                      1                     2,000.00      1         0      2,000         2,000
          Water Coolers ex Barrels                  1                      1000.00      1         0      1,000         1,000
          Water - Consumption                       1                       500.00      2         0      1,000         1,000
          Water - Ice & Cups                        1                       750.00      2         0      1,500         1,500
          Water Boys & Janitors                     1        975.00                     2     1,950          0         1,950
          Construction Water                        1                     1,000.00      2         0      2,000         2,000
          HVAC for Temp Bldg                        1                                   1         0          0             0
          Sanitary Fac - Installation               1                                   1         0          0             0
          Sanitary Fac-Opr & Supplies               1                                   1         0          0             0
          Sanitary Fac - Rental                     1                       120.00     13         0     12,480        12,480

01-33-00 FIELD OFFICE OPERATION
          General Office Supplies                   1                       350.00      3         0      1,050         1,050
          Engineering Supplies                      1                                   1         0          0             0
          Batterboards & Layout Matls               1                                   1         0          0             0
          Office Machines                           1                     2,000.00      1         0      2,000         2,000
          Copy Machines                             1                       525.00      3         0      1,575         1,575
          Furniture                                 1                     3,000.00      1         0      3,000         3,000
          Telephone Purchase & Instal               1                     1,000.00      1         0      1,000         1,000
          Telephone Use                             1                     2,000.00      3         0      6,000         6,000
          Telecopy                                  1                     1,500.00      1         0      1,500         1,500
          Radio Communications                      1                     3,000.00      1         0      3,000         3,000
          Postage & Fees                            1                     1,000.00      3         0      3,000         3,000
          Computers for Payroll, Actg in Summary                                        1         0          0             0
          Misc Computer Equip                       1                     1,250.00      3         0      3,750         3,750
          Blueprinting & Photostats                 1                     3,000.00      1         0      3,000         3,000
          Extra Plans & Secs                        1                       750.00      5         0      3,750         3,750
          Progress Photos                           1                       300.00      3         0        900           900
          Job Signs                                 1         500.00      1,000.00      1       500      1,000         1,000
          Job Related Travel                        1                     1,000.00      2         0      2,000         2,000
          Owner's Rep Equip/Supplies                1                                   1         0          0             0

01-34-00 SECURITY & FIRE PROTECTION
          Security Fence & Gates                1,500                         2.75      1         0      4,125         4,125
          Guard Service                             1                     5,500.00      3         0     16,500        16,500
          Guards                                    1                                   1         0          0             0
          Security Traffic Control                  1                     5,000.00      1         0      5,000         5,000
          Fire Protection-Risers & Ho               1                                   1         0          0             0
          Extinquishers/Barrels                     1                       500.00      3         0      1,500         1,500

01-35-00  TEMP ROADS & HARDSTANDS
          Construction                          3,650           2.00          2.00      1     7,300      7,300        14,600
          Temp Maint & Snow Removal                 1                                   1         0          0             0
          Railroad Siding                           1                                   1         0          0             0

01-37-00  MEDICAL
          Drug Testing                              3                        50.00      1         0        150           150
          First Aid Mat'ls & Supplies               1                       175.00      3         0        525           525

PAGE 4                    GENERAL CONDITIONS                     DATE  16-Dec-97

Project:  THE RESORT @ SUMMERLIN  Estimate No   :    N97N012       Reviewed:____
Location:  SUMMERLIN PARKWAY    Bids Due:       SEPT. 23, 1997     Checked: ____
Architect:  PAUL STEELMAN LTD.  Owner:       THE RESORT @ SUMMERLIN
                             *******TOWER II*******

====================================================================================================================================
Code         Item             Quantity           Labor         Material         Time           Labor          Material         Total
====================================================================================================================================
01-38-00 Legal Expense               1                                             1               0                 0             0
------------------------------------------------------------------------------------------------------------------------------------
         Subtotal Indirect Const Support                                                      92,750            255,705      348,455
====================================================================================================================================
         CONSTRUCTION EQUIPMENT

01-42-20 HAULING, TRANSPORTATION                                 550.00            3               0              1,650        1,650
           Proj Mgr Auto             1                           500.00            3               0              1,500        1,500
           Pickups                   1
           2 Ton Truck               1                           800.00            3               0              2,400        2,400

         MISCELLANEOUS
           Transits, Levels,
             Rods, etc               1                         2,000.00            1               0              2,000        2,000
           Lasers                    1                                             1               0                  0            0

         EQUIPMENT REPAIRS
           Repairs by Our Mechanics  1                                             1               0                  0            0
           Repairs - Outside         1                                             1               0                  0            0
           Fuel, Oil & Grease        1                           300.00            9               0              2,700        2,700
           Tires                     1                                             1               0                  0            0

01-43-00 Small Tools & Expendables   1                         7,500.00            1               0              7,500        7,500
------------------------------------------------------------------------------------------------------------------------------------
         Subtotal Equipment                                                                        0             17,750       17,750
====================================================================================================================================

         SUMMARY: INDIRECT & GENERAL EXPENSE   (Before Taxes, Insurances, etc from below)
         Subtotal Field Staff Salaries                                                       317,850                  0      317,850

         Subtotal Indirect Const Services                                                     92,750            255,705      348,455

         Subtotal Equipment                                                                        0             17,750       17,750

------------------------------------------------------------------------------------------------------------------------------------
         Subtotal Indirect & General Expense                                                 410,600            273,455      684,055
====================================================================================================================================


01-70-00 INSURANCE, TAXES, FRINGES, PERMITS
          Insurance-Builders Risk             $_________@_______%            0.00065                                  0            0
          Ins-Vehicle PL & PD                     INCL W/G.L.                                                    W/G.L.       W/G.L.
          Ins-Perm Equip Install'n            $_________@_______%                                                     0            0
          Ins-Perm Equip Install'n            $_________@_______%                                                     0            0
          Ins-Other                           $_________@_______%                                                     0            0
          Ins-Umbrella                        $            ON SPREADSHEET    0.00200                                  0            0
          Ins-General Liability               $            ON SPREADSHEET    0.00380                                  0            0

01-72-00  P/R TAX, INS.
          (PICA,SUI,FUI,WC,GL), FRINGES

          Indirect Labor Manual               $   92,750   51.00%                             47,303                          47,303
          Indirect Labor-Noc Manual           $  317,850   32.00%                            101,712                         101,712
          Fringe Benefits-parking             $_________@_______%                                                     0            0

PAGE 5                         GENERAL CONDITIONS                DATE: 16-DEC-97


Project:  THE RESORT @ SUMMERLIN   Estimate No.:  N97N012
Location:  SUMMERLIN PARKWAY       Bids Due:  SEPT. 23, 1997      Reviewed: ____
Architect:  PAUL STEELMAN LTD.     Owner: THE RESORT @ SUMMERLIN  Checked:  ____
                           *********TOWER II********

==================================================================================================================================
  Code              Item                      Quantity   Labor     Material       Time      Labor     Material       Total
==================================================================================================================================
            Fringe Benefits-Meals             $_______ @_____%                                               0            0

01-73-00  TAXES, PERMITS & LICENSES
            Sales Tax (Direct & Indirect      $273,455  7.00%                                           19,142       19,142
            State Business & Occup Tax        $_______@_____%                                                0            0
            City Business & Occup Tax         $_______@_____%                                              500          500
            Other Taxes                                                                                      0            0
            Building Permits                                                                                 0            0
            Other Permits                                                                                    0            0
            Licenses                                                                                       350          350

01-74-00  BANKING & FINANCE COST                                                                                          0

01-75-00  EMPLOYEE EXPENSE
            Relocating Expense                   7,500     4                                            10,000       30,000
            Temp Living Expense                  2,500     4                                            10,000       10,000
            Executive Travel                       300    13                                             3,900        3,900
                                                                                --------------------------------------------------
          TOTAL Indirect & General Expense                                                  559,615    337,347      896,961

            Safety Bonus (>5MM=5K, 5-20MM=10K, 20-50MM=15K, >5CMM=25K)                                               25,000
                                                                                --------------------------------------------------
            COST Including Indirect & General Expense                                       559,615    337,347      921,961

            Preconstruction Costs                                                                                         0
                                                                                                                 -----------------
            COST Including Indirect & General Expense                                                               921,961
                                                                                                                 =================

01-78-10  ESCALATION
            Field Staff Wage Raises              3.00%                                                                9,526
            Material                             0.00%                                                                    0
            Overtime                             5.20%                                                               29,100

01-78-20  CONTINGENCY                               0%                                                                    0
                                                                                                                  ----------------
          TOTAL AMOUNT                                                                                              960,597
                                                                                                                  ================
            LATE CHANGES (Plus or Minus)
                                                                                                                  ----------------
            ADJUSTED TOTAL AMOUNT                                                                                   960,597
                                                                                                                  ================

PAGE 1                   GENERAL CONDITIONS                  DATE: 16-DEC-97

Project: THE RESORT PRKG STRUCT
Location: LAS VEGAS, NEVADA     Bids Due:  MARCH 12, 1997       Reviewed:
                                                                         ---
Architect: KRACOR-DESIGN/BUILD   Owner: SEVEN CIRCLE RESORTS, INC. Checked:
                                                                           ---
                 **************PARKING STRUCTURE**************

==========================================================================================================
  Code     Item                        Quantity    Labor   Material   Time    Labor    Material    Total
          FIELD STAFF SALARIES & WAGES

01-10-10  SUPERVISION - ADMINISTRATIVE
           Construction Manager              1                         1          0         0           0

          SUPERVISION - CONSTRUCTION
           Project Manager/P.E.              1    7,500.00             5     22,500         0      22,500
           Superintendent                    1    4,500.00             5     22,500         0      22,500
           General Superintendent            1    7,500.00             2     15,000         0      15,000
           Area Superintendents              1                         1          0         0           0
           Craft Superintendents             1                         1          0         0           0
           Mech & Elect Coord/Supt           1                         1          0         0           0

01-10-20  OFFICE MGT & CLERKS
           Field Office Manager              1                         1          0         0           0
           Accountanting L.A.                1    1,250.00             5      6,250         0       6,250
           Timekeepers, Clerks               1                         1          0         0           0
           Secretary P.T.                    1    1,000.00             5      5,000         0       5,000
           Secretary/Accountant              1                         1          0         0           0

01-10-30  ENGINEERING
           Project Engineer                  1                         1          0         0           0
           Office/Cost Engrs                 1                         1          0         0           0
           Field Engineers                   1                         1          0         0           0
           Chief Office Engineer             1                         1          0         0           0
           Instrument Men                    1                         1          0         0           0
           Rodmen                            1                         1          0         0           0
           Mech & Elect Engrs                1                         1          0         0           0
           Draftsmen & Clerks                1                         1          0         0           0

01-10-40  SAFETY & INDUSTRIAL RELATIONS
           Regional Safety Supervisor        1                         1          0         0           0
           Safety Inspector (IF>20MM)        1                         1          0         0           0
           Nurse, First Aid Attend.          1                         1          0         0           0
           Industrial Relations Supv         1                         1          0         0           0

01-10-50  QUALITY ASSURANCE
           Q.A. Engineers                    1                         1          0         0           0
           Lab Technicians                   1                         1          0         0           0

01-10-60  PROCUREMENT - JOB
           Purchasing Agent                  1                         1          0         0           0
           Expeditor                         1                         1          0         0           0

01-10-70  WAREHOUSING SUPERVISOR
           Warehouse Supervisor              1                         1          0         0           0
           Clerks                            1                         1          0         0           0
--------------------------------------------------------------------------------------------------------------
         Subtotal Field Staff                                                71,250         0      71,250
==============================================================================================================

PAGE 2                      GENERAL CONDITIONS                   DATE: 16-Dec-97

Project: THE RESORT PRKG STRUCT
Location: LAS VEGAS, NEVADA       Bids Due: MARCH 12, 1997           Reviewed:__
Architect: KRACOR - DESIGN/BUILD  Owner: SEVEN CIRCLE RESORTS, INC.  Checked:___

                        *******PARKING STRUCTURE*******

==========================================================================================================
  Code         Item                      Quantity  Labor      Material   Time   Labor    Material   Total
==========================================================================================================
         INDIRECT CONSTRUCTION SERVICES & SUPPORT
01-21-00 CLEANUP
           Continuous Cleanup                  1   2,800.00                 5   14,000        0     14,000
           Trash Bin Rent                      1                500.00      5        0    2,500      2,500
           Trash Bin Haul                      1                500.00      5        0    2,500      2,500
           Trash Chutes, Hoppers               1                            1        0        0          0
           Final Cleanup & Move Out      273,600                  0.04      1        0    9,576      9,576
           Clean Glass & Metal                 1                            1        0        0          0

01-22-00  SAFETY CONSTRUCTION
           Safety Rail & Barricde-Bldg     4,300       1.00       1.00      1    4,300    4,300      8,600
           Sidewalk Barricades                 1                            1        0        0          0
           Sidewalk & Street Rental            1                            1        0        0          0
           Ladders & Stairs                    1              1,000.00      1        0    1,000      1,000
           Doors & Landings @ Towers           1                            1        0        0          0
           Rainwear, HardHats, ProtGear        1                125.00      1        0      125        125

01-23-00  TESTING & CONSULTING
           Test Boring, Soil Tests             1                            1        0        0          0
           Concrete Tests                      1                            1        0        0          0
           Outside Consulting Services         1                            1        0        0          0
           Survey - Initial & Final            1              7,500.00      1        0    7,500      7,500
           CPM Schedule Set-Up                 1                            1        0        0          0
           CPM Schedule Updates                1                            1        0        0          0

01-24-00  Warehousing & Handling Mtls          1                            1        0        0          0

01-25-00  WEATHER PROTECTION
           Protection From Elements            1                            1        0        0          0
           HVAC for Perm Bldgs-Install         1                            1        0        0          0
           HVAC Fuel & Operators               1                            1        0        0          0

01-27-00  PERSONNEL TRANSPORTATION             1                            1        0        0          0

01-30-00  TEMPORARY FACILITIES & UTILITIES
           Job Offices                         1                750.00      5        0    3,750      3,750
           Inspector's Office                  1                            1        0        0          0
           Supplement Const for Trails         1                            1        0        0          0
           Tool House & Area Shacks            1              1,400.00      1        0    1,400      1,400
           Change Houses                       1                            1        0        0          0
           Saw Sheds, etc.                     1                            1        0        0          0
           Warehouses                          1                            1        0        0          0
           Rent, Buildings & Land              1         BY SUB             1        0        0          0
           Fab Facilities                      1                            1        0        0          0

01-32-00  TEMP CONST UTILITIES
           Power&Lights, Install-Bldg          1                            1        0        0          0
           Power&Lights, Install-Securi        1                            1        0        0          0
           Power&Lights, Install-Cranes        1                            1        0        0          0
           Power&Ligts-Consumption             1                400.00      5        0    2,000      2,000

PAGE 3              GENERAL CONDITIONS                DATE: 16-Dec-97

Project: THE RESORT PRKG STRUCT
Location: LAS VEGAS, NEVADA     Bids Due: MARCH 12, 1997           Reviewed: ___
Architect: KRACOR-DESIGN/BUILD  Owner: SEVEN CIRCLE RESORTS, INC.  Checked: ____

                        *******PARKING STRUCTURE*******

--------------------------------------------------------------------------------------------------------
Code      Item                           Quantity  Labor     Material   Time   Labor   Material   Total
--------------------------------------------------------------------------------------------------------
          Gas Lines & Storage                1                           1         0        0         0
          Air Lines & Storage                1                           1         0        0         0
          Water - Installation               1               BY SUB                0        0         0
          Water Coolers or Barrels           1               300.00      1         1      300       300
          Water - Consumption                1               235.00      5         0    1,175     1,175
          Water - Ice & Cups                 1               500.00      5         0    2,500     2,500
          Water Boys & Janitors              1     975.00                5     4,875        0     4,875
          Construction Water                 1               200.00      5         0    1,000     1,000
          HVAC for Temp Bldg                 1                           1         0        0         0
          Sanitary Fac - Installation        1                           1         0        0         0
          Sanitary Fac-Opr & Supplies        1                60.00      5         0      300       300
          Sanitary Fac - Rental              2               120.00      5         0    1,200     1,200

01-33-00  FIELD OFFICE OPERATION
          General Office Supplies            1               250.00      5         0    1,250     1,250
          Engineering Supplies               1                           1         0        0         0
          Batterboards & Layout Matls        1                           1         0        0         0
          Office Machines                    1               650.00      1         0      650       650
          Copy Machines                      1               400.00      5         0    2,000     2,000
          Furniture                          1             1,650.00      1         0    1,650     1,650
          Telephone Purchase & Instal        1               800.00      1         0      820       800
          Telephone Use                      1               875.00      5         0    4,375     4,375
          Telecopy                           1               750.00      1         0      750       750
          Radio Communications               1             2,500.00      1         0    2,500     2,520
          Postage & Fees                     1               375.00      5         0    1,875     1,875
          Computers for Payroll, Actg        1             1,725.00      5         0    8,625     8,625
          Misc Computer Equip                1               675.00      5         0    3,375     3,375
          Blueprinting & Photostats          1             3,000.00      1         0    3,000     3,000
          Extra Plans & Specs                1               250.00     10         0    2,500     2,500
          Progress Photos                    1               300.00      5         0    1,500     1,500
          Job Signs                          1     450.00  1,500.00      1       450    1,500     1,950
          Job Related Travel                 1                           1         0        0         0
          Owner's Rep Equip/Supplies         1                           1         0        0         0

01-34-00  SECURITY & FIRE PROTECTION
          Security Fence & Gates         1,600                 2.50      1         0    4,000     4,000
          Guard Service/Guard Dogs           1                           1         0        0         0
          Guards                             1                           1         0        0         0
          Security Traffic Control           1                           1         0        0         0
          Fire Protection-Risers & Ho        1                           1         0        0         0
          Extinguishers/Barrels              1               350.00      1         0      350       350

01-35-00  TEMP ROADS & HARDSTANDS
          Construction                       1                           1         0        0         0
          Temp Maint & Snow Removal          1                           1         0        0         0
          Railroad Siding                    1                           1         0        0         0

01-37-00  MEDICAL
          Drug Testing                       6                50.00      1         0      300       300
          First Aid Mat'ls & Supplies        1               175.00      5         0      875       875

PAGE 4                   GENERAL CONDITIONS                    DATE: 16-DEC-97

Project: THE RESORT PRKG STRUCT
Location: LAS VEGAS, NEVADA     Bids Due:  MARCH 12, 1997         Reviewed:
                                                                           ---
Architect: KRACOR-DESIGN/BUILD   Owner:SEVEN CIRCLE RESORTS, INC.   Checked:
                                                                           ---
                 **************PARKING STRUCTURE**************

==========================================================================================================
  Code     Item                        Quantity    Labor   Material   Time    Labor    Material    Total
01-38-00  Legal Expense                      1                         1            0          0         0
----------------------------------------------------------------------------------------------------------
          Subtotal Indirect Const Support                                      23,625     83,001   106,626
==========================================================================================================
          CONSTRUCTION EQUIPMENT

01-42-20  HAULING, TRANSPORTATION
           Proj Mgr Auto                     1              550.00     5            0      1,650     1,650
           Pickups                           1              500.00     7            0      3,500     3,500
           2 Ton Truck                       1         W/CONC          1            0          0         0

          MISCELLANEOUS
           Transits,Levels,Rods,etc          1            2,000.00     1            0      2,000     2,000
           Lasers                            1                         1            0          0         0

          EQUIPMENT REPAIRS
           Repairs by Our mechanics          1                         1            0          0         0
           Repairs - Outside                 1                         1            0          0         0
           Fuel, Oil & Grease                1              100.00    12            0      3,600     3,600
           Tires                             1                         1            0          0         0

01-43-00  Small Tools & Expendables          1            3,000.00     1            0      3,000     3,000
----------------------------------------------------------------------------------------------------------
          Subtotal Equipment                                                        0     13,750    13,750
==========================================================================================================

          SUMMARY: INDIRECT & GENERAL EXPENSE     (Before Taxes, Insurances, etc from below)

          Subtotal Field Staff Salaries                                        71,250          0    71,250

          Subtotal Indirect Const Services                                     23,625     83,001   106,626

          Subtotal Equipment                                                        0     13,750    13,750
----------------------------------------------------------------------------------------------------------
          Subtotal Indirect & General Expense                                  94,875     96,751   191,626
==========================================================================================================

01-70-00  INSURANCE, TAXES, FRINGES, PERMITS
           Insurance-Builders Risk      $              @        %     0.00065                  0         0
                                         ------------    -------
           Ins-vehicle PL & PD            INCL  W/G.L.                                     W/G.L.    W/G.L.
           Ins-Perm Equip Install'n     $              @        %                              0         0
                                         ------------    -------
           Ins-Perm Equip Install'n     $              @        %                              0         0
                                         ------------    -------
           Ins-Other                    $              @        %                              0         0
                                         ------------    -------
           Ins-Umbrella                 $                   ON SPREADSHEET  0.00200            0         0
           Ins-General Liability        $                   ON SPREADSHEET  0.00380            0         0

01-72-00  P/R TAX. INS. (FICA, SUI, FUI, WC, GL), FRINGES
           Indirect Labor Manual        $     23,625       51.00%            12.049                 12,049
           Indirect Labor-Non Manual    $     71,250       42.00%            29,925                 29,925
           Fringe Benefits-Parking      $              @        %                              0         0
                                         ------------    -------

PAGE 5                      GENERAL CONDITIONS                   DATE: 16-Dec-97

Project: THE RESORT PRKG STRUCT
Location: LAS VEGAS, NEVADA       Bids Due: MARCH 12, 1997           Reviewed:__
Architect: KRACOR - DESIGN/BUILD  Owner: SEVEN CIRCLE RESORTS, INC.  Checked:___

                        *******PARKING STRUCTURE*******

==========================================================================================================
  Code         Item                      Quantity  Labor      Material   Time   Labor    Material   Total
==========================================================================================================
          Fringe Benefits-Meals          $       @        %                                    0          0
01-73-00  TAXES, PERMITS & LICENSES
           Sales Tax (Direct & Indirect  $48,376      7.50%                                3,628      3,628
           State Business & Occup Tax    $       @        %                                    0          0
           City Business & Occup Tax     $       @        %                                  500        500
           Other Taxes                                                                         0          0
           Building Permits                                                                    0          0
           Other Permits                                                                       0          0
           Licenses                                                                          350        350

01-74-00  BANKING & FINANCE COST                                                                          0

01-75-00  EMPLOYEE & EXPENSE                                                                              0
           Relocating Expense                  1     8,000                                 8,000      8,000
           Temp Living Expense                                                                 0          0
           Executive Travel                                                                    0          0
                                                                                ---------------------------
          TOTAL Indirect & General Expense                                      136,849  109,229    246,078

           Safety Bonus (>5MM=5K,  5-20MM=10K,  20-50MM=15K,  >50MM=25K)                             10,000
                                                                                ---------------------------
           COST Including Indirect & General Expense                            136,849  109,229    256,078

           Preconstruction Costs                                                                          0
                                                                                                    -------
           COST Including Indirect & General Expense                                                256,078
                                                                                                    =======
01-78-10  ESCALATION
           Field Staff Wage Raises         0.00%                                                          0
           Material                        0.00%                                                          0
           Overtime                        0.00%                                                          0

01-78-20  CONTINGENCY                         0%                                                          0
                                                                                                    -------
          TOTAL AMOUNT                                                                              256,078
                                                                                                    =======

           LATE CHARGES (Plus or Minus)
                                                                                                    -------
           ADJUSTED TOTAL AMOUNT                                                                    256,078
                                                                                                    =======

                                   EXHIBIT 3

Two control sets of construction and specification documents will be initialed by the parties within 20 days of the date of this Agreement and shall be the controlling sets for both parties.

                                   EXHIBIT 4

Contractor acknowledges receipt of one set of FF & E specifications, dated December 10th, 1997.
Two control sets of the interior FF & E specifications will be initialed by the parties within 20 days of the date of this Agreement and shall be the controlling sets for both parties.

                                   [PS LOGO]


                               PAUL STEELMAN LTD.
                             ARCHITECTURE PLANNING
                  3330 W. DESERT INN RD.   LAS VEGAS, NV 89102
                  (702) 873-0221            FAX (702) 367-3565



                                  TRANSMITTAL
                                  -----------

DATE: November 19, 1997                           ----------------------------
                                                  Received By

TO:   J.A. Jones Construction
      1050 E. Flamingo Road, Ste. E217
      Las Vegas, NV 89119
      ATTN: Buck Bond

RE: T.M.I. Summerlin             PRJ (S): 95255             FILE#: 01023

--------------------------------------------------------------------------------
DESCRIPTION:

   Reproducible Dwgs.      Prints                   X Specifications     Samples
---                     ---                        ---                ---
   Shop Drawings           Clarification Sketches     Correspondence
---                     ---                        ---
   Use on Project          Other Submittal
---                     ---

--------------------------------------------------------------------------------
FOR:

   (Stamped As:)
   Bid Documents              Agency Submittal           Consultant Coordination
---                       ---                         ---
   Field Clarification       Design, Review & Approval   Per Your Request
---                       ---                         ---
 X Issued for Construction   Permits/Agency Approval     Approval
---                       ---                         ---
   Review & Comment          Resubmission                Your Files
---                       ---                         ---
   Other:
---

--------------------------------------------------------------------------------
SENT VIA:

   UPS (Overnight)      UPS (Ground)       Delivery Service     First Class Mail
---                  ---                ---                  ---
   UPS (2nd Day Air)    Federal Express  X Hand Deliver
---                  ---                ---
   UPS (Saturday)       Delta Dash         Pick Up
---                  ---                ---

--------------------------------------------------------------------------------
REMARKS:

Mr. Bond:
Attached you will find four boxes containing the specifications from our office for contractor supplied/contractor installed items. If you have any questions concerning these finishes, please feel free to contact me directly.

--------------------------------------------------------------------------------
Automatic CC Files:     Stick Set
                     ---
                        Record Drawer
                     ---
                      x Job File/Louis DeSantis
                     ---


SENT BY:    Darla Real
cc:   Ethan Nelson
      Clay Markham
      Sean Tanner

                            INTERIOR SPECIFICATIONS
                              FOR FF & E FINISHES
                          T.M.I. SUMMERLIN, LAS VEGAS


                          ISSUED FOR CONTRACT 12-10-97

VOL. 1   SERIES 0-99   BACK OF HOUSE

VOL. 2   SERIES 100    TYPICAL KING OR QUEEN ROOM (SCHEME 1)
         SERIES 200    TYPICAL KING OR QUEEN ROOM (SCHEME 2)
         SERIES 300    CORRIDOR
         SERIES 400    TYPICAL KING OR QUEEN ROOM (SCHEME 3)
         SERIES 500    TYPICAL KING OR QUEEN ROOM (SCHEME 4)
         SERIES 600    OUTDOOR

VOL. 2A  SERIES 700    EXECUTIVE OFFICES

VOL. 3   SERIES 1000   LOBBY, REGISTRATION AND CORRIDORS
         SERIES 1100   BUSINESS CENTER & MEETING ROOMS
         SERIES 1200   HOTEL RESTAURANT

VOL. 4   SERIES 1300   RESTROOMS
         SERIES 1400   BALLROOM & CONFERENCE CENTER
         SERIES 1600   RETAIL CORRIDOR
         SERIES 1700   BUFFET
         SERIES 1900   PUTTERS LOUNGE

VOL. 5   SERIES 2000   CASINO
         SERIES 2100   CASINO BAR
         SERIES 2200   SPORTS LOUNGE

VOL. 6   SERIES 2300   ENTERTAINMENT LOUNGE
         SERIES 2400   HIGH LIMIT SLOTS
         SERIES 2500   HIGH LIMIT TABLES

VOL. 7   SERIES 3000   HAIR SALON
         SERIES 3100   RETAIL
         SERIES 3200   EXERCISE ROOM & SPA

                            INTERIOR SPECIFICATIONS
                               FOR FF&E FINISHES
                          T.M.I. SUMMERLIN, LAS VEGAS

VOL. 8    SERIES 4100    BOARDROOM
          SERIES 4200    SUITES C - HANDICAPPED
          SERIES 4300    SUITES C1
          SERIES 4400    SUITES D

VOL. 9    SERIES 4500    SUITES E
          SERIES 4600    SUITES E1 - HOSPITALITY SUITE
          SERIES 4700    SUITES F

VOL. 10   SERIES 4800    SUITES G (PRESIDENTIAL)
          SERIES 4900    SUITES J

VOL. 11   SERIES 5000    HOTEL 2/CASINO LINK
          SERIES 5100    HOTEL 2 LOBBY

                                   EXHIBIT 5

TWO CONTROL SETS OF CONSTRUCTION AND SPECIFICATION DOCUMENTS WILL BE INITIALED BY THE PARTIES WITHIN 20 DAYS OF THE DATE OF THIS AGREEMENT AND SHALL BE THE CONTROLLING SETS FOR BOTH PARTIES.

                                   EXHIBIT 6

                                     [LOGO]
              GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION
                      CONSTRUCTION MANAGER-ADVISER EDITION

                   AIA DOCUMENT A201/CMa - ELECTRONIC FORMAT
------------------------------------------------------------------------------
THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY
IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

Copyright 1975, 1980, copyright 1992 by The American Institute of Architects, 1735 New York Avenue N.W., Washington, D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.
------------------------------------------------------------------------------
                               TABLE OF ARTICLES

1.   GENERAL PROVISIONS

2.   OWNER

3.   CONTRACTOR

4.   ADMINISTRATION OF THE CONTRACT

5.   SUBCONTRACTORS

6.   CONSTRUCTION BY OWNER OR BY OTHER CONTRACTORS

7.   CHANGES IN THE WORK

8.   TIME

9.   PAYMENTS AND COMPLETION

10.  PROTECTION OF PERSONS AND PROPERTY

11.  INSURANCE AND BONDS

12.  UNCOVERING AND CORRECTION OF WORK

13.  MISCELLANEOUS PROVISIONS

14.  TERMINATION OR SUSPENSION OF THE CONTRACT

------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 ELECTRONIC FORMAT A201/CMa-1992
USER DOCUMENT: FORM -- 12/20/1997. AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- PAGE #1

                                     INDEX

ACCEPTANCE OF NONCONFORMING WORK                          9.6.6, 9.9.3, 12.3
Acceptance of Work                       9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3
ACCESS TO WORK                                             3.16, 6.2.1, 12.1
Accident Prevention                                                4.6.6, 10
Acts and Omissions                 3.2.1, 3.2.2, 3.3.2, 3.12.8, 3.18, 4.6.6,
                     4.6.2, 4.7.9, 8.3.1, 10.1.4, 10.2.5, 13.4.2, 13.7, 14.1
Addenda                                                          1.1.1, 3.11
ADDITIONAL COSTS, CLAIMS FOR                4.7.6, 4.7.7, 4.7.9, 6.1.1, 10.3
Additional Inspections and Testing               4.6.10, 9.8.2, 12.2.1, 13.5
ADDITIONAL TIME, CLAIMS FOR                 4.7.6, 4.7.8, 4.7.9, 8.3.2, 10.3
ADMINISTRATION OF THE CONTRACT                            3.3.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid                                     1.1.1
Aesthetic Effect                                               4.6.20, 4.9.1
ALLOWANCES                                                               3.8
All-risk Insurance                                                  11.3.1.1
APPLICATIONS FOR PAYMENT                 4.6.9, 7.3.7, 9.2, 9.3, 9.4, 9.5.1,
                        9.6.3, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 11.1.3, 14.2.4
Approvals                    2.4, 3.3.3, 3.5, 3.10.3, 3.12.4 through 3.12.8,
                               3.18.3, 4.6.12, 9.3.2, 11.3.1.4, 13.4.2, 13.5
ARBITRATION                                                 4.5, 4.7.4, 4.9,
                                              8.3.1, 10.1.2, 11.3.9, 11.3.10
ARCHITECT                                                                4.1
Architect, and Certificate of Payment                                  4.6.9
Architect, Definition of                                               4.1.1
Architect, Extent of Authority                  2.4.1, 3.12.6, 4.6.6, 4.7.2,
            5.2, 6.3, 7.1.2, 7.2.1, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.6.3, 9.8.2,
         9.8.3, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility                3.3.3,
                              3.12.8, 3.12.11, 4.6.5, 4.6.6, 4.6.10, 4.6.12,
                            4.6.17, 4.6.19, 4.6.20, 4.7.2, 5.2.1, 7.4, 9.6.4
Architect's Additional Services and Expenses                      2.4, 9.8.2
                            11.3.1.1, 12.2.1, 12.2.4, 13.5.2, 13.5.3, 14.2.4
Architect's Administration
  of the Contract                           4.6, 4.7.6, 4.7.7, 4.8, 9.4, 9.5
Architect's Approvals                                  2.4.1, 3.5.1, 3.10.3,
                                              3.12.6, 3.12.8, 3.18.3, 4.6.12
Architect's Authority to Reject Work           3.5.1, 4.6.10, 12.1.2, 12.2.1
Architect's Copyright                                                    1.3
Architect's Decisions                        4.6.10, 4.6.12, 4.6.18, 4.6.19,
                        4.6.20, 4.7.2, 4.7.6, 4.8.1, 4.8.4, 4.9, 6.3, 8.1.3,
        8.3.1, 9.2, 9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Architect's Inspections                         4.6.5, 4.6.16, 4.7.6, 9.4.3,
                                                  9.8.2, 9.9.2, 9.10.1, 13.5
Architect's Instructions          4.6.10, 4.6.12, 7.4.1, 9.4.3, 12.1, 13.5.2
Architect's Interpretations                            4.6.18, 4.6.19, 4.7.7
Architect's On-Site Observations                        4.6.5, 4.6.9, 4.7.6,
                                                  9.4.3, 9.5.1, 9.10.1, 13.5
Architect's Project Representative                                    4.6.17
Architect's Relationship with Contractor         1.1.2, 3.2.1, 3.2.2, 3.3.3,
      3.5.1, 3.7.3, 3.11, 3.12.8, 3.12.11, 3.16, 3.18, 4.6.6, 4.6.7, 4.6.10,
           4.6.12, 4.6.19, 5.2, 6.2.2, 7.3.4, 9.8.2, 10.1.2, 10.1.4, 10.1.5,
                                                          11.3.7, 12.1, 13.5
Architect's Relationship with Construction Manager             1.1.2, 2.4.1,
               3.12.6, 3.12.8, 4.6.8, 4.6.10, 4.6.14, 4.6.16, 4.6.18, 6.3.1,
           9.7.1, 9.8, 9.9.1, 9.9.2, 9.10.1, 9.10.2, 9.10.3, 12.2.4, 13.5.1,
                                                      13.5.2, 13.5.4, 14.2.4
Architect's Relationship with Subcontractors            1.1.2, 4.6.6, 4.6.7,
                                         4.6.10, 5.3.1, 9.6.3, 9.6.4, 11.3.7
Architect's Representations                             9.4.3, 9.5.1, 9.10.1
Architect's Site Visits                  4.6.5, 4.6.9, 4.6.16, 4.7.6, 9.4.3,
                                           9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Asbestos                                              10.1.2, 10.1.3, 10.1.4
Attorneys' Fees                                       3.18.1, 9.10.2, 10.1.4
Award of Separate Contracts                                            6.1.1
AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR
  PORTIONS OF THE WORK                                                   5.2
BASIC DEFINITIONS                                                        1.1
Bidding Requirements                             1.1.1, 1.1.7, 5.2.1, 11.4.1
BOILER AND MACHINERY INSURANCE                                        11.3.2
Bonds, Lien                                                           9.10.2
Bonds, Performance, and Payment                7.3.6.4, 9.10.3, 11.3.9, 11.4
Building Permit                                                 2.2.3, 3.7.1
CAPITALIZATION                                                           1.4
Certificate of Substantial Completion                                  9.8.2
CERTIFICATES FOR PAYMENT               4.6.8, 4.6.9, 9.3.3, 9.4, 9.5, 9.6.1,
                 9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval              3.12.11, 13.5.4
Certificates of Insurance                              9.3.2, 9.10.2, 11.1.3
CHANGE ORDERS                  1.1.1, 2.4.1, 3.8.2.4, 3.11.1, 4.6.13, 4.7.3,
                   5.2.3, 7.1, 7.2, 7.3.2, 8.3.1, 9.3.1.1, 9.10.3, 11.3.1.2,
                                                      11.3.4, 11.3.9, 12.1.2
Change Orders, Definition of                                           7.2.1
Changes                                                                  7.1
CHANGES IN THE WORK                                 3.11, 4.6.13, 4.6.14, 7,
                                                      8.3.1, 9.3.1.1, 10.1.3
Claim, Definition of                                                   4.7.1
CLAIMS AND DISPUTES                             4.7, 4.8, 4.9, 6.2.5, 8.3.2,
                                              9.3.1.2, 9.3.3, 9.10.4, 10.1.4
CLAIMS AND TIMELY ASSERTION OF CLAIMS                                  4.9.6
CLAIMS FOR ADDITIONAL COST                  4.7.6, 4.7.7, 4.7.9, 6.1.1, 10.3
CLAIMS FOR ADDITIONAL TIME                 4.6.9, 4.7.6, 4.7.8, 4.7.9, 8.3.2
CLAIMS FOR CONCEALED OR UNKNOWN CONDITIONS                             4.7.6
Claims for Damages                                3.18, 4.7.9, 6.1.1, 6.2.5,
                                                      8.3.2, 9.5.1.2, 10.1.4
Claims Subject to Arbitration                            4.7.2, 4.8.4, 4.6.1
CLEANING UP                                                        3.15, 6.3
COMMENCEMENT OF STATUTORY LIMITATION PERIOD                             13.7
Commencement of the Work, Conditions Relating to                2.12, 2.2.1,
------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 ELECTRONIC FORMAT A201/CMa-1992
USER DOCUMENT: FORM -- 12/20/1997. AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- PAGE #2

                              3.2.1, 3.2.2, 3.7.1, 3.10.1, 3.12.6, 4.7.7, 5.2.1,
                                6.2.2, 8.1.2, 8.2.2, 9.2, 11.1.3, 11.3.6, 11.4.1
Commencent of the Work, Definition of                                      8.1.2
Communications, Owner to Architect                                         2.2.6
Communications, Owner to Construction Manager                              2.2.6
Communications Facilitating Contract
     Administration                                          3.9.1  4.6.7, 5.2.1
Completion, Conditions Relating to                             3.11, 3.15, 4.6.5
                  4.6.16, 4.7.2, 9.4.2, 9.8, 9.9.1, 9.10, 11.3.5, 12.2.2, 13.7.1
COMPLETION, PAYMENTS AND                                                       9
COMPLETION, SUBSTANTIAL                                  4.6.16, 4.7.5.2, 8.1.1,
                                          8.1.3, 8.2.3, 9.8, 9.9.1, 12.2.2, 13.7
Compliance with Laws                         1.3, 3.6, 3.7, 3.13, 4.1.1, 10.2.2,
                        11.1, 11.3, 13.1, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1,3
Concealed or Unknown Conditions                                            4.7.6
Conditions of the Contract                                   1.1.1, 1.1.7, 6.1.1
Consent, Written                                   1.3.1, 3.12.8, 3.14.2, 4.7.4,
                                     4.9.5, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3,
                          10.12, 10.1.3, 11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY OTHER
     CONTRACTORS                                                        1.1.4, 6
Construction Change Directive, Definition of                               7.3.1
CONSTRUCTION CHANGE DIRECTIVES                  1.1.1, 4.6.13, 7.1, 7.3, 9.3.1.1
CONSTRUCTION MANAGER                                                         4.2
Construction Manager, and Building Permits                                 2.2.3
Construction Manager, Claims against                                       4.7.2
Construction Manager, Communications through                               4.6.7
Construction Manager, and Construction Schedule                   3.10.1, 3.10.2
Construction Manager, Definition of                                        4.2.1
Construction Manager, and Documents and Samples at the Site               3.11.1
Construction Manager, Extent of Authority                   3.12.6, 3.12.8, 4.3,
                 4.6.3, 4.6.11, 7.1.2, 7.2.1, 7.3.1, 8.3.1, 9.2.1, 9.3.1, 9.4.1,
                9.4.3, 9.8.2, 9.8.3, 9.9.1, 12.1, 12.2.1, 12.2.4, 14.2.2, 14.2.4
Construction Manager, Limitations of Authority
     and Responsibility                                    4.6.6, 4.6.10, 13.4.2
Construction Manager, and Submittals                                      3.10.3
Construction Manger's Additional Services
     and Expenses                                                 12.2.1, 12.2.4
Construction Manager's Administration of the Contract              4.6, 9.4, 9.5
Construction Manager's Approval                                    2.4.1, 3.10.3
Construction Manager's Authority to Reject Work                   4.6.10, 12.2.1
Construction Manager's Decisions                            7.3.6, 7.3.7, 7.3.8,
                                                             9.3.1, 9.4.1, 9.5.1
Construction Manager's Inspections           4.6.10, 9.4.3, 9.8.2, 9.9.2, 12.1.1

Construction Manager's On-Site Observations                                9.5.1
Construction Manager's Relationship with Architect                         1.1.2
                          ,4.6.8, 4.6.10, 4.6.11, 4.6.14, 4.6.16, 4.6.18, 6.3.1,
                 9.2.1, 9.4.2, 9.4.3, 9.6.1, 9.6.3, 9.8.2, 9.8.3, 9.9.1, 9.10.1,
          9.10.2, 9.10.3, 11.1.3, 12.2.4, 13.5.1, 13.5.2, 13.5.4, 14.2.2, 14.2.4

Construction Manager's Relationship with Contractor                 3.2.1, 3.2.2
             3.3.1, 3.3.3, 3.5.1, 3.7.3, 3.10.1, 3.10.2, 3.10.3, 3.11.1, 3.12.5,
               3.12.6, 3.12.8, 3.12.9, 3.12.10, 3.12.11, 3.13.2, 3.14.2, 3.15.2,
        3.16.1, 3.17.1, 3.18.1, 3.18.3, 4.6.3, 4.6.4, 4.6.6, 4.6.11, 5.2, 6.2.1,
           6.2.2, 7.1.2, 7.2.1, 7.3.4, 7.3.6, 7.3.9, 8.3.1, 9.2.1, 9.3.1, 9.4.1,
               9.4.2, 9.4.3, 9.7.1, 9.8.2, 9.9.1, 9.1.1, 9.10.2, 9.10.3, 10.1.1,
            10.1.2, 10.1.5, 10.2.6, 11.3.7, 12.1, 13.5.1, 13.5.2, 13.5.3, 13.5.4
Construction Manager's Relationship with Owner                     2.2.3, 4.6.1,
                                                                   4.6.2, 10.1.6
Construction Manager's Relationship with Other
                    Contractors and Owner's
                                                                           4.6.3
Construction Manager's Relationship with
     Subcontractors                                  4.6.10, 5.3.1, 9.6.3, 9.6.4
Construction Manager's Representations                              9.4.3, 9.5.1
Construction Manager's Site Visits                                  9.4.4, 9.5.1
Construction Schedules, Contractor's                          3.10, 4.6.3, 4.6.4
CONTINGENT ASSIGNMENT OF SUBCONTRACTS                                        5.4
CONTINUING CONTRACT PERFORMANCE                                            4.7.4
Contract, Definition of                                                    1.1.2
CONTRACT, TERMINATION OR
     SUSPENSION OF THE                                        4.7.7, 5.4.1.1, 14
Contract Administration                                       3.3.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to                3.7.1, 3.10,
                                                5.2, 9.2, 11.1.3, 11.3.6, 11.4.1
CONTRACT DOCUMENTS, THE                                              1.1, 1.2, 7
Contract Documents, Copies Furnished and Use of                  1.3, 2.2.5, 5.3
Contract Documents, Definition of                                          1.1.1
Contract Performance During Arbitration                             4.7.4, 4.9.3
Contract Sum                                           3.8, 4.7.6, 4.7.7, 4.8.4,
                         5.2.3, 7.2, 7.3, 9.1, 9.7, 11.3.1, 12.2.4, 12.3, 14.2.4
Contact Sum, Definition of                                                 9.1.1
Contract Time                                             4.7.6, 4.7.8.1, 4.8.4,
                                         7.2.1.3, 7.3, 8.2.1, 8.3.1, 9.7, 12.1.1
Contract Time, Definition of                                               8.1.1
CONTRACTOR                                                                     3
Contractor, Definition of                                           3.1.1, 6.1.2
Contractor's Bid                                                           1.1.1
CONTRACTOR'S CONSTRUCTION SCHEDULES                                         3.10
Contractor's Employees                                      3.3.2, 3.4.2, 3.8.1,
                   3.9, 3.18, 4.6.6, 4.6.10, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
CONTRACTOR'S LIABILITY INSURANCE                                  11.1, 11.3.1.5
Contractor's Relationship with Separate Contractors
     and Owner's Forces                     3.12.5, 3.14.2, 4.6.3, 4.6.7, 12.2.5
Contractor's Relationship with Subcontractors               1.2.4, 3.3.2, 3.18.1
                         3.18.2, 5.2, 5.3, 5.4, 9.6.2, 11.3.7, 11.3.8, 14.2.1.2,
Contractor's Relationship with the Architect                1.1.2, 3.2.1, 3.2.2,
                    3.3.3, 3.5.1, 3.7.3, 3.10.1, 3.10.3, 3.11.1, 3.12.6, 3.12.8,
                3.12.9, 3.16.1, 3.18, 4.6.6, 4.6.7, 4.6.10, 4.6.12, 4.6.19, 5.2,
                        6.2.2, 7.3.4, 9.2, 9.3.1, 9.8.2, 9.10.3, 10.1.2, 10.1.5,
                                                      10.2.6, 11.3.7, 12.1, 13.5
Contractor's Relationship with the Contruction Manager                    1.1.2,
                3.2.1, 3.2.2, 3.3.1, 3.3.3, 3.5.1, 3.7.3, 3.7.4, 3.10.1, 3.10.2,
------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C)1992 THE AMERICAN
INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
User Document: FORM - 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 - Page #3

                        3.10.3, 3.11.1, 3.12.5, 3.12.6, 3.12.8, 3.12.9, 3.12.11,
                  3.13.2, 3.14.2, 3.15.2, 3.16.1, 3.17.1, 3.18.1, 3.18.3, 4.6.3,
             4.6.4, 4.6.6, 5.2, 6.2.1, 6.2.2, 7.1.2, 7.2.1, 7.3.4, 7.3.6, 7.3.9,
                  8.3.1, 9.2.1, 9.3.1, 9.4.1, 9.4.2, 9.4.3, 9.7.1, 9.8.2, 9.9.1,
                         9.10.1, 9.10.2, 9.10.3, 10.1.1, 10.1.2, 10.1.5, 10.2.6,
                                    11.3.7, 12.1, 13.5.1, 13.5.2, 13.5.3, 13.5.4
Contractor's Representations           1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3
Contractor's Responsibility for Those Performing          3.3.2, 3.18, 4.6.6, 10
Contractor's Review of Contract Documents                      1.2.2, 3.2, 3.7.3
Contractor's Right to Stop the Work                                          9.7
Contractor's Right to Terminate the Contract                                14.1
Contractor's Submittals                  3.10, 3.11, 3.12, 4.6.12, 5.2.1, 5.2.3,
                 7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 11.4.2
Contractor's Superintendent                                          3.9, 10.2.6
Contractor's Supervision and Construction Procedures                 1.2.4, 3.3,
                                                    3.4, 4.6.6, 8.2.2, 8.2.3, 10
Contractual Liability Insurance                       11.1.1.7, 11.2.1, 11.3.1.5
Coordination and Correlation            1.2.2, 1.2.4, 3.3.1, 3.10, 3.12.7, 6.2.1
Copies Furnished of Drawings and Specifications                 1.3, 2.2.5, 3.11
Correction of Work                         2.3, 2.4, 3.2.1, 4.6.1, 9.8.2, 9.9.1,
                                                          12.1.2, 12.2, 13.7.1.3
Cost, Definition of                                                        7.3.6
Costs           2.4, 3.2.1, 3.7.4, 3.8.2, 3.15.2., 4.7.6, 4.7.7, 4.7.8.1, 5.2.3,
                 6.1.1, 6.2.3, 6.3.1, 7.3.3.3, 7.3.6, 7.3.7, 9.7, 9.8.2, 9.10.2,
                               11.3.1.2, 11.3.1.3, 11.3.4, 11.3.9, 12.1, 12.2.1,
                                                        12.2.4, 12.2.5, 13.5, 14
CUTTING AND PATCHING                                                 3.14, 6.2.6
Damage to Construction of Owner or Separate
     Contractors                               3.14.2, 6.2.4, 9.5.1.5, 10.2.1.2,
                                                10.2.5, 10.3, 11.1, 11.3, 12.2.5
Damage to the Work                   3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.3, 11.3
Damages, Claims for            3.18, 4.6.9, 6.1.1, 6.2.5, 8.3.2, 9.5.1.2, 10.1.4
Damages for Delay                                    6.1.1., 8.3.3, 9.5.1.6, 9.7
Date of Commencement of the Work, Definition of                            8.1.2
Date of Substantial Completion, Definition of                              8.1.3
Day, Definition of                                                         8.1.4
Decisions of the Architect                          4.6, 4.7, 6.3, 8.1.3, 8.3.1,
                   9.2, 9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Decisions of the Construction Manager                  4.3, 7.3.6, 7.3.7, 7.3.8,
                                                      9.3.1, 9.4.1, 9.4.3, 9.5.1
DECISIONS TO WITHHOLD CERTIFICATION                           9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance,
     Rejection and Correction of                         2.3, 2.4, 3.5.1, 4.6.1,
                          4.6.10, 4.7.5, 9.5, 9.8.2, 9.9.1, 10.2.5, 12, 13.7.1.3
Defective Work, Definition of                                              3.5.1
Definitions                      1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3,
           4.1.1, 4.2.1, 4.7.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1
DELAYS AND EXTENSIONS OF TIME                           4.7.1, 4.7.8.1, 4.7.8.2,
                                            6.1.1, 6.2.3, 7.2.1, 7.3.1.3, 7.3.4,
                               7.3.5, 7.3.8, 7.3.9, 8.1.1, 8.3, 10.3.1, 14.1.1.4
Disputes                               4.7, 4.8, 4.9, 6.2.5, 6.3, 7.3.8, 9.3.1.2
Documents and Samples at the Site                                           3.11
Drawings, Definition of                                                    1.1.5
Drawings and Specifications, Use and Ownership of   1.1.1, 1.3, 2.2.5, 3.11, 5.3
Duty to Review Contract Documents and Field Conditions                       3.2
Effective Date of Insurance                                        8.2.2, 11.1.2
EMERGENCIES              Work                                        4.7.7, 10.3
Employees, Contractor's                                3.3.2, 3.4.2, 3.8.1, 3.9,
                       3.18.1, 3.18.2, 4.6.6, 4.6.10, 8.1.2, 10.2, 10.3, 11.1.1,
                                                                        14.2.1.1
Equipment, Labor, Materials and                        1.1.3, 1.1.6, 3.4, 3.5.1,
            3.8.2, 3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.6.12, 6.2.1,
                       7.3.6, 9.3.2, 9.3.3, 11.3, 12.2.4, 14.1.2, 14.2.1, 14.2.2
Execution and Progress of the Work                                 1.2.3, 3.4.1,
                                       3.5.1, 4.6.5, 4.6.6, 4.7.4, 4.7.8, 6.2.2,
                                             7.1.3, 8.2, 8.3, 9.5, 9.9.1, 10.2.3
EXECUTION, CORRELATION AND INTENT of the
  Contract Documents                                                  1.2, 3.7.1
Extensions of Time                            4.7.1, 4.7.8, 7.2.1.3, 8.3, 10.3.1
Failure of Payment by Contractor                               9.5.1.3, 14.2.1.2
Failure of Payment by Owner                                   4.7.7, 9.7, 14.1.3
Faulty Work (See Defective or Nonconforming Work)
FINAL COMPLETION AND FINAL PAYMENT                                4.6.1, 4.6.16,
                        4.7.2, 4.7.5, 9.10, 11.1.2, 11.1.3, 11.3.5, 12.3.1, 13.7
Financial Arrangements, Owner's                                            2.2.1
Fire and Extended Coverage Insurance                    11.3.1.1, 11.3.5, 11.3.7
GENERAL PROVISIONS                                                             1
GOVERNING LAW                                                               13.1
Guarantees (See Warranty and Warranties)
Hazardous Materials                                                 10.1, 10.2.4
Identification of Contract Documents                                       1.2.1
Identification of Subcontractors and Suppliers                             5.2.1
INDEMNIFICATION                     3.17, 3.18, 9.10.2, 10.1.4, 11.3.1.2, 11.3.7
INFORMATION AND SERVICES REQUIRED OF THE OWNER                            2.1.2,
                           2.2, 4.7.4, 6.2.6, 9.3.2, 9.6.1, 9.6.4, 9.8.3, 9.9.2,
                                      9.10.3, 10.1.4, 11.2, 11.3, 13.5.1, 13.5.2
INJURY OR DAMAGE TO PERSON OR PROPERTY                                     4.7.9
Inspections                           3.3.3, 3.3.4, 3.7.1, 4.6.5, 4.6.6, 4.6.16,
                                4.7.6, 9.4.3, 9.8.2, 9.9.2, 9.10.1, 12.1.1, 13.5
Instructions to Bidders                                                    1.1.1

Instructions to the Contractor             3.8.1, 4.6.13, 5.2.1, 7, 12.1, 13.5.2
Insurance                 4.7.9, 6.1.1, 7.3.6.4, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 11
INSURANCE, BOILER AND MACHINERY                                          11.3.2
INSURANCE, CONTRACTOR'S LIABILITY                                11.1, 11.3.1.13
Insurance, Effective Date of                                       8.2.2, 11.1.2
INSURANCE, LOSS OF USE                                                    11.3.3
INSURANCE, OWNER'S LIABILITY                                      11.2, 11.3.1.3
INSURANCE, PROPERTY                                                 10.2.5, 11.3
Insurance, Stored Materials                                      9.3.2, 11.3.1.4

------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 ELECTRONIC FORMAT A201/CMa-1992
USER DOCUMENT: FORM -- 12/20/1997. AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- PAGE #4

INSURANCE AND BONDS                                            11
Insurance Companies, Consent to Partial Occupancy  9.9.1, 11.3.11
Insurance Companies, Settlement with                      11.3.10
Intent of the Contract Documents
               1.2.3, 3.12.4, 4.6.10, 4.6.12, 4.6.19, 4.6.20, 7.4
INTEREST                                                     13.6
INTERPRETATION   1.2.5, 1.4, 1.5, 4.1.1, 4.7.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written                    4.6.18, 4.6.19, 4.7.7
Joinder and Consolidation of Claims Required                4.9.5
JUDGMENT ON FINAL AWARD                     4.9.1, 4.9.4.1, 4.9.7
LABOR AND MATERIALS, Equipment          1.1.3, 1.1.6, 3.4, 3.5.1,
    3.8.2, 3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.6.12,
      6.2.1, 7.3.6, 9.3.2, 9.3.3, 12.2.4, 14.1.2, 14..2.1, 14.2.2
Labor Disputes                                              8.3.1
Laws and Regulations    1.3, 3.6, 3.7, 3.13, 4.1.1, 4.9.5, 4.9.7,
    9.9.1, 10.2.2, 11.1, 11.3, 13.1, 13.4.1, 13.5.1, 13.5.2, 13.6
Liens                 2.1.2, 4.7.2, 4.7.5.1, 8.2.2, 9.3.3, 9.10.2
LIMITATIONS ON CONSOLIDATION OR JOINDER                     4.9.5
Limitations, Statutes of                    4.9.4.2, 12.2.6, 13.7
Limitations of Authority                   3.3.1, 4.6.12, 4.6.17,
                                       5.2.2, 5.2.4, 7.4, 11.3.10
Limitations of Liability        2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8,
3.12.11, 3.17, 3.18, 4.6.10, 4.6.12, 4.6.19, 6.2.2, 9.4.4, 9.6.4,
   9.10.4, 10.1.4, 10.2.5, 11.1.2, 11.2.1, 11.3.7, 13.4.2, 13.5.2
Limitations of Time, General   2.2.1, 2.2.4, 3.2.1, 3.7.3, 3.8.2,
3.10, 3.12.5, 3.15.1, 4.6.1, 4.6.12, 4.6.18, 4.7.2, 4.7.3, 4.7.4,
4.7.6, 4.7.9, 4.6.4.2, 5.2.1, 5.2.3, 6.2.4, 7.3.4, 7.4, 8.2, 9.2,
           9.5, 9.6.2, 9.8, 9.10, 11.1.3, 11.3.1, 11.3.2, 11.3.5,
                         11.3.6, 12.2.1, 12.2.2, 13.5, 13.7, 14.3
Limitations of Time, Specific      2.1.2, 2.2.1, 2.4, 3.10, 3.11,
    3.15.1, 4.6.1, 4.6.18, 4.8, 4.9, 5.3, 5.4, 7.3.5, 7.3.9, 8.2,
  9.3.1, 9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6,
     11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14.1, 14.2.2
LOSS OF USE INSURANCE                                     11.3.3.
Material Suppliers                  1.3.1, 3.12.1, 4.6.7, 4.6.10,
                 5.2.1, 9.3.1, 9.3.1.2, 9.3.3, 9.4, 9.6.5, 9.10.4
Materials, Hazardous                                 10.1, 10.2.4
Materials, Labor, Equipment and       1.1.3, 1.1.6, 3.4.1, 3.5.1,
     3.8.2, 3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.6.12,
       6.2.1, 7.3.6, 9.3.2, 9.3.3, 12.2.4, 14.1.2, 14.2.1, 14.2.2
Means, Methods, Techniques, Sequences and
  Procedures of Construction          3.3.1, 4.6.6, 4.6.12, 9.4.3
MINOR CHANGES IN THE WORK          1.1.1, 4.6.13, 4.7.7, 7.1, 7.4
MISCELLANEOUS PROVISIONS                                       13
Modifications, Definition of                                1.1.1
Modifications to the Contract                1.1.1, 1.1.2, 3.7.3,
                         3.11, 4.1.2, 4.6.1, 5.2.3, 7, 8.3.1, 9.7
MUTUAL RESPONSIBILITY                                         6.2
NONCONFORMING WORK, ACCEPTANCE OF                            12.3
Nonconforming Work, Rejection and Correction of            2.3.1,
                              4.7.5.2, 9.5.2, 9.8.2, 12, 13.7.1.3
Notice         2.3, 2.4, 3.2.1, 3.2.2, 3.7.3, 3.7.4, 3.9, 3.12.8,
3.12.9, 3.17, 4.7, 4.8.4, 4.9, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1,
          9.5.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2,
                                        12.2.4, 13.3, 13.5.2, 14,
NOTICE, WRITTEN    2.3, 2.4, 3.9, 3.12.8, 3.12.9.4.7, 4.8.4, 4.9,
     5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2,
           10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14
Notice of Testing and Inspections                  13.5.1, 13.5.2
Notice of Proceed                                           8.2.2
NOTICES, PERMITS, FEES AND      2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Architect's On-Site    4.6.5, 4.6.9, 4.6.10, 4.7.6,
                               9.4.4, 9.5.1, 9.10.1, 12.1.1, 13.5
Observations, Construction Manager's On-Site        9.4.4, 12.1.1
Observations, Contractor's                           1.2.2, 3.2.2
Occupancy                              9.6.6, 9.8.1, 9.9, 11.3.11
On-Site Inspections by the Architect        4.6.5, 4.6.16, 4.7.6,
                                      9.4.4, 9.8.2, 9.9.2, 9.10.1
On-Site Observations by the Architect        4.6.5, 4.6.9, 4.7.6,
                                       9.4.4, 9.5.1, 9.10.1, 13.5
On-Site Observations by the construction Manager     9.4.4, 9.5.1
Orders, Written          2.3, 3.9, 4.7.7, 7, 8.2.2, 11.3.9, 12.1,
                                             12.2, 13.5.2, 14.3.1
OWNER                                                           2
Owner, Definition of                                          2.1
OWNER, INFORMATION AND SERVICES
  REQUIRED OF THE                  2.1.2, 2.2, 4.6.2, 4.6.4, 6, 9,
              10.1.4, 10.1.6, 11.2, 11.3, 13.5.1, 14.1.1.5, 14.1.3
Owner's Authority                      3.8.1, 5.2.1, 5.2.4, 5.4.1,
  7.3.1, 8.2.2, 9.3.1, 9.3.2, 11.4.1, 12.2.4, 13.5.2, 14.2, 14.3.1
Owner's Financial Capability                       2.2.1, 14.1.1.5
OWNER'S LIABILITY INSURANCE                                   11.2
Owner's Loss of Use Insurance                               11.3.3
Owner's Relationship with
  Subcontractors                        1.1.2, 5.2.1, 5.4.1, 9.6.4
OWNER'S RIGHT TO CARRY OUT THE WORK          2.4, 12.2.4, 14.2.2.2
OWNER'S RIGHT TO CLEAN UP                                      6.3
OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO
  AWARD SEPARATE CONTRACTS                                     6.1
OWNER'S RIGHT TO STOP THE WORK                          2.3, 4.7.7
Owner's Right to Suspend the Work                             14.3
Owner's Right to Terminate the Contract                       14.2
OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS,
  SPECIFICATIONS AND OTHER DOCUMENTS                   1.1.1, 1.3,
                                                        2.2.5, 5.3
PARTIAL OCCUPANCY OR USE                       9.6.6, 9.9, 11.3.11
PATCHING, CUTTING AND                                  3.14, 6.2.6
PATENTS, ROYALTIES AND                                        3.17
PAYMENT, APPLICATIONS FOR      4.6.9, 9.2, 9.3, 9.4, 9.5.1, 9.8.3,
                                    9.10.1, 9.10.3, 9.10.4, 14.2.4
PAYMENT, CERTIFICATES FOR          4.6.9, 4.6.16, 9.3.3, 9.4, 9.5,
9.6.1, 9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
PAYMENT,
  FAILURE OF       4.7.7, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2
PAYMENT, FINAL           4.6.1, 4.6.16, 4.7.2, 4.7.5, 9.10, 11.1.2

------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #5

                                                     11.13, 11.35, 12.3.1
PAYMENT BOND, PERFORMANCE
  BOND AND                                  7.3.6.4, 9.10.3, 11.3.9, 11.4

PAYMENTS, PROGRESS           4.7.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3

PAYMENTS AND COMPLETION                                             9, 14
Payments to Subcontractors                         5.4.2, 9.5.1.3, 9.6.2,
                                           9.6.3, 9.6.4, 11.3.8, 14.2.1.2

PCB                                                10.1.2, 10.1.3, 10.1.4

Performance Bond and Payment Bond           7.3.6.4, 9.10.3, 11.3.9, 11.4

PERMITS, FEES AND NOTICES               2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2

PERSONS AND PROPERTY, PROTECTION OF                                    10
Polychlorinated Biphenyl                           10.1.2, 10.1.3, 10.1.4

Product Data, Definition of                                        3.12.2
PRODUCT DATA AND SAMPLES, SHOP DRAWINGS                 3.11, 3.12, 4.2.7
PROGRESS AND COMPLETION                                 4.6.5, 4.7.4, 8.2
PROGRESS PAYMENTS            4.7.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
PROJECT, Definition of the                                          1.1.4
PROJECT MANUAL, Definition of the                                   1.1.7
Project Manuals                                                     2.2.5
Project Representatives                                            4.6.17
PROPERTY INSURANCE                                           10.2.5, 11.3
PROTECTION OF PERSONS AND PROPERTY                                     10
Regulations and Laws                    1.3, 3.6, 3.7, 3.13, 4.1.1, 4.9.7
                 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work                                    3.5.1, 4.6.10, 12.2.
Representations                1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3,
                                              9.4.3, 9.5.1, 9.8.2, 9.10.1
Representatives                                 2.1.1, 3.1.1, 3.9, 4.1.1,
                                      4.6.1, 4.6.17, 5.1.1, 5.1.2, 13.2.1
RESOLUTION OF CLAIMS AND DISPUTES                                4.8, 4.9
Responsibility for Those Performing the Work       3.3.2, 4.6.6, 6.2., 10
Retainage                      9.3.1, 9.6.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3
REVIEW OF CONTRACT DOCUMENTS AND FIELD
CONDITIONS BY CONTRACTOR                        1.2.2, 3.2, 3.7.3, 3.12.7
Review of Contractor's Submittals by
  Owner, Construction Manager and Architect               3.10.1, 3.10.3,
                     3.11, 3.12, 4.6.12, 4.6.16, 5.2.1, 5.2.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data
  and Samples by Contractor                                        3.12.5
RIGHTS AND REMEDIES               1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.6.10,
             4.7.6, 4.9, 5.3, 6.1, 6.3, 7.3.1, 8.3.1, 9.5.1, 9.7, 10.2.5,
                                           10.3, 12.2.2, 12.2.4, 13.4, 14
ROYALTIES AND PATENTS                                                3.17
RULES AND NOTICES FOR ARBITRATION                                   4.9.2
SAFETY OF PERSONS AND PROPERTY                                       10.2
SAFETY PRECAUTIONS AND PROGRAMS                       4.6.6, 4.6.12, 10.1
Samples, Definition of                                             3.12.3
SAMPLES, SHOP DRAWINGS, PRODUCT
  DATA AND                                             3.11, 3.12, 4.6.12
SAMPLES AT THE SITE, DOCUMENTS AND                                   3.11
SCHEDULE OF VALUES                                             9.2, 9.3.1
Schedules, Construction                                              3.10
Separate Contracts and Contractors                                  1.1.4
Shop Drawings, Definition of                                       3.12.1
SHOP DRAWINGS, PRODUCT DATA
  AND SAMPLINGS                        3.11, 3.12, 4.6.11, 4.6.12, 4.6.15
SITE, USE OF                                           3.13, 6.1.1, 6.2.1
Site Inspections  1.2.2, 3.3.4, 4.6.5, 4.6.16, 4.7.6, 9.8.2, 9.10.1, 13.5
Site Visits, Architect's                             4.6.5, 4.6.9, 4.7.6,
                                   9.4, 9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing                      4.6.10, 12.2.1, 13.5
SPECIFICATIONS, definition of the                                   1.1.6
SPECIFICATIONS, THE                 1.1.1, 1.1.6, 1.1.7, 1.2.4, 1.3, 3.11
Statute of Limitations                              4.9.4.2, 12.2.6, 13.7
Stopping the Work                     2.3, 4.7.7, 9.7, 10.1.2, 10.3, 14.1
Stored Materials                 6.2.1, 9.3.2, 10.2.1.2, 11.3.1.4, 12.2.4
Subcontractor, Definition of                                        5.1.1
SUBCONTRACTORS                                                          5
Subcontractors, Work by     1.2.4, 3.3.2, 3.12.1, 4.6.6, 4.6.10, 5.3, 5.4
SUBCONTRACTUAL RELATIONS                        5.3, 5.4, 9.3.1.2, 9.6.2,
           9.6.3, 9.6.4, 10.2.1, 11.3.7, 11.3.8, 14.1.1, 14.2.1.2, 14.1.3
Submittals                   1.3, 3.2.3, 3.10, 3.11, 3.12, 4.6.12, 5.2.1,
           5.2.3, 7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 11.1.3
SUBROGATION, WAIVERS OF                              6.1.1,11.3.5, 11.3.7
SUBSTANTIAL COMPLETION                              4.6.16, 8.1.1, 8.1.3,
                                       8.2.3, 9.9.1, 12.2.1, 12.2.2, 13.7
Substantial Completion, Definition of                               9.8.1
Substitution of Subcontractors                               5.2.3, 5.2.4
Substitution of Architect                                             4.4
Substitution of Construction Manager                                  4.4
Substitutions of Materials                                          3.5.1
Sub-contractor, Definition of                                       5.1.2
Subsurface Conditions                                               4.7.6
SUCCESSORS AND ASSIGNS                                               13.2
SUPERINTENDENT                                                3.9, 10.2.6
SUPERVISION AND CONSTRUCTION PROCEDURES                       1.2.4, 3.3,
           3.4, 4.6.6, 4.7.4, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 10, 12, 14
Surety                      4.8.1, 4.8.4, 5.4.1.2, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of                                         9.10.2, 9.10.3
Surveys                                                     2.2.2, 3.18.3
SUSPENSION BY THE OWNER FOR CONVENIENCE                              14.3
Suspension of the Work                       4.7.7, 5.4.2, 14.1.1.4, 14.3
Suspension or Termination of the Contract              4.7.7, 5.4.1.1, 14
TAXES                                                        3.6, 7.3.6.4
TERMINATION BY THE CONTRACTOR                                        14.1
TERMINATION BY THE OWNER FOR CAUSE                          5.4.1.1, 14.2
Termination of the Architect                                          4.4
Termination of the Construction Manager                               4.4
Termination of the Contractor                                      14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT                              14
TESTS AND INSPECTIONS          3.3.3, 4.6.10, 4.6.16, 9.4.3, 12.2.1, 13.5
TIME                                                                    8
TIME, DELAYS AND EXTENSIONS OF                          4.7.8, 7.2.1, 8.3
--------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C)1992 THE AMERICAN
INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
User Document: FORM - 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 - Page #6

Time Limits, Specific                                2.1.2, 2.2.1, 2.4, 3.10,
           4.6.18, 4.7, 4.8.1, 4.8.3, 4.8.4, 4.9.1, 4.9.4.1, 5.3, 5.4, 7.3.5,
             7.3.9, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2,
           11.1.3, 11.3.6, 11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14
TIME LIMITS ON CLAIMS                    4.7.2, 4.7.3, 4.7.6, 4.7.9, 4.8, 4.9
Title to Work                                                    9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK                                          12
UNCOVERING OF WORK                                                       12.1
Unforeseen Conditions                                      4.7.6, 8.3.1, 10.1
Unit Prices                                                    7.1.4, 7.3.3.2
Use of Documents                               1.1.1, 1.3, 2.2.5, 3.12.7, 5.3
USE OF SITE                                                3.13, 6.1.1, 6.2.1
VALUES, SCHEDULE OF                                                9.2, 9.3.1
WAIVER OF CLAIMS: FINAL PAYMENT                          4.7.5, 4.9.1, 9.10.3
Waiver of Claims by Architect                                          13.4.2
Waiver of Claims by Contractor                         9.10.4, 11.3.7, 13.4.2
Waiver of Claims by the Owner                            4.7.5, 4.9.1, 9.9.3,
                                       9.10.3, 11.3.3, 11.3.5, 11.3.7, 13.4.2
Waiver of Liens                                                        9.10.2
WAIVERS OF SUBROGATION                                  6.1.1, 11.3.5, 11.3.7
WARRANTY and Warranties                                    3.5, 4.6.16, 4.7.5
                                        9.3.3, 9.8.2, 9.9.1, 12.2.2, 13.7.1.3
Weather Delays                                                        4.7.8.2
WHEN ARBITRATION MAY BE DEMANDED                                        4.9.4
Work, Definition of                                                     1.1.3
Written Consent                                 1.3.1, 3.12.8, 3.14.2, 4.7.4,
                   4.9.5, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3
                                      11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
Written Interpretations                                 4.6.18, 4.6.19, 4.7.7
WRITTEN NOTICE            2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.7.1, 4.7.6, 4.7.9,
                 4.8.4, 4.9.4.1, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4, 9.5.1, 9.7,
                          9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4,
                                                             13.3, 13.5.2, 14
Written Orders                                               2.3, 3.9, 4.7.7,
                                    8.2.2, 11.3.9, 12.1, 12.2, 13.5.2, 14.3.1

------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R)(C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
User Document: FORM -- 12/20/1997. AIA License Number 105525, Which Expires on 6/30/1998 -- Page #7

              GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION



                                   ARTICLE 1
                               GENERAL PROVISIONS


1.1  BASIC DEFINITIONS

1.1.1  THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), these General Conditions of the Contract for Construction and the Supplementary Conditions attached hereto, Drawings and Specifications, listed in Article 16 of the Agreement, Garage Construction Documents, and other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, or (3) a Construction Change Directive. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of addenda relating to bidding requirements). A written Amendment to the Contract to be binding on Owner must be signed on behalf of Owner by the President of Owner's General Partner.

1.1.2  THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Construction Manger and Contractor, (3) between the Architect and Construction Manager, (4) between the Owner and a Subcontractor or Sub-subcontractor or (5) between any persons or entities other than the Owner and Contractor. The Construction Manager and Architect shall, however, be entitled to performance and enforcement of obligations under the contract intended to facilitate performance of their duties.

1.1.3  THE WORK

The term "Work" means the construction, services, furniture, furnishings and equipment required by the Contract Documents, whether completed or partially completed, and includes fabrication, transportation, installation and all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

1.1.4  THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by other Contractors and by the Owner's own forces including persons or entities under separate contracts not administered by the Construction Manager.

1.1.5  THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents, other than the Garage Construction Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6  THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents, other than the Garage Construction Documents, consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7  THE PROJECT MANUAL

The Project Manual is the volume usually assembled for the Work, other than that portion of the Work relating to the Garage, which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

INSERT A: 1.1.8 GARAGE

Insert B: The term "Garage" means the parking garage to be constructed pursuant to the Garage Construction Documents.

INSERT C: 1.1.9 GARAGE CONSTRUCTION DOCUMENTS

Insert D: The term "Garage Construction Documents"

AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA - [C]1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 WARNING:
Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                               Electronic Format A201/CMa-1992
     User Document: FORM--12/20/1997. AIA License Number 105525, which expires on 6/30/1998--Page #8 means the documents identified as such in Paragraph 16.1.7 of the Agreement.

1.2 EXECUTION, CORRELATION AND INTENT

1.2.1 The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

1.2.2 The Contractor acknowledges and represents that it has taken the steps reasonably necessary to ascertain the nature and location of the Work, and that it has investigated and satisfied itself as to the general and local conditions which can affect the Work or its costs, including, but not limited to (1) conditions bearing upon transportation, disposal, handling, and storage of materials; (2) the availability and cost of labor, materials, water, electric power, and roads; (3) the character and cost of equipment and facilities needed preliminary to and during Work performance. The Contractor also acknowledges it has satisfied itself as to the character, quality, and quantity of surface and subsurface materials or obstacles to be encountered insofar as this information is ascertainable from any reasonable visual inspection of the site. Any failure of the Contractor to take the actions described and acknowledged in this paragraph will not relieve the Contractor from responsibility for estimating properly the difficulty and cost of successfully performing the Work, or for proceeding to successfully perform the Work without additional cost or time to the Owner.

1.2.3 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results. In the event of conflicts or discrepancies among the Contract Documents, interpretations will be based on the following priorities: (1) The Agreement and the Exhibits thereto; (2) These General Conditions of the Contract for Construction along with the Supplementary Conditions attached hereto; and (3) Drawings and Specifications and Addenda thereto or, in the case of the Garage, the Garage Construction Documents. In the case of an inconsistency between Drawings and Specifications or within either of those Documents not clarified by addendum, the better quality or greater quantity of Work shall be provided in accordance with the Architect's interpretation without any increase in the Contract Sum.

1.2.4 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

1.2.5 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3  OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS, SPECIFICATIONS AND OTHER
     DOCUMENTS

1.3.1 The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect's service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner and Architect. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's copyright or other reserved rights.



AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER - ADVISER EDITION (R) - (C) AIA-1992 THE AMERICAN INSTITUTE OF ARCHETCTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING: Unlisenced photocopying vioilates U.S. copyright laws and is subject to legeal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                               Electronic Format A201/CMa-1992
     User Document FORM--12/20/1997. AIA License Number 105525, which expires on 6/30/1998--Page #9

INSERT E: 1.3.2 The Preliminary Design Documents for the Garage and the Garage Construction Documents are instruments of service. The Garage Architect and other providers of professional services shall retain all common law statutory and other reserved rights, including copyright in those instruments of service furnished by them. The Preliminary Design Documents for the Garage and the Garage Construction Documents are furnished for use solely with respect to this Project. The Owner shall be permitted to retain copies, including reproducible copies of the Preliminary Design Documents for the Garage and the Garage Construction Documents for information and reference in connection with the Project except as provided in this Subparagraph 1.3.2. Notwithstanding, anything to the contrary in the Contract. Owner shall have the right to utilize the Preliminary Design Documents for the Garage and the Garage Construction Documents without paying any compensation in the event Owner expands the Project, corrects any deficiencies, or makes any renovation or repairs to the Project. The Preliminary Design Documents for the Garage and the Garage Construction Documents shall not be used by the Owner or others on other projects, except by agreement in writing and with appropriate compensation to the Contractor, unless the Contractor is in default under the Contract or under any other subsequently executed agreement. If the Contractor defaults in the Contractor's obligations to the Owner, the Owner shall have the right to use the Preliminary Design Documents for the Garage and the Garage Construction Documents furnished by the Architect to the Contractor for the completion of the Project. Submission or distribution of the Preliminary Design Documents for the Garage and the Garage Construction Documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the rights reserved in this Subparagraph 1.3.2.

1.4 CAPITALIZATION

1.4.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.5  INTERPRETATION

1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

                                   ARTICLE 2
                                     OWNER

2.1 DEFINITION

2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

2.1.2 The Owner upon reasonable written request shall furnish to the Contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein at the time of execution of the Agreement and, within five days after any change, information of such change in title, recorded or unrecorded.

2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER

2.2.1 The Owner shall, at the request of the Contractor, prior to execution of the Agreement and promptly from time to time thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract including, without limitation, work covered by change orders. [Note: Unless such reasonable evidence were furnished on request prior to the execution of the Agreement, the prospective contractor would not be required to execute the Agreement or to commence the Work.]

2.2.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements, and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a Project benchmark.

-------------------------------------------------------------------------------

     AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION
- CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
  User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on
                                                           6/30/1998 -- Page #10

2.2.3 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities. Unless otherwise provided under the Contract Documents, the Owner, through the Construction Manager, shall secure and pay for the building permit.

2.2.4 Information or services under the Owner's control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.5 The Contractor will be furnished, free of charge, three (3) copies of Drawings and Specifications, excluding the Garage Construction Documents. Additional sets will be furnished at the cost of reproduction, postage and handling.

2.2.6 The Owner shall forward all communications to the Contractor through the Construction Manager and shall contemporaneously provide the same communications to the Architect.

2.2.7 The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Other Contractors), Article 9 (Payments and Completion) and Article 11 (Insurance and Bonds).

2.3    OWNER'S RIGHT TO STOP THE WORK

2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.

2.4    OWNER'S RIGHT TO CARRY OUT THE WORK

2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a second seven-day period. If the Contractor within such second seven-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order or Construction Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Construction Manager's and Architect's and their respective consultants' additional services and expenses made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect, after consultation with the Construction Manager. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

                                   ARTICLE 3
                                   CONTRACTOR

3.1    DEFINITION

3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout this Agreement as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

3.2    REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

     3.2.1 The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall at once report to the Construction Manager and Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner, Construction Manager or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Construction Manager and Architect. If the
--------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
  User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on
                                                           6/30/1998 -- Page #11

Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without such notice to the Construction Manager and Architect, the Contractor shall assume appropriate responsibility for such performance and shall bear the attributable costs for correction.

3.2.2 The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered shall be reported to the Construction Manager and Architect at once.

3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.

3.3    SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under this Contract, subject to overall coordination of the Construction Manager as provided in Subparagraphs 4.6.3 and 4.6.4.

3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

3.3.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Construction Manager or Architect in their administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4 The Contractor shall inspect portions of the Project related to the Contractor's Work in order to determine that such portions are in proper condition to receive subsequent Work.

3.4    LABOR AND MATERIALS

3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, furniture, furnishings, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons not skilled in tasks assigned to them.

3.5    WARRANTY

3.5.1 The Contractor warrants to the Owner, Construction Manager and Architect that materials, furniture, furnishings and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Construction Manager or Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment. The Contractor warrants to the Owner that the Garage Construction Documents comply with all applicable laws, statutes, ordinances, codes, orders, rules and regulations.

3.6    TAXES

3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7    PERMITS, FEES AND NOTICES

3.7.1  Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and the Contractor shall secure and pay for all other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work. Such fees for building permits and other permits and governmental fees shall be
--------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
  User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on
                                                           6/30/1998 -- Page #12
reimbursed to Contractor by Owner in accordance with Article 9 of this Agreement, and shall be considered part of the cost of the Work for purposes of
Section 7.1.5.3 of the Agreement. The Owner shall secure and pay any fees due to water and sewer connections, and such fees shall not be considered part of the cost of the Work pursuant to Section 7 of the Agreement.

3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules and regulations and lawful orders of public authorities bearing on performance of the Work.

3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents, other than the Garage Construction Documents, are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Construction Manager, Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

3.7.4 If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Construction Manager, Architect and Owner, the Contractor shall assume full responsibility for such Work and shall bear the attributable costs.

3.8    ALLOWANCES

3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection.

3.8.2  Unless otherwise provided in the Contract Documents:

       .1 materials and equipment under an allowance shall be selected promptly by the Owner to avoid delay in the Work;

       .2 allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

       .3 Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;

       .4 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.2 and (2) changes in Contractor's costs under Clause 3.8.2.3.

3.9    SUPERINTENDENT

3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

3.10   CONTRACTOR'S CONSTRUCTION SCHEDULE

3.10.1 The Contractor, immediately after being awarded the Contract, shall prepare in consultation with the Owner, the architect and the Construction Manager and submit for the Owner's, Architect's and Construction Manager's approval a Contractor's Construction Schedule for the Work. The Construction Schedule shall not exceed time limits specified in the Contract Documents, shall be updated and revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project construction schedule to the extent required by the Contract Documents, shall provide for expeditious and practicable execution of the Work and shall not be modified or extended without the prior approval of the Owner in each instance. The Contractor shall also submit a schedule of values and of the anticipated amount of each monthly payment that will
--------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
  User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on
                                                           6/30/1998 -- Page #13
become due the Contractor in accordance with the activities and events of the Construction Schedule. The receipt of the schedules of values and monthly payments by the Owner, the Architect or the Construction Manger shall not constitute acceptance or approval of the Schedules.

3.10.2

3.10.3 The Contractor shall prepare at least monthly and submit for the Owner's, Architect's and Construction Manager's information a progress report in a form, in sufficient detail, and of a character approved by the Owner and the Construction Manager for the Project. The progress report shall specify, among other things, an estimated percentage of completion (including percentage of completion of each activity and event shown on the Construction Schedule), whether the Project is on schedule, and if not, the reasons therefor and the new schedule, as well as the number of man-days worked for each category of labor and the projected Work to be completed in the next succeeding month. Accompanying the progress report shall be an updated current Construction Schedule, and a listing and the status of all Change Orders, Modifications, bulletins and other relevant documents.

3.10.4 The Contractor shall conform to the most recent schedules.

Insert F: 3.10.5 The Construction Schedule shall be in a detailed precedence-style critical path method (CPM) or primavera type format or other detailed format satisfactory to the Owner and the Architect.

3.11 DOCUMENTS AND SAMPLES AT THE SITE

3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Garage Construction Documents, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Construction Manager and Architect and shall be delivered to the Construction Manager for submittal to the Owner upon completion of the Work.

3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.6.12.

3.12.5 The Contractor shall review, approve and submit to the Construction Manager, in accordance with the schedule and sequence approved by the Construction Manager, Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents. The Contractor shall cooperate with the Construction Manager in the coordination of the Contractor's Shop Drawings, Product Data, Samples and similar submittals with related documents submitted by other Contractors. Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

3.12.6 The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Construction Manager and Architect. Such Work shall be in accordance with approved submittals.

3.12.7 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and


-------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER - ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C.
20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as note below.
                                                 Electronic Format A201/CMa-1992
 User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on
                                                           6/30/1998 -- Page #14
coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.12.8 The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Construction Manager's and Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Construction Manager and Architect in writing of such deviation at the time of submittal and the Construction Manager and Architect have given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Construction Manager's and Architect's approval thereof.

3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Construction Manager and Architect on previous submittals.

3.12.10 Informational submittals upon which the Construction Manager and Architect are not expected to take responsive action may be so identified in the Contract Documents.

3.12.11 When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Construction Manager and Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.

3.13 USE OF SITE

3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

3.13.2 The Contractor shall coordinate the Contractor's operations with, and secure the approval of, the Construction Manager before using any portion of the site.

3.14 CUTTING AND PATCHING

3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner's own forces or of separate contractors by cutting, patching, excavating or otherwise altering such construction. The Contractor shall not cut or otherwise alter such construction by separate contractors or by the Owner's own forces except with written consent of the Construction Manager, Owner and such separate contractors; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the separate contractors or the Owner the Contractor's consent to cutting or otherwise altering the Work.

13.15 CLEANING UP

13.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

13.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Construction Manager may do so with the Owner's approval and the cost thereof shall be charged to the Contractor.

3.16 ACCESS TO WORK

3.16.1 The Contractor shall provide the Owner, Construction Manager and Architect access to the Work in preparation and progress wherever located.

3.17 ROYALTIES AND PATENTS

3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of patent rights and shall hold the Owner, Construction Manager and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents, other than the Garage Construction Documents. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect. When a required design, process or product that is required by the Garage Construction Document is an infringement of a patent, the Contractor shall be responsible for such loss.

3.18 INDEMNIFICATION

3.18.1 To the fullest extent permitted by law, the

-------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER - ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C.
20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                 Electronic Format A201/CMa-1992
 User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on
                                                          6/30/1998 -- Page #15

Contractor shall indemnify and hold harmless the Owner, Construction Manager, Architect, Construction Manager's and Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Provided Owner has made all payments properly due hereunder, the Contractor shall also defend, release, indemnify and hold harmless the parties indemnified against and from any assertion of or claims for mechanics' liens, stop notices and against assertion of security interests by suppliers of goods, materials or labor. Such obligation shall not be construed to negate, abridge or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

3.18.2 In claims against any person or entity indemnified under this Paragraph
3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts.

3.18.3 the obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Construction Manager, Architect, their consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Construction Manager, Architect, their consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.

INSERT G: 3.19 CONSULTANTS

INSERT H: 3.19.1 Throughout the course of construction of the Project, Contractor may be contacted by certain consultants retained by Owner. These consultants may request documentation relating to costs of the Work for the purpose of Modified Accelerated Cost Recovery System depreciation calculations. The Contractor at the Contractor's expense shall make available cost documentation and information related to the Work, including but not limited to the Contractor's applications for payment and all supporting detail, purchase orders and change orders with supporting detail, applicable unit cost breakdown plus premium time breakdown and supplier invoices and other related cost documents.

INSERT I: 3.20 THIRD-PARTY WARRANTIES

INSERT J: 3.20.1 With respect to all of the components of the Work, Contractor shall obtain for the benefit of the Owner and in the name of the Owner warranties from suppliers, vendors, fabricators, manufacturers, or other third parties, all as specified in the Contract Documents. Contractor hereby assigns to Owner any such rights Contractor may now or hereafter have under any such warranties.

INSERT K: 3.21 CONTRACTOR'S SERVICES AND RESPONSIBILITIES WITH RESPECT TO THE GARAGE

INSERT L: 3.21.1 Design services required by the Contract shall be performed by qualified architects and other design professionals. The contractual obligations of such professional persons or entities are undertaken and performed in the interest of and at the expense of the Contractor.

INSERT M: 3.21.2 The agreements between the Contractor and the Garage Architect and other design professionals identified in this Contract, and any subsequent modifications, shall be in writing. These agreements, including financial arrangements with respect to this Project, shall be promptly and fully disclosed to the Owner upon request.

INSERT N: 3.21.3 Construction budgets for the Garage shall be prepared by qualified professionals, cost estimators or contractors retained by and acting in the interest of the Contractor.

INSERT O: 3.21.4 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, subcontractors and their agents and employees, and other persons, including the Garage Architect and other design professionals, performing any portion of the Contractor's obligations under this Paragraph 3.21.

INSERT P: 3.21.5 The Contractor's basic services with respect the Garage are described below.


AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosection. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                               Electronic Format A201/CMa-1992
  User Document: FORM - 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 - Page #16

Insert Q:       .1  The Contractor shall provide a preliminary evaluation of the Owner's program and project budget requirements each in terms of the other with respect to construction of the Garage.

Insert R:       .2  The Contractor shall visit the site become familiar with the local conditions and correlate observable conditions with the requirements of the Owner's program schedule and budget with respect to construction of the Garage.

Insert S:       .3  The Contractor shall review laws applicable to design and construction of the Garage: correlate such laws with the Owner's program requirements and advise the Owner if any program requirement may cause a violation of such laws Necessary changes to the Owner's program shall be accomplished by appropriate written modification or disclosed as described in Subparagraph 3.21.5.5.

Insert T:       .4  The Contractor shall review with the Owner alternative approaches to design and construction of the Garage.

Insert U:       .5  The Contractor shall submit to the Owner a Proposal,
including the completed Preliminary Design Documents, and a proposed schedule for completion of the Garage. Preliminary Design Documents shall consist of preliminary design drawings, outline specifications or other documents sufficient to establish the size, quality and character of the entire Garage, its architectural, structural, mechanical and electrical systems, and the materials and such other elements of the Garage as may be appropriate. Deviations from the Owner's program shall be disclosed in the Proposal as well as explanations for said deviations.

Insert V:       .6  The Contractor shall consult with the Owner and other
persons or entities not designated in this Contract to define the program requirements of the Garage and to review the understanding of such requirements with the Owner.

Insert W:       .7  The Contractor shall document the applicable requirements necessary for the various Garage functions or operations.

Insert X:       .8  The contractor shall provide a review and analysis of the functional and organizational relationships, requirements, and objective for the Garage.

Insert Y:       .9  The Contractor shall set forth a written program of
requirements for the Owner's approval which summarizes the Owner's objectives, schedule, constraints and criteria.

Insert Z:       .10  The Contractor shall provide services at the Owner's
specific request to perform detailed investigations of existing conditions of facilities or to make measured drawings thereof.

Insert AA:      .11  The Contractor shall designate a representative authorized to act on the Contractor's behalf with respect to the Project.

Insert AB:      .12  The Contractor's basic services include the preparation of the Garage Construction Documents. The Contractor shall submit Garage Construction Documents for review and approval by the Owner. Garage Construction Documents may include drawings, specifications, and other documents and electronic data setting forth in detail the requirements for construction of the Garage, and shall be consistent with the intent of the Contractor's Proposal, provide information for the use of those in the building trades and include documents customarily required for regulatory agency approvals.

Insert AC:      .13  The Contractor with the assistance of the Owner, shall file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Garage.

Insert AD:      .14  Unless otherwise provided in the Garage Construction
Documents the Contractor shall provide or cause to be provided and shall pay for design services necessary for proper execution and completion of the Garage, whether temporary or permanent and whether or not incorporated or to be incorporated in the Garage.

                                   ARTICLE 4
                         ADMINISTRATION OF THE CONTRACT

4.1    ARCHITECT

4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

4.2    CONSTRUCTION MANAGER

4.2.1 The Construction Manager is the person or entity identified as such in the Agreement and is referred to

--------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
User Document: FORM - 12/20/1997. AIA License Number 105525, which expires on 6/30/1996 - Page #17 throughout the Contract Documents as if singular in number. The term "Construction Manager" means the Construction Manager or the Construction Manager's authorized representative.

4.3 Duties, responsibilities and limitations of authority of the Construction Manager and Architect as set forth in the Contract Documents shall not be restricted, modified or extended without consent of the Owner, Construction Manager, Architect and Contractor. The Owner's written consent must be signed on behalf of the Owner by the President of the Owner's General Partner. That position is currently held by Mr. Brian McMullan

4.4 In case of termination of employment of the Construction Manager or Architect, the Owner shall appoint a construction manager or architect against whom the Contractor makes no reasonable objection and whose status under the Contract Documents shall be that of the former construction manager or architect, respectively.

4.6  ADMINISTRATION OF THE CONTRACT

4.6.1 The Construction Manager and Architect will provide administration of the Contract as described in the Contract Documents. The Construction Manager and Architect will advise and consult with the Owner and will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract, such modification to be evidenced by a written instrument signed on behalf of the Owner by the President of Owner's general partner.

4.6.2 The Construction Manager will determine in general that the Work is being performed in accordance with the requirements of the Contract Documents, will keep the Owner informed of the progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work.

4.6.5 The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work. The inspection of the Work consisting of furniture, furnishings, or equipment by the Owner or the Architect upon delivery shall be for the sole purpose of identifying furniture, furnishings, or equipment and of verifying quantities delivered. Such inspections are not final and do not constitute acceptance of, or taking charge or control over, furniture, furnishings, or equipment prior to installation and final completion unless the Owner specifically accepts it in writing. If any previously inspected or accepted Work is found to be defective or damaged or not in conformance with the Contract Documents, the Owner may refuse or revoke acceptance.

4.6.6 The Construction Manager, except to the extent required by Subparagraph 4.6.4, and Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility as provided in Paragraph 3.3, and neither will be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents. Neither the Construction Manager nor the Architect will have control over or charge of or be responsible for acts or Commissions of the Contractor, Subcontractors, or their agents or employees, or of any other person performing portions of the Work.

--------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 - Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.


                                                 Electronic Format A201/CMa-1992
User Document: FORM - 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 - Page #18

The Owner and Contractor shall communicate through the Construction Manager, and shall contemporaneously provide the same communications to the Architect. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Construction Manager and shall be contemporaneously provided to the Architect.

4.6.8 The Construction Manager will review and certify all Applications for Payment by the Contractor, including final payment. After reviewing and certifying the amounts due the Contractors, the Construction Manager will submit the Contractor's Application for Payment and Certificate for Payment, to the Architect.

4.6.9 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, and the certifications of the Construction Manager, the Architect will review and certify the amounts due the Contractors and will issue Certificates for Payment in such amounts.

4.6.10 The Architect will have authority to reject Work which does not conform to the Contract Documents, and to require additional inspection or testing, in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed, but will take such action only after notifying the Construction Manager. Subject to review by the Architect, the Construction Manager will have the authority to reject Work which does not conform to the Contract Documents. Whenever the Construction Manager considers it necessary or advisable for implementation of the intent of the Contract Documents, the Construction Manager will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. The foregoing authority of the Construction Manager will be subject to the provisions of Subparagraphs 4.6.18 through 4.6.20 inclusive, with respect to interpretations and decisions of the Architect. However, neither the Architect's nor the Construction Manager's authority to act under this Subparagraph 4.6.10 nor a decision made by either of them in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect or the Construction Manager to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing any of the Work.

4.6.11 The Construction Manager will receive from the Contractor and review and approve all Shop Drawings, Product Data and Samples, and transmit to the Architect those recommended for approval. The Construction Manager's actions will be taken with such reasonable promptness as to cause no delay in the Work of the Contractor or in the activities of separate contractors, the Owner, or the Architect. Review and approval of Shop Drawings, Product Data, or Samples does not indicate approval of changes in the Contract Sum or Contract Time. These can be authorized only as provided in Article 7, Changes in the Work.

4.6.12 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness, but not to exceed fourteen (14) calendar days, as to cause no delay in the Work of the Contractor or in the activities of separate contractors, the Owner, or the Construction Manager, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component. Review and approval of Shop Drawings, Product Date, or Samples does not indicate approval of changes in the Contract Sum or Contract Time. These can be authorized only as provided in Article 7, Changes in the Work.

4.6.13 The Construction Manager will prepare Change Orders and Construction Change Directives for Owner's signature as provided in Paragraphs 7.2.1 and 7.3.1.

-------------------------------------------------------------------------------

AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y
WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                Electronic Format A201/CMa-1992

User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #19

4.6.14 Following consultation with the Construction Manager, the Architect will take appropriate action on Change Orders or Construction Change Directives in accordance with Article 7.

4.6.15 The Construction Manger will maintain at the site for the Owner one record copy of all Contracts, Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record all changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These will be available to the Architect and the Contractor, and will be delivered to the Owner upon completion of the Project.

4.6.16 The Construction Manager will assist the Architect in conducting inspections to determine the dates of Substantial Completion and final completion, and will receive and forward to the Owner written warranties and related documents required by the Contract and assembled by the Contractor. The Construction Manager will forward to the Architect a final Application for Payment and Certificate for Payment upon compliance with the requirements of the Contract Documents.

4.6.17 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.6.18 The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of the Construction Manager, Owner or Contractor. The Architect's response to such requests will be made with reasonable promptness and within any time limits agreed upon. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.6, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

4.6.19 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

4.6.20 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

4.7  CLAIMS AND DISPUTES

4.7.1 DEFINITION. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.7.2 DECISION OF ARCHITECT. Claims, including those alleging an error or omission by the Construction Manager or Architect, shall be referred initially to the Architect for action as provided in Paragraph 4.8. A decision by the Architect, as provided in Subparagraph 4.8.4., shall be required as a condition precedent to arbitration or litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due, regardless of (1) whether such matters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to arbitration or litigation in the event (1) the position of Architect is vacant,
(2) the Architect has not received evidence or has failed to render a decision within agreed time limits, (3) the Architect has failed to take action required under Subparagraph 4.8.4 within 30 days after the Claim is made, (4) 45 days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic's lien.

4.7.3 TIME LIMITS ON CLAIMS. Claims by either party must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

4.7.4 CONTINUING CONTRACT PERFORMANCE. Pending final resolution of a Claim including litigation
-------------------------------------------------------------------------------

AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION-AIA (R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292. Y WARNING:
Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below. Electronic Format A201/CMa-1992 User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #20 unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

4.7.5 WAIVER OF CLAIMS: FINAL PAYMENT. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

     .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

     .2 failure of the Work to comply with the requirements of the Contract Documents; or

     .3   terms of special warranties required by the Contract Documents.

4.7.6 CLAIMS FOR CONCEALED OR UNKNOWN CONDITIONS. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.8.

4.7.7 CLAIMS FOR ADDITIONAL COST. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) failure of payment by the Owner, (4) termination of the Contract by the Owner, (5) Owner's suspension or (6) other reasonable grounds. Claim shall be filed in accordance with the procedure established herein.

4.7.8  CLAIMS FOR ADDITIONAL TIME.

4.7.8.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

4.7.8.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions had an adverse effect on the scheduled construction.

4.7.9 INJURY OR DAMAGE TO PERSON OR PROPERTY. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose act such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.7.7 or 4.7.8.

4.8    RESOLUTION OF CLAIMS AND DISPUTES

4.8.1 The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect experts to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.

4.8.2 If a Claim has been resolved, the Architect will prepare or obtain appropriate documentation.

4.8.3  If a Claim has not been resolved, the party making

-------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISOR EDITION - AIA (R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292. Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
                                              User Document: FORM -- 12/20/1997.
                AIA License Number 105525, which expires on 6/30/1998 -- Page#21 the Claim shall, within ten days after the Architect's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.

4.8.4 If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect's decision will be made within seven days, which decision shall be final and binding on the parties but subject to litigation. Upon expiration of such time period, the Architect will render to the parties the Architect's written decision relative to the Claim, including any change in the Contract Sum or Contract Time or both. If there is a surety and there appears to be a possibility of a Contractor's default, the Architect may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

4.9    ARBITRATION

4.9.1  CONTROVERSIES AND CLAIMS SUBJECT TO ARBITRATION.

4.9.2  RULES AND NOTICES FOR ARBITRATION.

4.9.3  CONTRACT PERFORMANCE DURING ARBITRATION.

4.9.4  WHEN ARBITRATION MAY BE DEMANDED.

4.9.4.1

4.9.4.2

4.9.5  LIMITATION ON CONSOLIDATION OR JOINDER.

-------------------------------------------------------------------------------

AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                Electronic Format A201/CMa-1992

User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #22

4.9.6     CLAIMS AND TIMELY ASSERTION OF CLAIMS.

4.9.7     JUDGMENT ON FINAL AWARD.

INSERT AE: 4.10 LITIGATION

INSERT AF: 4.10.1   CONTROVERSIES AND CLAIMS SUBJECT TO LITIGATION. Any
controversy or Claim arising out of or related to the Contract or the breach thereof may be the subject of litigation. Such controversies or Claims upon which the Architect has given notice and rendered a decision as provided in Subparagraph 4.8.4 and not subject to arbitration shall be subject to litigation.

INSERT AG: 4.10.2   CONTRACT PERFORMANCE DURING LITIGATION. During litigation, the Owner and Contractor shall comply with Subparagraph 4.7.4.

INSERT AH: 4.10.3   DECISION FINAL. When a written decision of the Architect
states that (1) the decision is final but subject to litigation and (2) a demand for litigation of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to commence litigation within 30 days after final completion of the Project.

INSERT AL: 4.10.4   WAIVER OF TRIAL BY JURY. OWNER AND CONTRACTOR TO THE
FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO THEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDINGS, INCLUDING WITHOUT LIMITATION, ANY CONTRACT OR TORT ACTION RELATED TO THIS CONTRACT.

INSERT AJ: INITIALS___________  INITIALS___________

                                   ARTICLE 5
                                 SUBCONTRACTORS

5.1       DEFINITIONS

5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contact with a Subcontractor to perform a portion of the Work at the site. The term "Sub-contractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2       AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Construction Manager for review by the Owner, Construction Manager and Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The construction Manager will promptly reply to the Contractor in writing stating whether or not the Owner, Construction Manager or Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Construction Manager to reply promptly shall constitute notice of no reasonable objection.

5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner, Construction Manager or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3 If the Owner, Construction Manager or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner, Construction Manager or Architect has no
------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is a subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 ELECTRONIC FORMAT A201/CMA-1992
USER DOCUMENT: FORM -- 12/20/1997, AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- PAGE #23
reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner, Construction Manager or Architect makes reasonable objection to such change.

5.3 SUBCONTRACTUAL RELATIONS

5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner, Construction Manager and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner, Construction Manager and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-contractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to this the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be a variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4  CONTINGENT ASSIGNMENT OF SUBCONTRACTS

5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

     .1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing, and

     .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.


5.4.2

                                   ARTICLE 6
                          CONSTRUCTION BY OWNER OR BY
                               OTHER CONTRACTORS

6.1                       OWNER'S RIGHT TO PERFORM
                        CONSTRUCTION WITH OWN FORCES
                         AND TO AWARD OTHER CONTRACTS

6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, which include persons or entities under separate contracts not administered by the Construction Manager. The Owner further reserves the right to award other contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

6.1.2 When the Owner performs construction or operations with the Owner's own forces including persons or entities under separate contracts not administered by the Construction Manager, the Owner shall provide for coordination of such forces with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so.

6.1.3 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in this Article 6 and in Articles 3, 10, 11 and 12.

6.2 MUTUAL RESPONSIBILITY

6.2.1 The contractor shall afford the Owner's own forces,
------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is a subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #24

Construction Manager and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner's own forces or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Construction Manager and Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgement that the Owner's own forces or separate contractors' completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

6.2.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed construction or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

6.2.5 Claims and other dispute and matters in question between the Contractor and a separate contractor shall be subject to the provisions of Paragraph 4.7 provided the separate contractor has reciprocal obligations.

6.2.6 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.

6.3    OWNER'S RIGHT TO CLEAN UP

6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Construction Manager, in consultation with the Architect, determines to be just.

                                   ARTICLE 7
                              CHANGES IN THE WORK

7.1    CHANGES

7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by a Change Order, or a Construction Change Directive, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2 A Change Order shall be based upon agreement among the Owner, Construction Manager, Architect and Contractor; a Construction Change Directive requires agreement by the Owner, Construction Manager and Architect and may or may not be agreed to by the Contractor.

7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and Contractor shall proceed promptly, unless otherwise provided in the Change Order, or Construction Change Directive.

7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

7.2    CHANGE ORDERS

7.2.1 A Change Order is a written instrument prepared by the Construction Manager and signed on behalf of the Owner by the President of Owner's General Partner, and by the Construction Manager, Architect and Contractor, stating their agreement upon all of the following:

     .1   a change in the Work;

     .2   the amount of the adjustment in the Contract Sum, if any; and

     .3   the extent of the adjustment in the Contract Time, if any.

7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.
-------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISOR EDITION - AIA (R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                ELECTRONIC FORMAT A201/CMa-1992
                                             USER DOCUMENT: FORM -- 12/20/1997.
              AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- PAGE #25

INSERT AK: 7.2.3 Subject to Contractor's reasonable exception, which shall be expressly stated on the face of the Change Order prior to Owner's approval of the Change Order, agreement on any Change Order shall constitute a final settlement of all matters relating to the change in the Work which is the subject of the Change Order, including, but not limited to all direct, indirect and impact costs and time associated with such change and any and all adjustments to the Contract Sum and the Construction Schedule and under any and all cumulative impacts and cardinal changes. In the event Change Order increases or decreases the Contract Sum. Contractor shall include the Work covered by such Change Order in Applications for Payment as if such Work,was originally part of the Contract Documents.

7.3       CONSTRUCTION CHANGE DIRECTIVES

7.3.1 A Construction Change Directive is a written order prepared by the Construction Manager and signed on behalf of the Owner by the President of Owner's General Partner, and by the Construction Manager and Architect, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract,order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

     .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

     .2 unit prices stated in the Contract Documents or subsequently agreed upon;

     .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

     .4   as provided in Subparagraph 7.3.6

7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Construction Manager and Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Construction Manager on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Construction manager may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

     .1   costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers compensation insurance;

     .2   costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;


     .3   rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

     .4   costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work, and

     .5   additional costs of supervision and field office personnel directly attributable to the change.

INSERT AL: .6 solely in the case of the Garage Work, fees paid to the Garage Architect, engineers and other professionals.


-------------------------------------------------------------------------------

AIA DOCUMENT A20/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER - ADVISER EDITION- AIA (R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHING-TON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                               Electronic Format A201/CMa-1992
USER DOCUMENT: FORM -- 12/20/1997. AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- PAGE #26

7.3.7 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Construction Manager. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

7.3.8 If the Owner and Contractor do not agree with the adjustment in Contract Time or the method of determining it, the adjustment or the method shall be referred to the Construction Manager for determination.

7.3.9 When the Owner and Contractor agree with the determination made by the Construction Manager concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately issued through the Construction Manager and shall be recorded by preparation and execution of an appropriate Change Order.

7.4  MINOR CHANGES IN THE WORK

7.4.1

                                   ARTICLE 8
                                      TIME

8.1 DEFINITIONS

8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2 The date of commencement of the work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.2  PROGRESS AND COMPLETION

8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing this Agreement the Contractor confirms that the Contract Time is a reasonable period of time for performing the Work and the time period set forth in Paragraph 4.2 of the Agreement is a reasonable period to achieve Final Completion.

8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion with the Contract Time and shall achieve Final Completion by the date set forth in Paragraph 4.2 of the Agreement.

8.3  DELAYS AND EXTENSIONS OF TIME

8.3.1 If the Contractor is delayed at any time in progress of the Work by an act or neglect of the Owner's own forces, Construction manager, Architect, or of a separate contractor or an employee of any of them, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the Owner pending litigation, or by other causes which the Architect, based on the recommendation of the Construction Manager, determines may justify delay, then the Contract time shall be extended by Change Order for such reasonable time as the Architect may determine.

8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.7.

-------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISOR EDITION - AIA (R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292 Y Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
              ELECTRONIC FORMAT A201/CMa-1992 USER DOCUMENT: FORM -- 12/20/1997.
                                     AIA LICENSE NUMBER 105525, WHICH EXPIRES ON
                                                           6/30/1998 -- PAGE #27

8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.



                                   ARTICLE 9
                            PAYMENTS AND COMPLETION

9.1       CONTRACT SUM

9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2       SCHEDULE OF VALUES

9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect, through the Construction Manager, a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Construction Manager and Architect may require. This schedule, unless objected to by the Construction Manager or Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

9.3       APPLICATIONS FOR PAYMENT

9.3.1 Five (5) business days prior to the end of each calendar month, the Contractor shall submit to the Construction Manager, Architect, and Owner an itemized Application for Payment for Work completed and projected to be completed by the end of such calendar month in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner, Construction Manager or Architect may require, such copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the contract Documents. Such Application for Payment shall be certified as correct by Contractor and shall be accompanied by waivers of liens and other documentation from Subcontractors and suppliers as may be reasonably required by the Owner. In addition, such Application for Payment shall contain a certification by the Contractor that there are no claims of mechanics' or materialmen's liens at the date of such Application for Payment, that the Contractor has no knowledge of any mechanics' or materialmen's liens with respect to the Work, that all due and payable bills with respect to the Work have been paid to date, that there is no known basis for the filing of any mechanics' or materialmen's liens on the Work, and that waivers from all Subcontractors and suppliers constitute an effective waiver of lien under the laws of the jurisdiction in which the Project is located to the extent of payments that have been made or are to be made concurrently with payment pursuant to such Application for Payment.

9.3.1.1 Such applications may include requests for payment on account of charges in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders.

9.3.1.2 Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims security interests or encumbrances in favor of the contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

9.4       CERTIFICATED FOR PAYMENT

9.4.1 The Construction Manager will after certifying the amounts due on the Contractor's Application for Payment forward it to the Architect within three (3) business days after such certification and after receipt of such additional or supplemental lien releases as may be reasonably requested by Contractor.
--------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER - ADVISER EDITION - AIA (R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violated U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reduced without violation until the date of expiration as noted below.

                                                 ELECTRONIC FORMAT A201/CMa-1992
USER DOCUMENT: FORM -- 12/20/1997. AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- Page #28

9.4.2 Within three (3) business days after the Architect's receipt of the Contractor's Application for Payment, the Construction Manager and Architect will either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Construction Manager and Architect determine is properly due, or notify the Contractor and Owner in writing of the Construction Manager's and Architect's reason for withholding certification in whole or in part as provided in Subparagraph 9.5.1. Such notification will be forwarded to the Contractor by the Construction Manager.

9.4.3 The issuance of a Certificate for Payment will constitute representations made separately by the Construction Manager and Architect to the Owner, based on their individual observations at the site and the data comprising the Application for Payment submitted by the Contractor, that the Work has progressed to the point indicated and that, to the best of the Construction Manager's and Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Construction Manager or Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Construction Manager or Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed the Contractor's construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5       DECISIONS TO WITHHOLD CERTIFICATION

9.5.1 The Construction Manager or Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Construction Manager's or Architect's opinion the representations to the Owner required by Subparagraph 9.4.3 cannot be made. If the Construction Manager or Architect is unable to certify payment in the amount of the Application, the Construction Manager or Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.2. If the Contractor, Construction Manager and Architect cannot agree on a revised amount, the Construction Manager and Architect will promptly issue a Certificate for Payment for the amount for which the Construction Manager and Architect are able to make such representations to the Owner. The Construction Manager or Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for payment previously issued, to such extent as may be necessary in the Construction Manager's or Architect's opinion to protect the Owner from loss because of:

     .1  defective Work not remedied;

     .2 third party claims filed or reasonable evidence indicating probably filing of such claims;

     .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

     .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

     .5  damage to the Owner or another contractor;

     .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

     .7 material failure to carry out the Work in accordance with the Contract Documents.

9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6   PROGRESS PAYMENTS

9.6.1 The Construction Manager's and Architect's Certificate for Payment shall be processed and forwarded to the Owner within three (3)

----------------------------------------------------------------------------

AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992

User Document: FORM - 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 --Page #29 business days after the Architect's receipt of the Contractor's Application for Payment. Within three (3) business days after receipt of the Construction Manager's and Architect's Certificate for Payment, the Owner shall, after its approval of the Certificate for Payment, make payment to the Contractor of the amount specified in the Certificate for Payment (which shall provide for all applicable retentions). Such payment by the Owner shall not constitute approval or acceptance of any item of cost in the Application for Payment. No partial payment made hereunder shall be, or be construed to be, final acceptance or approval of that portion of the Work to which such partial payment relates or relieve the Contractor of any of its obligations hereunder with respect thereto.

9.6.2 The Contractor shall promptly, and in no event later than three (3) business days after receipt of payment from the Owner, pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-Contractors in similar manner.

9.6.3 The Construction Manager will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Owner, Construction Manager and Architect on account of portions of the Work done by such Subcontractor.

9.6.4 Neither the Owner, Construction Manager nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

9.6.5 Payment to the Garage Architect and material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

9.7    FAILURE OF PAYMENT

9.7.1 If, through no fault of the Contractor, 1) the Construction Manager and Architect do not issue a Certificate for Payment within eleven (11) business days after the Construction Manager's receipt of the Contractor's Application for Payment or 2) the Owner does not pay the Contractor within five(5) business days after the date established in the Contract Documents the amount certified by the Construction Manager and Architect or awarded by arbitration or litigation, then the Contractor may, upon seven additional days' written notice to the Owner, Construction Manager and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, which shall be accomplished as provided in Article 7.

9.8    SUBSTANTIAL COMPLETION

9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor and Construction Manager shall jointly prepare and submit to the Architect a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the list, the Architect, assisted by the Construction Manager, will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the list, which is not in accordance with the requirements of the Contract Documents, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect, assisted by the Construction Manager, to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial
Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract
Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of

AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A201/CMa-1992
    User Document: FORM -- 12/20/1997. AIA License Number 105525, which expires on 6/30/1998 -- Page #30

Substantial Completion. The Certificate of Substantial
Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Construction Manager and Archtect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents with the consent of the surety. The payment shall be sufficient to increase the total payments to ninety-five percent (95%) of the Contract Sum, less such amounts as the Architect and Construction Manager shall determine for incommplete Work and unsettled claims.

9.9  PARTIAL OCCUPANCY OR USE

9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract
Documents. When the Contractor considers a portion substantially complete, the Contractor and Construction Manager shall jointly prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect after consultation with the Construction Manager.

9.9.2 Immediately prior to such partial occupancy or use, the Owner, Construction Manager, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10  FINAL COMPLETION AND FINAL PAYMENT

9.10.1 Upon completion of the Work, the Contractor shall forward to the Construction a Manager a written notice that the Work is ready for final inspection and acceptance and shall also forward to the Construction Manager a final Contractor's Application for Payment. Upon receipt, the Construction Manager will forward the notice and Application to the Architect who will promptly make such inspection. When the Architect, based on the recommendation of the Construction Manager, finds the Work acceptable under the Contract Documents and the Contract fully performed, the Construction Manager and Architect will promptly issue a final Certificate for Payment stating that to the best of their knowledge, information and belief, and on the basis of their observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Construction Manager's and Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect through the Construction Manager (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or other wise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner.
If a Subcontractor refused to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien or claim. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

--------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHING-TON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This Document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below. Electronic Format A201/CMa-1992
User Document: FORM -12/20/1997.AIA License Number 105525, which expires on 6/30/1998 -- Page #31

9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Construction Manager and Architect so confirm, the Owner shall, upon application by the Contractor and certification by the Construction Manager and Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect through the Construction Manager prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of Claims. The making of final payment shall constitute a waiver of Claims by the Owner as provided in Subparagraph 4.4.5.

9.10.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. Such waivers shall be in addition to the waiver described in Subparagraph 4.7.5.

Insert AM: 9.11 LIQUIDATED DAMAGES

Insert AN: The Contractor shall be liable for and shall pay the Owner the sums stipulated as liquidated damages for each calendar day of delay until the Work is Substantially Completed, all in accordance with and as set forth in Paragraph 4.3 of the Agreement. Contractor and Owner have independently determined that the damages to be suffered by Owner in the event of such delay are uncertain and would be extremely difficult to determine and impractical to ascertain, but that the sums set forth in Paragraph 4.3 of the Agreement are a reasonable estimate of a fair liquidated compensation.

                                        ARTICLE 10
                     PROTECTION OF PERSONS AND PROPERTY

10.1  SAFETY PRECAUTIONS AND PROGRAMS

10.1.1 See Supplementary Conditions.

10.1.2 In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner, Construction Manager and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect on litigation has not been commenced.

10.1.3 The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

10.1.4 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Construction Manager, Architect, their consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4.

10.1.5 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner, Construction Manager and Architect in writing. The Owner, Contractor,
________________________________________________________________________________
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

Electronic Format A201/CMa-1992
User Document:FORM - 12/20/1997.AIA License Number 105525, which expires on 6/30/1998 - Page #32

Construction Manager and Architect shall then proceed in the same manner described in Subparagraph 10.1.2.

10.1.6 The Owner shall be responsible for obtaining the services of a licensed laboratory to verify a presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor, Construction Manager and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor, the Construction Manager and the Architect will promptly reply to the Owner in writing stating whether or not any of them has reasonable objection to the persons or entities proposed by the Owner. If the Contractor, Construction Manager or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor, the Construction Manager and the Architect have no reasonable objection.

10.2    SAFETY OF PERSONS AND PROPERTY

10.2.1  See Supplementary Conditions.

        .1

        .2

        .3

        .4


10.2.2

10.2.3

10.2.4

10.2.5

10.2.6

10.2.7

10.3    EMERGENCIES

10.3.1

                                   ARTICLE 11
                              INSURANCE AND BONDS

--------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION-CONSTRUCTION MANAGER-ADVISER EDITION AIA (R). (C)1992 THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W. WASHINGTON D.C. 20006-5292 Y WARNING; Unlicensed photocoping violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
Electronic Format A201/CMa-1992
User Document:  FORM--12/20/1997.  AIA License
Number 105525, which expires on 6/30/1998--Page #33

11.1   CONTRACTOR'S LIABILITY INSURANCE

11.1.1 See Supplementary Conditions.

      .1

      .2

      .3

      .4

      .5

      .6

      .7

  11.1.2

  11.1.3

  11.2   OWNER'S LIABILITY INSURANCE

  11.2.1

  11.3   PROPERTY INSURANCE

  11.3.1

  11.3.1.1

AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER - ADVISER EDITION - AIA (R) - (C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE,N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration ass noted below.

                                 Electronic Format A201/CMa-1992
    User Document: FORM - 12/20/1997. AIA License Number 105525,
                          which expires on 6/30/1998 -- Page #34

11.3.1.2

11.3.1.3

11.3.1.4

11.3.1.5

11.3.2          BOILER AND MACHINERY INSURANCE.

11.3.3          LOSS OF USE INSURANCE.

11.3.4

11.3.5

11.3.6

11.3.7          WAIVERS OF SUBROGATION.

______________________________________________________________________

AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION
- CONSTRUCTION MANAGER-ADVISOR EDITION - AIA (R)-(C)1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.


                                     Electronic Format A201/CMa-1992
       User Document: FORM -- 12/20/1997. AIA License Number 105525,
                              which expires on 6/30/1998 -- Page #35

11.3.8

11.3.9

11.3.10

11.3.11

11.4  PERFORMANCE BOND AND PAYMENT BOND

11.4.1 Except as may be otherwise agreed to in writing between Owner and Contractor, Contractor shall prior to the Commencement of the Work provide to Owner bonds covering the faithful performance of, and payment for, all the Work consisting of labor, parts, or materials for that portion of the Work consisting of (1) Electrical; (2) Mechanical; (3) Plumbing; (4) Steel; (5) Concrete, (6) any other portion of the Work in excess of $100,000 provided by a subcontractor; and (7) as otherwise agreed to by the Contractor and Owner, all such bonds to be in amounts, form and substance approved by Owner in writing and issued by companies fully licensed to do business in Nevada and approved by Owner in writing.

11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

                                   ARTICLE 12
                       UNCOVERING AND CORRECTION OF WORK

12.1  UNCOVERING OF WORK

12.1.1 If a portion of the Work is covered contrary to the Construction Manager's or Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by either, be uncovered for their observation and be replaced at the Contractor's expense without change in the Contract Time or change in the date set for final completion set forth in Paragraph 4.2 of the Agreement.

12.1.2 If a portion of the Work has been covered which the Construction Manager or Architect has not specifically requested to observe prior to its being covered, the Construction Manager or Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the
-------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISOR EDITION - AIA (R)(C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                Electronic Format A201/CMa-1992

   USER DOCUMENT: FORM --12/20/1997.AIA LICENSE NUMBER 105525, WHICH EXPIRES ON
                                                          6/30/1998 -- Page #36

Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

12.2      CORRECTION OF WORK

12.2.1 The Contractor shall promptly correct Work rejected by the Construction Manager or Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear costs of correcting such rejected Work, including additional testing and inspections and compensation for the Construction Manager's, Architect's and Garage Architect's services and expenses made necessary thereby.

12.2.2 If, within one year after the date of Substantial Completion of the Work, or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Architect issued through the Construction Manager, the Owner may remove it and store the salvable materials or equipment at the Contractor's expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days' written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Construction Manager's, Architect's and Garage Architect's services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

12.2.5 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or other Contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to any obligations which the Contractor might have under the Contract Documents including, without limitation, obligations under this Paragraph 12.2. Establishment of the time period of one year (or longer, if otherwise specified in the Contract Documents) as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's breach of its obligations.

12.3      ACCEPTANCE OF NONCONFORMING WORK

12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

13.1      GOVERNING LAW

13.1.1 The Contract shall be governed by the law of the place where the Project is located.

13.2      SUCCESSORS AND ASSIGNS

13.2.1    The Owner and Contractor respectively bind

------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 ELECTRONIC FORMAT A201/CMa-1992
USER DOCUMENT: FORM -- 12/20/1997. AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- PAGE #37
themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as hereinafter provided, neither party to the Contract shall assign the Contract as a whole without written consent of the other. Provided lenders agree to pay Contractor for all sums due and owing, notwithstanding anything to the contrary in this Agreement, the Owner shall have the right to assign the Contract to a lender for the purpose of obtaining financing for the construction and/or completion of the Project and the Contractor agrees to (i) acknowledge and consent in writing to such assignment, and (ii) acknowledge in writing, where the same is true, that the Owner is not in breach of the Contract. The Contractor shall, upon Owner's request, execute any instruments required by any lender to confirm the foregoing consent and acknowledgement. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

13.3      WRITTEN NOTICE

13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

13.4      RIGHTS AND REMEDIES

13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

13.4.2 No action or failure to act by the Owner, Construction Manager, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5      TESTS AND INSPECTIONS

13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents (including without limitation, the following sections of the Project Manual and Addenda thereto: Sections 01400, 02200, 02220, 02480, 02511, 02520, 02523, 02665, 02700, 02810, 03100, 03200, 03300, 03386, 03411,
03455, 03522, 04810, 05120, 05210, 05510, 05520, 05810, 06410, 07130, 07185,
07240, 07260, 07320, 07530, 07620, 07815, 07840, 08336, 08410, 08520, 08630,
08800, 08910, 09310, 09330, 09340, 09638, 09720, 09900, 10210, 11400, 14201,
14240, 14245, 14310, 14420, 15010, 15050, 15055, 15173, 15300, 15301, 15411,
15420, 15440, 15486, 15500, 15510, 15545, 15555, 15680, 15710, 15935, 15970,
15980, 15990, 15995, 16113, 16120, 16121, 16321, 16350, 16361, 16390, 16425,
16430, 16450, 16461, 16470, 16577, 16611, 16614, 16622, 16670, 16721, 16950) or
by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided in the Contract Documents, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Construction Manager and Architect timely notice of when and where tests and inspections are to be made so the Construction Manager and Architect may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

13.5.2 If the Construction Manager, Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Construction Manager and Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Construction Manager and Architect of when and where tests and inspections are to be made so the Construction Manager and Architect may observe such procedures. The Owner shall bear such costs except as provided in Subparagraph 13.5.3.

13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Construction Manager's and Architect's services and expenses.

13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Construction Manager for transmittal to the Architect.

13.5.5    If the construction Manager or Architect is to
-------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER - ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C.
20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as note below.
                                                 ELECTRONIC FORMAT A201/CMa-1992
 USER DOCUMENT: FORM -- 12/20/1997. AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- Page #38
observe tests, inspections or approvals required by the Contract Documents, the Construction Manager or Architect will do so promptly and, where practicable, at the normal place of testing.

13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

13.6      INTEREST

13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

13.7      COMMENCEMENT OF STATUTORY LIMITATION PERIOD

13.7.1    As between the Owner and Contractor:

     .1 BEFORE SUBSTANTIAL COMPLETION. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

     .2 BETWEEN SUBSTANTIAL COMPLETION AND FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

     .3 AFTER FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

Insert AO: 13.8  EQUAL OPPORTUNITY

Insert AP: 13.8.1 The Contractor shall maintain policies of employment as follows:

Insert AQ: 13.8.1.1 The Contractor and the Contractor's Subcontractors shall not discriminate against an employee or applicant for employment because of race, religion, color, sex or national origin. The Contractor shall take affirmative action to insure that applicants are employed, and that employees are treated during employment, without regard to their race, religion, color, sex or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the policies of nondiscrimination.

insert AR: 13.8.1.2 The Contractor and the Contractor's Subcontractors shall, in all solicitations or advertisements for employees placed by them, or on their behalf, state that all qualified applicants will receive consideration for employment without regard to race, religion, color, sex or national origin.

Insert AS: 13.9  TERMINATION OF PROFESSIONAL DESIGN SERVICES

Insert AT: 13.9.1 Prior to termination of the services of the Garage Architect, the Contractor shall identify to the Owner in writing another architect with respect to whom the Owner has no reasonable objections, who will provide the services originally to have been provided by the Garage Architect.

Insert AU: 13.10 IMMIGRATION REFORM CONTROL ACT

Insert AV: 13.10.1 All Contractors, Subcontractors and Sub-subcontractors must adhere to the Immigration Reform Control Act of 1986 and shall maintain I-9 forms regarding all employees. It is not the Owner's obligation to insure compliance with this law, however, the Owner reserves the right to inspect and copy the Contractor's records in this regard upon request.

                                   ARTICLE 14
                           TERMINATION OR SUSPENSION
                                OF THE CONTRACT
-------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISOR EDITION - AIA (R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292
Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                 ELECTRONIC FORMAT A201/CMa-1992
     USER DOCUMENT: FORM -- 12/20/1997. AIA LICENSE NUMBER 105525, WHICH EXPIRES
                                                        ON 6/30/1998 -- PAGE #39

14.1      TERMINATION BY THE CONTRACTOR

14.1.1 The Contract may terminate the Contract if the Work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, for any of the following reasons:

     .1 issuance of an order of a court or other public authority having jurisdiction;

     .2 an act of government, such as a declaration of national emergency, making material unavailable;

     .3 because the Construction Manager or Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.2, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents;

     .4 if repeated suspensions, delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less; or

     .5 the Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1.

14.1.2 If one of the above reasons exists, the Contractor may, upon seven additional days' written notice to the Owner, Construction Manager and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

14.1.3 If the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner, Construction Manager and Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2.

14.2      TERMINATION BY THE OWNER FOR CAUSE

14.2.1    The Owner may terminate the Contract if the Contractor:

     .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

     .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

     .3 persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

     .4 otherwise is guilty of substantial breach of a provision of the Contract Documents.

14.2.2 When any of the above reasons exist, the Owner; may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

     .1 take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

     .2   accept assignment of subcontracts pursuant to Paragraph 5.4; and

     .3 finish the Work by whatever reasonable method the Owner may deem expedient.

14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

14.2.4

------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 ELECTRONIC FORMAT A201/CMa-1992
USER DOCUMENT: FORM -- 12/20/1997. AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- PAGE #40

14.3      SUSPENSION BY THE OWNER FOR CONVENIENCE

14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

14.3.2 An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent:

     .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

     .2 that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3 Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.

------------------------------------------------------------------------------
AIA DOCUMENT A201/CMa - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA (R) - (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C., 20006-5292 Y WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 ELECTRONIC FORMAT A201/CMa-1992
USER DOCUMENT: FORM -- 12/20/1997. AIA LICENSE NUMBER 105525, WHICH EXPIRES ON 6/30/1998 -- PAGE #41

                                        SUPPLEMENTARY CONDITIONS

The following supplements modify the "General Conditions of the Contract for Construction, Construction Manager-Adviser Edition" AIA Document A201/CMa, 1992, which is attached to and made a part of that certain Standard Form of Agreement Between Owner and Contractor where the basis of payment is the Cost of the Work plus a Fee with or without a Guaranteed Maximum Price dated December 21, 1997, entered into between The Resort at Summerlin Limited Partnership, a Nevada limited partnership, as Owner, and J.A. Jones Construction, as Contractor.

PARAGRAPH 10.1.1

          Paragraph 10.1.1 shall be deleted and replaced with the following language:

          10.1.1 The Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of the Contract.

          10.1.1.1 The Contractor shall take all precautions and follow all procedures for the safety of, and shall provide all protection to prevent injury to, all persons involved in any way in the Work and all other persons, including, without limitation, the employees, agents, guests, visitors, invitees and licensees of the Owner. These precautions shall include, but in no event be limited to the:

               a. Provisions of the Owner's Project Safety Policy/Handbook described in Paragraph 11
               b. Posting of danger signs and personal notification to all affected persons of the existence of a hazard, of whatever nature
               c. Furnishing and maintaining of necessary traffic control barricades and flagman services
               d. Use or storage of required explosives or other hazardous materials only under the supervision of qualified personnel
               e. Maintenance of adequate quantities of hose and operable fire extinguishers at the Work site

                                                        Initials [ILLEGIBLE]
                                                                 -----------
                                                        Initials [ILLEGIBLE]
                                                                 -----------

     10.1.1.2 The Contractor shall set forth in writing its safety precautions and programs in connection with the Work, which will meet or exceed any and all applicable laws, ordinances, rules, regulations, and orders of any public, quasi-public, or other authority relating to the safety of persons and their protection against injury, specifically including, but in no event limited to the:

          a. Federal Occupational Safety and Health Act of 1970, as amended, and all rules and regulations now or hereafter in effect pursuant to said Act
          b. All codes, rules, regulations and requirements of the Owner and its insurance carriers.

     In the event of conflicting requirements, the more stringent shall govern.

     10.1.1.3 All of the Work, and all equipment, machinery, materials, tools and like items incorporated or used in the Work, shall be in compliance with and conform to:

          a. All applicable laws, ordinances, rules, regulations, and orders of any public, quasi-public, or other authority relating to the safety of persons and their protection against injury, specifically including, but in no event limited to, the Federal Occupational Safety and Health Act of 1970, as amended, and all rules and regulations now or hereafter in effect pursuant to said Act; and
          b. All codes, rules, regulations and requirements of Owner and its insurance carriers relating thereto.

     In the event of conflicting requirements, the more stringent shall govern.

     10.1.1.4 The Contractor shall provide a qualified and full-time safety representative, who shall be assigned exclusively to the Project and whose full-time responsibility shall be to enforce the Contractor's Safety and Substance Abuse Programs, to assure compliance with Paragraph 10.1 and to

                                                    Initials [ILLEGIBLE]
                                                             ------------

                                                    Initials [ILLEGIBLE]
                                                             ------------
     prevent accidents. The Contractor shall require any other party performing any of the Work to designate a responsible supervisory representative to assist the Contractor's representative in the performance of his or her duties. In addition, the Contractor shall require any party with more than 40 employees on the Project site to have a designated full-time employee, who shall be assigned exclusively to the Project and whose exclusive responsibility shall be to enforce the Contractor's Safety and Substance Abuse Programs, to assure compliance with Paragraph 10.1 and to prevent accidents.

     10.1.1.5 Should the Contractor fail to provide a safe area for the performance of the Work or any portion thereof, the Owner shall have the right, but not the obligation, to suspend Work in the unsafe area. All costs of any nature resulting from the suspension, by whomsoever incurred, shall be paid by the Contractor.

     10.1.1.6 The Contractor shall provide, or cause to be provided, each worker performing work on the Work the proper safety equipment for the duties being performed by that worker and will not permit any worker performing work on the Work who fails or refuses to use the same.

     10.1.1.7 The Contractor shall defend, indemnify, and hold Owner, and its respective officers, directors, agents, employees, and assigns harmless from and against any and all liability, public or private, penalties, contractual or otherwise, losses, damages, costs, attorneys' fees, expenses, causes of action, claims or judgments resulting either in whole or in part from any failure of the Contractor or any person or entity performing any of the Work, to comply with provisions of this Paragraph 10.1, including but not limited to all applicable laws, ordinances, rules, regulations, and orders of any public, quasi-public, or other authority relating to the safety of persons and their protection against injury, specifically including, but in no event limited to, the Federal Occupational Safety and Health Act of 1970, as amended, and all rules and regulations now or hereafter in effect pursuant to said Act. The Contractor shall not be relieved of its responsibilities under this paragraph 10.1 should

                                                   Initials [ILLEGIBLE]
                                                            -------------

                                                   Initials [ILLEGIBLE]
                                                            -------------

     Owner act or fail to act pursuant to any of its rights under this Contract, nor shall the Owner hereby assume, nor be deemed to have assumed, any responsibilities otherwise imposed on the Contractor by this Contract, by virtue of providing the Owner's Safety Policies & Procedures, or any other manner whatsoever.

     10.1.1.8 The Contractor shall not raise as a defense to its obligation to indemnify under the terms of paragraph 10.1.1.7 any contributing negligence of any of those indemnified thereunder, it being understood and agreed that no such contributing negligence shall relieve the Contractor from its liability to so indemnify nor entitle the Contractor to any contribution, either directly or indirectly, by those indemnified thereunder.

     10.1.1.9 In any and all claims against those indemnified hereunder by any employee of the Contractor or of any other person or entity performing any of the Work, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under Paragraph 10.1.1.7 shall not be limited in any way to any limit on the amount or type of damage, compensation or benefits payable under any Worker's Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

     10.1.1.10 The Contractor agrees to comply with all present and future applicable laws, ordinances, regulations, stipulations, rules, safety plans, directives, orders, and requirements (including environmental ones) of any public body or officer having jurisdiction over entry upon or use of any sites of the Work or operations hereunder affecting land, water, air, and the products thereof, which are now or may become applicable to operations covered by this Contract or arising out of the performance of such operations. The Contractor shall not, under any circumstances, cause or allow, in connection with the Work to be performed herein, the discharge, emission, release, or escape of any hazardous or toxic substance and/or waste, pollutant, contaminant or other substance including asbestos or polychlorinated biphenyl (PCB) or other hazardous


                                                     Initials [ILLEGIBLE]
                                                              -------------

                                                     Initials [ILLEGIBLE]
                                                              -------------
     substance including those defined in 42 U.S.C. Section 9601(14) (hereinafter all called "contaminated media") in violation of laws, ordinances, orders, rules, regulations, safety plans and requirements of any governmental authority, and shall pay for all costs and damages incurred as a result thereof. The Contractor agrees to report to the Owner, Construction Manager and Architect (and appropriate governmental authorities if caused or allowed by the Contractor) immediately all accidents or occurrences resulting in actual or threatened damage to the Work site or to the environment by contaminated media, including discovery of accidents or occurrences in which contaminated media is or may be encountered or which results in contaminated media.

PARAGRAPHS 10.2 THROUGH 10.6

     Paragraphs 10.2 through 10.3 shall be deleted and replaced with the following language:

     10.2 PROTECTION OF WORK AND PROPERTY;
          RESPONSIBILITY FOR LOSS

     10.2.1 The Contractor shall, throughout the performance of the Work, maintain adequate and continuous protection of all Work and temporary facilities against loss of damage from whatever cause, shall protect the property of the Owner and third parties from loss or damage from whatever cause arising out of the performance of Work and shall comply with the requirements of the Owner and its insurance carriers and with all applicable laws, codes, rules and regulations with respect to the prevention of loss or damage to property as a result of fire or other hazards.

     10.2.2 Until final completion of the Work, the Contractor shall have full and complete charge and care of and, except as otherwise provided in this subparagraph, shall bear all risk of loss of, and injury or damage to, the Work or any portion thereof (specifically including Owner-furnished supplies, equipment or other items to be utilized in connection with, or incorporated in, the Work) from any cause whatsoever.



                                                            Initials [Illegible]
                                                                     -----------
9023\53753\97001\A201CMa.SUP                                Initials [Illegible]
                                                                     -----------

10.2.3 The Contractor shall rebuild, repair, restore and make good all losses of, and injuries or damages to, the Work or any portion thereof (specifically including Owner-supplied, equipment or other items to be utilized in connection with, or incorporated in, the Work) before final completion of the Work. Such rebuilding, repair or restoration shall be at the Contractor's sole cost and expense unless the loss, injury or damage requiring such rebuilding, repair or restoration:

    .1 Is directly due to errors in the Contract Documents which were not discovered by the Contractor or which the Contractor could not have discovered through the exercise of due diligence.

    .2 Is caused by a hazard against which Owner is required to insure under the provisions of the Owner Controlled Insurance Program described in Paragraph 11.1 of this Contract, provided, however, that if the loss, injury or damage would not have occurred but for the negligent act or omission of the Contractor, and its Subcontractors or anyone directly or indirectly employed by any of them or who performs any of the Work or for whose acts any of them may be liable, the rebuilding, repair or restoration shall be at the Contractor's cost and expense to the extent of the deductible in said insurance.

10.3 SURFACE OR SUBSURFACE WATER

10.3.1 Surface or Subsurface water or other fluid shall not be permitted to accumulate in excavations or under the structures. Should such conditions develop or be encountered, the water or other fluid shall be controlled and suitably disposed of by means of temporary pumps, piping, drainage lines and ditches, dams or other methods approved in writing by the Owner. The proposed location and coordination of temporary channels and conduits conducting accumulated water from the site of the Work shall be submitted to the Owner for its prior written approval. All such work shall be done at the sole expense of the Contractor.


                                 Initials [Illegible]
                                          -----------------
                                 Initials [Illegible]
                                          ----------------

10.4 EMERGENCIES

10.4.1 In any emergency affecting the safety of persons or property, or in the event of a claimed violation of any Federal or State safety or health law or regulation, arising out of or in any way connected with the Work or its performance, the Contractor shall act immediately to prevent threatened damage, injury or loss or to remedy said violation, whichever is applicable, failing which Owner may immediately take whatever action it deems necessary including, but not limited to, suspending the Work as provided in Paragraph 14.2 of this Contract.

10.4.2 Owner may offset any and all costs or expenses of whatever nature, including attorney's fees, paid or incurred by the Owner in taking such actions against any sums then or thereafter due to the Contractor. Additional compensation or extension of the time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and Article 7.

10.5 CLEANUP

10.5.1 The Contractor shall at times keep the site of the Work clean and free from accumulation of waste materials or rubbish (including, without limitation, hazardous waste), caused by his performance of the Work, and shall continuously throughout performance of the Work remove and dispose of all such materials from the site of the Work and the Project.

10.5.2 The Owner may require the Contractor to comply with such standards, means and methods of cleanup, removal or disposal as the Owner may make known to the Contractor. In the event the Contractor fails to keep the site of the Work clean and free from such waste or rubbish, or to comply with such standards, means and methods, the Owner may take such action upon 24 hours prior written notice and offset any and all costs or expenses of whatever nature paid or incurred by the Owner in undertaking such action against any sums then or thereafter due to the Contractor.


                                                            Initials [Illegible]
                                                                    ------------

                                                            Initials [Illegible]
                                                                    ------------

10.6 OWNER'S STANDARDS

10.6.1 The Owner reserves the right, but assumes no duty, to establish and enforce standards, and to change the same from time to time, for the protection of persons and property, with which the Contractor shall comply, and to review the efficiency of all protective measures taken by the Contractor. The exercise of or failure to exercise any or all of these acts by the Owner shall not relieve the Contractor of its duties and responsibilities under this Contract, and the Owner shall not thereby assume, nor be deemed to have assumed, such duties or responsibilities of the Contractor.

                                        ARTICLE 11

                                        INSURANCE AND BONDS

PARAGRAPHS 11.1, 11.2 AND 11.3

Paragraphs 11.1, 11.2, and 11.3 shall be deleted and replaced with the following language:

11.1 OWNER CONTROLLED INSURANCE PROGRAM

11.1.1 As used in this Article 11, the following terms are defined as follows:

OCIP Administrator:

or such other administrator as Owner may select
Insured:
The Owner, Construction Manager, Contractors, Subcontractors and
Sub-subcontractors.

11.1.2 The Owner may or may not arrange for this Project to be insured under an Owner Controlled Insurance Program (OCIP). If the Owner elects to arrange for this Project to be insured under the OCIP, then the Owner shall provide Worker's Compensation Insurance, General Liability Insurance and Builder's Risk Insurance from the start of Work through final completion of the Work.

Initials [Illegible]
         -----------

Initials [Illegible]
         -----------

11.1.3 The OCIP will provide insurance coverage for the Owner, Construction Manager, Contractor, any Subcontractor and any Sub-subcontractor performing Work at the Project site. Off-site operations shall be covered only if all operations at such site are necessary and solely dedicated to the Project. It is the responsibility of the Contractor to notify the OCIP Administrator and Insurance Underwriter prior to any operations starting at such site to include coverage for specified off-site operations.

11.1.4 All insurance underwriting payroll, rating or loss history information requested of the Contractor, Subcontractors or Sub-subcontractors, by the Owner or the Owner's OCIP Administrator must be provided within five (5) business days of the request. At all times during the Contract, the Contractor and its Subcontractors and Sub-subcontractors shall cooperate with the Owner and the Owner's OCIP Administrator and OCIP insurers. After the Contractor, Subcontractors and Sub-subcontractors are properly enrolled in the OCIP, the OCIP Administrator will issue or have issued to the Contractor, Subcontractors and Sub-subcontractors prior to their commencing Work on the Project site, Certificates of Insurance evidencing the coverages arranged by the Owner.

11.1.5 The insurance premiums for the OCIP will be paid by the Owner. The amount for all bid items must be inclusive of these insurance costs. The Contractor will provide the Owner an estimate (to include policy data, backup calculations, copies of declarative pages and rate schedules from general liability, workers' compensation and excess liability insurance policies) of the Contractor's, the Subcontractors' and the Sub-subcontractors' insurance costs that the Owner has arranged for in the OCIP. The insurance cost estimate must include costs for self-insurance programs, self-insured retention and deductibles and must be a part of the Contractor's bid. The Contractor represents the accuracy of the information used to calculate the insurance costs and agrees that the Owner, the OCIP Administrator and/or the OCIP insurer may audit the Contractor's records and insurance agreements to confirm the accuracy of the information. The Contractor

                                        Initials [Illegible]
                                                 ------------------


                                        Initials [Illegible]
                                                 ------------------
further represents and agrees that the Owner is entitled to and may determine additional insurance costs involving additional Work on the part of the Contractor, Subcontractors and Sub-subcontractors.

11.1.6 An Insurance Manual (Manual) is included with the Contract Documents and is a part of the Contract. The Manual explains the OCIP and contains the forms to be completed by the Contractor, Subcontractors and Sub-subcontractors. The completed forms (OCIP-1 and OCIP-2) must be returned with the Contract bid. The Initial Insurance Credit forms (OCIP-1 and OCIP-2) must include the estimated insurance costs of the Contractor, the Subcontractors and the Sub-subcontractors that will be removed from the total bid. The Insurance Manual also contains all the administrative and claim reporting procedures. The Contractor agrees to and will require that the Subcontractors and Sub-subcontractors also cooperate with the OCIP Administrator in providing all the information as required in the Insurance Manual.

11.1.7 A Project Safety Policy, which is Section 7.0 of the Insurance Manual, establishes the minimum safety standards for the Project. The Safety requirements in this Policy are a part of this Contract. The Contractor is responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Work.

11.2 OWNER PROVIDED INSURANCE

11.2.1 THE OWNER'S INSURANCE. Prior to commencement of the Work, the Owner, at its option and cost, shall secure and, except as otherwise provided herein, maintain at all times during the performance of this Contract the insurance specified in Subparagraphs 11.2.2, 11.2.3, 11.2.4, 11.2.5 and 11.2.6 below, with the Owner, Contractor, Subcontractors and such other persons or interests the Owner may designate in connection with the performance of the Work as insured parties and with limits not less than those specified below for each coverage.


                                                            Initials [Illegible]
                                                                     -----------

                                                            Initials [Illegible]
                                                                     -----------

Vendors, suppliers, fabricators, materials dealers, drivers and others who merely transport, pick-up, deliver or carry materials, personnel, parts or equipment or any other items or persons to or from the Project site shall not be included in OCIP.

11.2.2 Workers' Compensation Insurance in compliance with the Workers' Compensation Laws of the State of Nevada.

Limits

Part One -- Workers' Compensation Statutory

11.2.3 General Liability Insurance (Excluding Automobile and Professional Liability) in a form providing coverage not less than the standard Commercial General Liability insurance policy (Insurance Services Office [ISO] Occurrence Form 1993)

Limits

General Aggregate                $4,000,000
Products/Completed
 Operations Aggregate            $4,000,000
Personal/Advertising
 Injury Aggregate                $2,000,000
Each Occurrence Limit            $2,000,000
Fire Damage Legal
 Liability (any 1 fire)          $1,000,000
Medical Expense                      $5,000
Stop Gap Liability
 (Employer's Liability)          $1,000,000

THIS INSURANCE WILL NOT EXTEND COVERAGE FOR PRODUCTS LIABILITY TO ANY INSURANCE PARTY, VENDOR, SUPPLIER, MATERIAL DEALER OR OTHERS FOR ANY PRODUCT MANUFACTURED, ASSEMBLED OR OTHERWISE WORKED ON AWAY FROM THE PROJECT SITE.

                                                            Initials [Illegible]
                                                                     -----------

                                                            Initials [Illegible]
                                                                     -----------

11.2.4 Umbrella (Excess) Liability Insurance with any excess umbrella layers written on a strict following form basis over the primary umbrella.

Limits

Combined Single Limit   $25,000,000
                        Each Occurrence

Project Aggregate       $25,000,000

11.2.5 Builder's Risk Insurance is being negotiated and will be in the amount of the initial contract sent with subsequent modifications for the entire Work at the site.

a.  Limits
    Construction Value of
    the Project                  $   TBD

b.  Sublimits
    Goods in Transit             $   TBD
    Off-Site Storage             $   TBD

c.  Deductibles (Tentative)
    One-Site                     $10,000
    Off-Site Storage             $10,000
    Transit                      $10,000

If the Owner does not intend to purchase such property insurance required by the Contract, the Owner shall inform the Contractor in writing. The Contractor may then secure insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work. By appropriate Change Order, the cost will be charged to the Owner.

11.2.6 If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required minimum deductibles above the amounts so identified or if the Owner elects to purchase this insurance with voluntary deductible amounts, the Owner shall be responsible for payment of the additional costs not covered.

                                                         Initials   [Illegible]
                                                                   -------------
                                                         Initials   [Illegible]
                                                                   -------------
because of the increased or voluntary deductibles. If deductibles are not identified in the Contract Documents, the Owner shall pay costs not covered because of deductibles.

11.2.7 The Owner assumes no obligations to provide insurance other than that evidenced by the policies referred to in 11.2:

THE FURNISHING OF SUCH INSURANCE BY THE OWNER SHALL IN NO WAY RELIEVE, OR LIMIT OR BE CONSTRUED TO RELIEVE, OR LIMIT THE CONTRACTOR, SUBCONTRACTORS OR SUB-SUBCONTRACTORS OF ANY RESPONSIBILITY OR OBLIGATION WHATSOEVER OTHERWISE IMPOSED BY THIS CONTRACT.

11.3 ALTERNATIVE INSURANCE

11.3.1 In the event the Owner for any reason elects not to furnish or after commencement of Work elects not to furnish or to continue to furnish the insurance as specified in 11.2.2, 11.2.3, 11.2.4 and 11.2.5 and upon thirty (30) days written notice from the Owner, the Contractor shall secure at the Owner's cost and maintain such insurance specified in 11.3.2 and 11.3.3 below as may be required by the Owner and shall cause all Subcontractors and Sub-subcontractors to do likewise.

11.3.2 In the event the Contractor, Subcontractors or Sub-subcontractors have been required to secure any insurance specified in 11.3.3 and 11.3.4 below, the Owner shall no longer be obligated to furnish that part of the insurance specified in 11.2.2, 11.2.4 or 11.2.5 above. All insurance secured by the Contractor, Subcontractors or Sub-subcontractors pursuant to the Owner's requirements under the provisions of 11.3 shall be in policies subject to the Owner's approval as to form, content, limits of liability, cost and insurance company.

11.3.3 Worker's Compensation Insurance in Statutory Limits of the Workers' Compensation Laws of the State of Nevada.


                                                          Initials  [Illegible]
                                                                   -------------

                                                          Initials  [Illegible]
                                                                   -------------

Limits

Part One - Workers' Compensation   Statutory

11.3.4 General Liability Insurance (Excluding Automobile and Professional Liability) in a form providing coverage not less than the standard Commercial General Liability insurance policy (Insurance Services Office [ISO] Occurrence Form 1993).

Limits

General Aggregate             $2,000,000
Products/ Completed
   Operations Aggregate       $2,000,000
Personal/Advertising
   Injury Aggregate           $1,000,000
Each Occurrence Limit         $1,000,000
Fire Damage Legal
   Liability (any 1 fire)     $1,000,000
Medical Expense                   $5,000
Stop Gap Liability            $1,000,000

11.3.5 Umbrella (Excess) Liability Insurance with any excess umbrella layers written on a strict following form basis over the primary umbrella.

Limits-Contractor
Combined Single Limit         $25,000,000
                              Each Occurrence

Project Aggregate             $25,000,000

Limits-Subcontractor and Sub-subcontractor

Combined Single Limit         $10,000,000
                              Each Occurrence

Project Aggregate             $10,000,000

11.3.6 The insurance required in Subparagraph 11.3.5 shall also include Stop Gap (Employer's Liability) coverage in limits not less than the difference between the limits specified in Subparagraph 11.3.3 and the limits in Subparagraph 11.3.5.


                                                            Initials [Illegible]
                                                                     -----------
                                                            Initials [Illegible]
                                                                     -----------

11.3.7 The Owner reserves the right to reduce the required limits of liability of a Subcontractor or Sub-subcontractor based on the type and scope of Work performed on-site.

11.4 CONTRACTOR PROVIDED INSURANCE

11.4.1 The Contractor will provide and require the Subcontractors and Sub-subcontractors to also provide and maintain insurance of the type and in limits as set forth below. Such insurance shall name the appropriate parties as insureds and shall be in a form and from insurance companies acceptable to the Owner. The insurance required by the Owner may be provided in policy or policies, primary and excess, including the umbrella or catastrophe form. The limits of liability shall be as stated below, unless prior to start of any Work, written approval is granted by the Owner for variance from those limits.

11.4.2 Each liability policy required of the Contractor, the Subcontractors or the Sub-subcontractors will name as additional insureds; the Owner, Architect, and Construction Manager, their respective parent companies, the subsidiary, related and affiliated companies of each, and any additional entities as the Owner may be required to be named pursuant to any lease or contract as it relates to the Contract. The Additional Insured endorsement, equivalent to ISO form 2010 11/85 edition date, will state that the coverage provided to the additional insureds is primary and non-contributing with any other insurance available to the additional insureds.

11.4.3 Commercial Automobile Liability Insurance in a form providing coverage not less than the standard commercial Automobile Liability form.

Limits

Combined Single Limit $1,000,000

                                                         Initials [Illegible]
                                                                  -----------
                                                         Initials [Illegible]
                                                                  -----------

11.4.4 Workers' Compensation Insurance for operations AWAY FROM THE PROJECT SITE of the Contractor and the Subcontractors in Statutory Limits of the Workers' Compensation Laws of the State of Nevada.

a.   Limits-Contractor
     Part-One - Workers' Compensation Statutory

b.   Limits-Subcontractors
     Part One - Workers' Compensation Statutory

11.4.5 Aircraft Liability Insurance on any kind of aircraft used by the Contractor, any Subcontractor, any Sub-subcontractor or by anyone else on their behalf. The Contractor shall maintain or cause the operator of any such aircraft to maintain aircraft public liability insurance including bodily injury, property damage and passenger liability, as respects any aircraft owned, used, operated or hired in connection with the Work by the Contractor, Subcontractor, Sub-subcontractor or anyone else.

Limits

Bodily Injury, Property Damage and Passenger Liability              $10,000,000

11.4.6 General Liability Insurance for operations away from the Project site of the Contractor and Subcontractors and Sub-subcontractors (including products liability for any product manufactured, assembled or otherwise worked on away from the Project site) in a form providing coverage not less than the standard Commercial General Liability Insurance policy ("Occurrence Form").


                                                           Initials [Illegible]
                                                                    -----------
                                                           Initials [Illegible]
                                                                    -----------

a. Limits-Contractor

   General Aggregate            $4,000,000
   Products/Completed
   Operations Aggregate         $4,000,000
   Personal/Advertising
   Injury Aggregate             $2,000,000
   Each Occurrence Limit        $2,000,000
   Fire Damage Legal
   Liability (any 1 fire)       $  100,000
   Medical Expense              $    5,000
   Stop Gap Liability           $1,000,000


b. Limits-Subcontractor

   General Aggregate            $2,000,000
   Products/Completed
   Operations Aggregate         $2,000,000
   Personal/Advertising
   Injury Aggregate             $1,000,000
   Each Occurrence Limit        $1,000,000
   Fire Damage Legal
   Liability (any 1 fire)       $  100,000
   Medical Expense              $    5,000
   Stop Gap Liability           $  500,000

11.4.7 The Contractor shall require that the Contractor's, Subcontractors' and Sub-subcontractors' vendors, suppliers, material dealers and others who merely transport, pick-up, deliver or carry materials, personnel, parts or equipment or any other items or persons to or from the Project site to maintain the following insurance:

    .1 WORKERS COMPENSATION INSURANCE in statutory limits of the Workers' Compensation Laws of the State of Nevada covering operations of the party required to furnish the same performed in connection with the Work at the Project site.

    .2 COMMERCIAL AUTOMOBILE LIABILITY INSURANCE covering all owned, non-owned and hired automobiles, trucks and trailers of the respective parties required to provide and maintain this insurance. Such insurance shall provide coverage not less than the Standard Comprehensive Automobile Liability


                                                            Initials [Illegible]
                                                                     -----------
                                                            Initials [Illegible]
                                                                     -----------
     policy in limits not less than $1,000,000 Combined Single Limit.

     .3 GENERAL LIABILITY INSURANCE for all operations (including products liability for any product manufactured, assembled or otherwise worked on away from the Project site) in a form providing coverage not less than that of Standard Commercial General Liability Insurance policy ("Occurrence Form") for operations of the party required to furnish same, including hazards of operations (including explosion, collapse and underground coverage), elevators, independent contractors, products and completed operations, for two (2) years after Final Completion of the Work and acceptance by the Architect and the Owner and final payment has been made, with contractual liability coverage for any contracts related to the Work and personal injury liability coverage for claims arising out of the Work for personal injury, bodily injury and property damage in policy or policies of insurance such that the total available limits combined shall not be less than $1,000,000 per occurrence, $2,000,000 general aggregate limit and $2,000,000 aggregate products and completed operations. In addition, form must include $1,000,000 limit for Stop Gap Liability.

11.5 CONTRACTOR OPERATIONS

11.5.1 Contractor shall not violate or knowingly permit to be violated any conditions of the policies of insurance provided by the Owner under the terms of this Article 11. All requirements imposed by the policies referred to as above upon, and to be performed by Contractor shall likewise be imposed by the Contractor on, assumed and performed by each of the Subcontractors and Sub-subcontractors. The Contractor agrees and will require each Subcontractor and Sub-subcontractor to agree to keep and maintain an accurate and classified record of its payroll data and information in accordance with the requirements of the insurance company or companies and to permit its books


                                                          Initials [Illegible]
                                                                   -------------

                                                          Initials [Illegible]
                                                                   -------------
and records to be examined and audited periodically by the insurance company or companies, the Owner or their respective representatives.

11.5.2 Prior to start of Work, the Contractor shall furnish and cause the Subcontractors and Sub-subcontractors to furnish to the Owner or its designee, in a form satisfactory to the Owner, an estimate of labor cost (listed by Standard Workers' Compensation Insurance classification) to be incurred in connection with the Work at the Project Site by each Subcontractor and Sub-subcontractor, and the total price due each Subcontractor and Sub-subcontractor under its contract. Each insurance policy to be maintained under Article 11.3 shall name as Additional Insureds the Owner, its subsidiaries, related and affiliated companies and the officers, directors, agents, employees and assigns. Contractor shall furnish each bidding and negotiating Subcontractor, vendor, supplier, material dealer or other party a copy of this Article 11 Insurance Contract Language and shall make the same requirement of all with respect to their subcontracting or procurement procedures.

11.6  NOTICES, COSTS, LOSSES

11.6.1 All policies of insurance the Contractor, Subcontractors, Sub-subcontractors or the Owner are required under the terms of this Agreement to secure and maintain shall be endorsed to provide that the insurance company shall notify the Owner, Contractor, and the Named Insured, at least sixty (60) days prior to the effective date of any cancellation or modification of such policies. Prior to the date on which Contractor or any Subcontractor or any Sub-subcontractor commences performance of its part of the Work, Contractor shall cause to be furnished to the Owner Certificates of Insurance maintained by Contractor and each Subcontractor and Sub-subcontractor in connection with the performance of the Work. As and when the Owner may direct, copies of the actual insurance policies or

                                                           Initials [Illegible]
                                                                    -----------
                                                           Initials [Illegible]
                                                                    -----------
renewals or replacements thereof shall be submitted to the Owner.

11.6.2 In the event of any failure by Contractor to comply with the provisions of this Article 11, the Owner may, at its option, on notice to Contractor, suspend the Contract for Cause until there is full compliance with this Article 11 or terminate the Contract for cause.

11.6.3 The cost of the insurance specified above to be obtained by the Owner will be paid for by the Owner, and the Owner shall receive and pay, as the case may be, all adjustments in such costs, whether by way or dividends or otherwise. Contractor shall execute such instruments or assignment as may be necessary to permit the Owner's receipt of such adjustments and shall cause all Subcontractors and Sub-subcontractors covered by such insurance to do the same.

11.6.4 The cost of any losses sustained because of clauses that specify deductible amounts in any of the insurance policies furnished by the Owner shall be paid by the Contractor.

11.6.5 Payments by the insurer for all losses covered under the Builder's Risk policy as specified in 11.2.5 will be made to the Owner, for the interest of all parties.

11.7 SUBROGATION AND WAIVER (CONTRACTOR PROVIDED INSURANCE COVERAGES)

11.7.1 The Contractor shall require all policies of insurance that are related to the Work and are secured and maintained by the Contractor, any Subcontractor or any Sub-subcontractor to include clauses providing that each insurance underwriter shall waive all its rights of recovery, under subrogation or otherwise, against the Owner, the Contractor, separate Contractors, the Subcontractors and the Sub-subcontractors. The Contractor waives all rights of recovery against the Owner, separate Contractors, the Subcontractors and the Sub-subcontractors

                                                          Initials  Illegible
                                                                    ---------

                                                          Initials  Illegible
                                                                    ---------
which Contractor may have or acquire because of deductible clauses in or inadequacy of limits of any policies of insurance that are in any way related to the Work and that are secured and maintained by the Contractor. The Contractor shall require the Subcontractors and Sub-subcontractors to waive the right of recovery (as aforesaid waiver by Contractor) against the Owner, Contractor, separate Contractors and the Subcontractors and Sub-subcontractors.

11.8 COVERAGES

11.8.1 The coverages referred to above are set forth in full in the respective policy forms, and the foregoing descriptions of such policies are not intended to be complete or to alter or amend any provision of the actual policies and in matters, if any, in which the said description may be conflicting with such instruments, the provisions of the policies of the insurance shall govern.

11.9 MISCELLANEOUS

11.9.1 Nothing contained in Article 11 shall relieve the Contractor, the Subcontractors and the Sub-subcontractors of their respective obligations to exercise due care in the performance of their duties in connection with the Work and complete the Work in strict compliance with the Contract.

11.9.2 When separate contracts are awarded in accordance with 11.6.1 above, an insurance exhibit similar to this Article 11 shall be included. Each separate contractor and its Subcontractors will be an insured under the insurance secured and maintained by the Owner in accordance with 11.2.

11.10 CONTRACTORS'S EQUIPMENT INSURANCE

11.10.1 With respect to Contractor's operations, the Contractor, the Subcontractors and Sub-subcontractors, at their option, shall purchase, maintain and pay for an equipment floater on all construction trailers, machinery, tools, equipment and other similar property and any deductible


                                                      Initials [Illegible]
                                                                 -------

                                                      Initials [Illegible]
                                                                 -------
shall be for the account of Contractor. The policy shall contain a waiver of subrogation endorsement. This insurance coverage shall be the sole recovery for any loss covered by such insurance. In the event the Contractor, any Subcontractor or any Sub-subcontractor self-insures, they also waive their right of recovery against Owner, and Contractor shall require all Subcontractors and Sub-subcontractors to so agree.

11.11     ADDITIONAL INSURANCE COVERAGE

11.11.1 The Contractor agrees for its own account, and further agrees that all subcontracts shall specify that, if broader coverage than is provided under this Article 11, or if higher limits are deemed necessary by the Contractor, the Contractor has either affirmatively elected to self assume the exposure or purchase additional insurance coverage, the additional cost of such shall, under no circumstances, be reimbursed directly or indirectly by the Owner.

11.12     RELEASE AND WAIVER

11.12.1 The Contractor hereby releases, and shall cause the Subcontractors, Sub-subcontractors and suppliers to release, the Owner, Owner's partners, parent companies and affiliates of the Owner and any partner, Construction Manager, Architect and the directors, officers, shareholders, employees and agents of the above-mentioned parties (the "Released Parties") from any and all claims or causes of action whatsoever with Contractor and/or such parties might otherwise possess resulting in or from or in any way connected with any loss covered or which should have been covered by insurance, including the deductible portion thereof, maintained and/or required to be maintained by Contractor and/or the Subcontractors and/or the Sub-subcontractors and/or suppliers pursuant to the Contract.

11.12.2 This release is further intended to bind Contractor's insurers providing the insurance coverages stated in 11.3 and 11.4. The Contractor agrees to inform and obtain permission from its insurers, and further agrees to require the Subcontractors, Sub-subcontractors and suppliers to inform and obtain permission from their

                                                            Initials [Illegible]
                                                                     -----------
                                                            Initials [Illegible]
                                                                     -----------
                                      -22-
insurers, to release the Released Parties from any and all claims or causes of action as provided above, so as to effectively waive any subrogation rights of said insurers.

                                                            Initials [Illegible]
                                                                     -----------
                                                            Initials [Illegible]
                                                                     -----------

                                   EXHIBIT 7

Activity                   Activity                                   Early
   ID                    Description                                  Start
--------                 -----------                                  -----
LOWRISE STRUCTURES
L0105                    Release Structural Steel Mill Order          22DEC97*
L0100                    Receive Grading Permit                       05JAN98*
L0117                    Structural Drawing Completion                05JAN98*
L0112                    Receive Foundation Permit                    19JAN98*
L0110                    Receive Building Permit                      02FEB98*
L0116                    Receive Kitchen Layout Drawings              02MAR98*
L0115                    Release Steel for Fabrication                05MAR98
L0120                    Structural Steel Erection                    16APR98
L0145                    Receive FFE layout Drawings                  17APR98
L0125                    Commence Exterior Finishes                   18JUN98
L0130                    Commence Interior Finishes                   23JUL98
L0142                    Lo-Rise-Receive Building T.C.O.              05FEB99*
L0140                    Owner Delivery FFE items                     08FEB99
L0135                    Substantial Completion                       02APR99

HOTEL #1
H0100                    Receive grading Permit                       05JAN98*
H0117                    Receive Foundation Permit                    19JAN98*
H0110                    Receive Building Permit                      02FEB98*
H0115                    Superstructure Construction                  03FEB98
H0135                    Receive FFE layout Drawings                  04MAR98
H0120                    Commence Exterior Finishes                   16MAR98
H0125                    Commence Interior Finishes                   07APR98
H0126                    Hotel #1-Receive Building T.C.O.             05FEB99*
H0128                    Owner Delivery FFE items                     08FEB99
H0130                    Substantial Completion                       02APR99

HOTEL #2
T0100                    Release to utilize Borrow Soils              05JAN98*
T0117                    Receive Foundation Permit                    30MAR98*
T0110                    Receive Building Permit                      01MAY98*
T0115                    Superstructure Construction                  04MAY98
T0140                    Receive FFE layout drawings                  05MAY98
T0120                    Commence Exterior Finishes                   15JUN98
T0125                    Commence Interior Finishes                   13JUL98
T0132                    Hotel #2-Receive Building T.C.O.             05MAR99*
T0130                    Owner Deliver FFE items                      08MAR99
T0135                    Substantial Completion                       02APR99

PARKING GARAGES

Project Start    15DEC97          Early Bar
Project Finish   02APR99          Progress Bar
Data Date        22DEC97          Critical Activity
Plot Date        22DEC97

Primavera Systems, Inc.



                      1998                                    1999
  ----------------------------------------------- -----------------------------
D JAN FEB MAR APR MAY JUN JUL AUG SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL A

Release Structural Steel Mill Order
  Receive Grading Permit
  Structural Drawing Completion
   Receive Foundation Permit
    Receive Building Permit
         Receive Kitchen Layout Drawings
         Release Steel for Fabrication
               Structural Steel Erection
               Receive FFE layout Drawings
                       Commence Exterior Finishes
                           Commence Interior Finishes
                                                      Lo-Rise-Receive Building
                                                        T.C.O.
                                                       Owner Delivery FFE Items
                                                             Substantial
                                                               Completion

  Receive grading Permit
    Receive Foundation Permit
      Receive Building Permit
      Superstructure Construction
          Receive FFE layout Drawings
          Commence Exterior Finishes
             Commence Interior Finishes              Hotel #1-Receive Building
                                                       T.C.O.
                                                      Owner Delivery FFE Items
                                                            Substantial
                                                              Completion


   Release to utilize Borrow Solls (Pad & Basement)
                  Receive Foundation Permit
                      Receive Building Permit
                       Superstructure Construction
                       Receive FFE layout drawings
                             Commence Exterior Finishes
                                  Commence Interior Finishes
                                                            Hotel #2-Receive
                                                              Building T.C.O.
                                                             Owner Deliver FFE
                                                               Items
                                                                Substantial
                                                                  Completion

                                                                  Sheet 1 of 2
                            J.A. Jones Construction
                            The Resort at Summerlin
                          Contract Schedule Milestone

ACTIVITY          ACTIVITY              EARLY                              1998                             1999
  ID            DESCRIPTION             START     D JAN FEB MAR APR MAY JUN JUL AUG SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL A
P0000 Planning Design Approval         22DEC97    PLANNING DESIGN APPROVAL
P0100 Submit Drawings to Plan Check    23DEC97*   SUBMIT DRAWINGS TO PLAN CHECK
P0110 Receive Structure Permit         29APR98                           RECEIVE STRUCTURE PERMIT
P0115 Structure Construction           07MAY98                           STRUCTURE CONSTRUCTION
P0120 Substantial Completion           04NOV98                                                   SUBSTANTIAL COMPLETION
--------------------------------------------------------------------------------------------------------------------------------
SITEWORK
S0000 Finalize Hotel #2 Area Re-Design 22DEC97        FINALIZE HOTEL #2 AREA RE-DESIGN
S0100 Receive Grading Permit           05JAN98*         RECEIVE GRADING PERMIT
S0110 Commence Site Utilities          02MAR98                  COMMENCE SITE UTILITIES
S0115 Landscape Irrigation at Paving   17MAR98                     LANDSCAPE IRRIGATION AT PAVING
S0145 Delivery of Parking lot Trees    17MAR98                     DELIVERY OF PARKING LOT TREES
S0120 Commence Parking Area Paving     01APR98                          COMMENCE PARKING AREA PAVING
S0135 Commence Waterfeatures           07SEP98*                                          COMMENCE WATERFEATURES
S0125 Commence Site Hardscape          01DEC98*                                                    COMMENCE SITE HARDSCAPE
S0130 Landscape Irrigation/Planting    02DEC98                                                     LANDSCAPE IRRIGATION/PLANTING
S0150 Delivery of Landscape Trees      02DEC98                                                     DELIVERY OF LANDSCAPE TREES
S0140 Substantial Completion           02APR99                                                                SUBSTANTIAL COMPLETION



                                  SHEET 2 OF 2

                      Rider to the Construction Agreement
                      Between the Resort at Summerlin
                      And J.A. Jones Construction dated
                      December 22, 1997





        Notwithstanding anything to the contrary in the agreement between the Resort at Summerlin ("Owner") and J.A. Jones Construction ("Contractor") dated December 22, 1997 (the "Contract"), Owner and Contractor agree that this Rider shall take precedence over anything in the form of Agreement (AIA-A111-1987) or the General Conditions (AIA-A201-CM-1992) or any exhibits annexed thereto or incorporated therein by reference, and further agree as follows:

        1. The term "Contractor" as set forth in the Contract shall be modified to and the term "Construction Manager") substituted in its place.

        2. The term "Subcontract" as set forth in the Contract shall be modified to and the terms "Trade Contract" or "Trade Contractor" respectively shall be substituted in their place.

        3. Owner hereby grants to Contractor the authority to act for and execute all Subcontracts and purchase orders as agent for and on behalf of the Owner (as a disclosed principal). Contractor shall include in all Subcontracts (and purchase orders) a provision requiring Subcontractor(s) to acknowledge and agree that Contractor has executed such documents as agent for and on behalf of Owner, that Contractor shall be under no obligation to pay the Subcontractor except and to the extent. Contractor has actually received funds from the Owner for Subcontractors' work, and that Subcontractor is relying upon the credit of the Owner and not the credit of the Contractor in executing the Subcontract.

        4. In view of the terms set forth in the Contract regarding Contractor's responsibility for the Substantial Completion, Liquidated Damages, Guaranteed Maximum Price and Warranty of the Work, in the event the acts, omissions, defauks or wrongful conduct of the Subcontractor(s) causes any cost, damage, liability, or expense to Contractor for which Contractor shall be liable to Owner under the Contract, Owner shall assign such Subcontract, or any portion thereof, or any cause of action arising thereunder, or execute any document evidencing Contractor's rights in subrogation, or any other documents necessary to permit Contractor to pursue recovery from the appropriate Subcontractor(s) for any such cost, damage, liability or expense. In furtherance of the foregoing, Contractor shall be a named third party beneficiary of all Subcontracts, shall be co-obligee on any Subcontractor payment/performance bonds, and be beneficiary and be any guaranty or warranty provided by the Subcontractors. Additionally, Contractor shall be entitled to change orders adjusting the Guaranteed Maximum Price and time extension in connection with the Work consistent with the Contract (irrespective of the agency authority delegated by Owner).

        5. Promptly after execution of the Contract, Contractor shall propose and submit to Owner its standard form Trade Contract for Owner's review and approval (which shall not be unreasonably withheld).

        6. Except as set forth herein, all other liabilities and responsibilities of Owner and Contractor shall remain unchanged by this Rider; it being that the Contract shall be modified after execution hereof to reflect the changes described herein, both explicit and implicit.





-------------------------------              ---------------------------------
The Resort at Summerlin                      J.A. Jones Construction Inc.

                                    OUTLINE
                                 SPECIFICATIONS

                                      FOR

                                   THE RESORT

                                       AT

                                   SUMMERLIN

                            PARKING       STRUCTURE

                     LAS VEGAS                       NEVADA




                                   CONTRACTOR

                            J.A. JONES CONSTRUCTION



                                   ARCHITECT

                                  KRACOR, INC.

                                    8-26-97

                            THE RESORT AT SUMMERLIN
                               PARKING STRUCTURE

--------------------------------
      WALTER J. KRAMER JR.

          REGISTERED
           No. 2530
           8-26-97
          ARCHITECT

     *  STATE OF NEVADA  *
--------------------------------

THE RESORT AT SUMMERLIN - PARKING STRUCTURE
Issue Date 8-6-97

                                                               Table of Contents
                                                                          TC - 1

                               TABLE OF CONTENTS
                                 SPECIFICATIONS

                                                                        Issue or
                                                                          Last
                                                                        Revision
                                                            Pages         Date
DIVISION 1 - GENERAL REQUIREMENTS
     00700  General Conditions                                26        8/6/97
     01010  Summary of Work                                    1        8/6/97
     01015  Definitions                                        2        8/6/97
     01060  Regulatory Requirements                            1        8/6/97
     01070  Abbreviations                                      3        8/6/97
     01090  Reference Standards                                1        8/6/97
     01200  Project Meetings                                   3        8/6/97
     01300  Submittals                                         5        8/6/97
     01400  Quality Control                                    5        8/6/97
     01410  Testing and Inspection Service                     2        8/6/97
     01500  Construction Facilities and Temporary Controls     2        8/6/97
     01600  Materials and Equipment                            3        8/6/97
     01700  Contract Closeout                                  4        8/6/97
     01740  Warranties                                         3        8/6/97

DIVISION 2 - SITEWORK

     02020  Existing Conditions                                1        8/6/97
     02200  Earthwork for Structures                           7        8/6/97
     02222  Excavation                                         2        8/6/97
     02225  Utility Trenching, Backfilling, & Compation        7        8/6/97
     02110  Site Clearing                                      3        8/25/97
     02510  Asphaltic Concrete Paving                         10        8/6/97
     02514  Portland Cement Concrete Paving                    7        8/6/97
     02578  Pavement Markings and Bumpers                      1        8/25/97
     02580  Traffic Control Markings                           5        8/6/97
     02586  Concrete Curbs, Gutters, and Sidewalks             6        8/6/97

DIVISION 3 - CONCRETE

     03100  Forms                                              4        8/6/97
     03200  Reinforcing Steel                                  3        8/6/97
     03300  Concrete                                           9        8/6/97
     03345  Concrete Finishing                                 4        8/6/97
     03350  Site Concrete                                     10        8/25/97
     03410  Structural Precast Concrete                       11        8/6/97

                            THE RESORT AT SUMMERLIN
                               PARKING STRUCTURE
                               TABLE OF CONTENTS

                                                               TABLE OF CONTENTS
                                                                          TC - 2

                                                                        Issue or
                                                                          Last
                                                                        Revision
                                                       Pages              Date
DIVISION 4 - MASONRY

     04220  Concrete Unit Masonry                         4              8/6/97

DIVISION 5 - METALS

     05120  Structural Steel                              8              8/6/97
     05510  Metal Stairs                                  3              8/6/97

DIVISION 6 - WOODS AND PLASTICS

     Not Applicable

DIVISION 7 - THERMAL AND MOISTURE PROTECTION

     07710  Membrane Waterproofing                        3              8/25/97
     07900  Caulking and Sealants                         2              8/6/97

DIVISION 8 - DOORS AND WINDOWS

     Not Applicable

DIVISION 9 - FINISHES

     09900  Painting                                     12              8/6/97

DIVISION 10 - SPECIALTIES

     10200  Louvers and Vents                             5              8/25/97
     10400  Signage                                       2              8/25/97
     10520  Fire Extinguisher, Cabinets, and Accessories  2              8/25/97
     11850  Parking Control Equipment                     7              8/26/97

DIVISION 11 - EQUIPMENT

     Not Applicable

DIVISION 12 - FURNISHINGS

     Not Applicable

                            THE RESORT AT SUMMERLIN
                               PARKING STRUCTURE
                               TABLE OF CONTENTS

                                                               TABLE OF CONTENTS
                                                                          TC - 3

                                                                        Issue or
                                                                          Last
                                                                        Revision
                                                       Pages              Date
DIVISION 13 - SPECIAL CONSTRUCTION

     Not Applicable

DIVISION 14 - CONVEYING SYSTEMS

     14200  Hydraulic Elevators                          11              8/26/97

DIVISION 15 - FIRE PROTECTION

     15510  Fire Sprinkler System                         5              8/26/97

END OF TABLE OF CONTENTS

                            THE RESORT AT SUMMERLIN
                               PARKING STRUCTURE
                               TABLE OF CONTENTS

                                     [LOGO]
                               PAUL STEELMAN LTD.
                             ARCHITECTURE PLANNING
                 3330 W. Desert Inn Rd.    Las Vegas, NV 89102
                      (702) 873-0221    FAX (702) 367-3565

                            THE RESORT AT SUMMERLIN
                              ISSUED FOR CONTRACT
                                  ADDENDUM #10
                               DECEMBER 10, 1997
                           ARCHITECT'S CLARIFICATIONS


The following items shall be included in the Guaranteed Maximum Price:

GENERAL

Site irrigation specification per Summerlin Landscape Design Standard.

Provide exit signs as required by code.

Delete VFD at Chiller #1.

Use stainless steel basin and galvanized construction at cooling towers.

Use vertical stacked fan coil units (four pipe). Eliminate conduit to Thermostat.

Delete steam system, replace with electric.

Delete waterside heat exchanger.

Use 65% efficient filters at Casino air handlers.

Eliminate pressure relief fans, use auto dampers & relief hoods.

Eliminate plug valves at pumps in Central Plant.

Delete cooling tower bypass & valve.

Use higher kw/ton chillers, eliminate refrigerant recovery system.

Provide adequate smoke/fire damper system.

Provide OSA induced draft fans for fan coils in basement.

Provide adequate branch piping sizes for Fan coil CHS/R, HWS/R.

Provide adequate HVAC and plumbing at Putter's Lounge, Pool Bar and Pool Boy buildings.

Provide adequate circulating pump sizes for pool heating system.

Provide exhaust fan for boiler room.

Provide correct penthouse sizes for main AHU rooftop OSA.

Provide adequate reheat piping for 2nd floor Health Spa.

Provide reheat boxes for 1st floor Health Spa.

Provide adequate HVAC at Spa Director's Office.

Provide adequate ductwork for Spa Exercise area.

Provide adequate plumbing for Styling Salon.

Provide adequate plumbing at all roof drains.

Provide adequate plumbing at all kitchens.

Provide aluminum feeders.

Substitute Gardco for Beta lighting fixture.

Include putting green.

Include annunciator Panels in three locations: one in each hotel tower and one in the lowrise. Exact locations to be determined.

Allow for project-wide energy management system to be provided. Novar or equal.

Substitute mesh for guardrail at all fire stairs.

Raise elevation of surface lot adjacent to Garage.

Use MDF moldings in lieu of Poplar moldings throughout.

Provide 4-ply built-up roofing plus adequate insulation in lieu of single ply.

LOWRISE

For insulation substitute R-19 Unfaced batts at exterior walls, Fiberglas sound batts at soundwalls, 1" rigid insulation at Putter's Lounge, R-30 unfaced batts at roof of Putter's Lounge, Pool Bar and Pool Boy.

Substitute conduit for cable tray.

Eliminate Skylight at Retail Link.

Eliminate movable glass partitions @ Health Spa terrace.

Add windows at Employee Dining Room.

Add non smoking partition @ EDR. Provide adequate ventilation.

Add windows at Executive offices.

Add TV kiosk @ center of Casino round bar, include millwork and electrical service.

Upgrade space in Lifestyles Center, Restaurant and other tenant areas to "lease ready condition". This includes electrical distribution panels, air handlers, domestic hot water, sanitary, and kitchen steam to accommodate tenant requirements, empty conduit in the ceiling space. Restaurant hood placement to be determined. A fire sprinkler grid with turned up heads above all tenant areas. Rough-ins for public toilets.

Add one fire exiting corridor at lifestyles center as required by code.

Allow for seals at loading dock.

Allow for additional lighting requirements for live trees at Buffet.

HIGHRISE #1

For insulation substitute R-19/R-11 Unfaced batts at exterior walls, Fiberglas sound batts at soundwalls, R-19 unfaced batts under clay tile roof.

Relocate exterior Highrise stair to interior.

Eliminate fireplaces at Highrise presidential suite (Suite G).

Include adequate waterproofing and scuppers at roof parapets.

Reduce scope of central tower per rendering.

Eliminate conduit for mirror mounted sconce at typical bathroom.

Eliminate pergola roof lighting @ end towers.

Move communicating door from column assembly to foyer demising wall.

Replace "A" room with "B" room as it adjoins all "F" suites.

Add bulkhead/valence at typical room.

Move bar @ typical room to demising wall.

HIGHRISE #2

As per narrative. A boiler room and heat exchangers will be required. Location to be determined.

                                 PROJECT MANUAL
                   VOLUME I-A (DOCUMENTS 00 THRU DIVISION 05)

                                      FOR

                            THE RESORT AT SUMMERLIN

                     HOTEL, CASINO & ENTERTAINMENT COMPLEX
                               LAS VEGAS, NEVADA

                               PROJECT NO. 95255


                              ISSUED FOR CONTRACT
                               DECEMBER 10, 1997


                                     OWNER

                         THE RESORT AT SUMMERLIN, L.P.
                THE RESORT AT SUMMERLIN, INC. (GENERAL PARTNER)
                       3330 West Desert Inn Road, Unit # 5
                              Las Vegas, NV 89102


      ARCHITECT                                             INTERIOR DESIGN
  Paul Steelman, Ltd                                    Paul Steelman Interiors
3330 W. Desert Inn Road                                 3330 W. Desert Inn Road
  Las Vegas, NV 89102                                      Las Vegas, NV 89102


  STRUCTURAL ENGINEER       ELECTRICAL ENGINEER           MECHANICAL ENGINEER
  Martin & Peltyn, Inc.   Morris Engineering, Inc.           AE Associates
 1909 South Jones Blvd.     3711 Regulus Drive          444 E. Warm Springs Road
  Las Vegas, NV 89102       Las Vegas, NV 89102           Las Vegas, NV 89119


    CIVIL ENGINEER          LANDSCAPE ARCHITECT                  CULINARY
  Martin & Martin, Inc.  Lifescapes International Inc.          FSA Design
 1909 South Jones Blvd.       4930 Campus Drive            300 Corporate Pointe
  Las Vegas, NV 89102      Newport Beach, CA 92660         Culver City, CA 90230


      ACOUSTICS                WATER FEATURES               FIRE/LIFE SAFETY
 Pelton Marsh Kinsella     STO Design Group, Inc.       Rolf Jensen & Associates
1420 W. Mockingbird Ln.       2500 Redhill Ave.           2125 Oak Grove Road
  Dallas, TX 75247           Santa Ana, CA 92705         Walnut Creek, CA 94598

                               TABLE OF CONTENTS

                   VOLUME I-A - DOCUMENTS 00 AND DIVISION 05

                                                                      ISSUED:   REVISED
DOCUMENTS 00 - INFORMATION, BIDDING, AND CONTRACT REQUIREMENTS
     00100 - BID SOLICITATION                                         06-04-97  06-26-97
     00200 - INSTRUCTIONS TO BIDDERS (AIA DOCUMENT A701)              07-17-97
     00300 - INFORMATION AVAILABLE TO BIDDERS
             (SUBSURFACE INVESTIGATION REPORT)                        06-04-97
     00410 - BID FORM                                                 07-17-97   08-29-97
     00430 - SUPPLEMENTS TO BID FORM                                  07-17-97   08-29-97
     00431 - SUPPLEMENT A - LIST OF SUBCONTRACTORS                    07-17-97   08-29-97
     00433 - SUPPLEMENT C - LIST OF ALTERNATIVES                      07-17-97   08-29-97
     04335 - SUPPLEMENT E - COST BREAKDOWN                            07-17-97   08-29-97
     OCIP-1 INSURANCE INFORMATION WORKSHEET                           07-24-97
     OCIP-2 INSURANCE SUMMARY FORM                                    07-24-97
     00500 - AGREEMENT                                                06-04-97   07-17-97
     00700 - GENERAL CONDITIONS                                       06-04-97   07-17-97
             (AIA DOCUMENT A201 AND SUPPLEMENTARY CONDITIONS)         07-17-97   07-24-97

DIVISION 01 - GENERAL REQUIREMENTS
     01100 - SUMMARY                                                  06-04-97   07-24-97
     01200 - PRICE AND PAYMENT PROCEDURES                             05-19-97
     01230 - ALTERNATIVES                                             07-17-97   08-29-97
     01300 - ADMINISTRATIVE REQUIREMENTS                              05-19-97
     01400 - QUALITY REQUIREMENTS                                     05-19-97
     01425 - REFERENCE STANDARDS                                      06-04-97
     01500 - TEMPORARY FACILITIES AND CONTROLS                        06-04-97
     01600 - PRODUCT REQUIREMENTS                                     05-19-97
     01700 - EXECUTION REQUIREMENTS                                   05-19-97
     01780 - CLOSEOUT SUBMITTALS                                      05-19-97


DIVISION 02 - SITE CONSTRUCTION
     02010 - SUBSURFACE CONDITIONS                                    06-26-97
     02200 - EARTHWORK                                                06-26-97
     02220 - UTILITY TRENCHING, BACKFILL & COMPACTION                 06-26-97
     02511 - HOT-MIX ASPHALT PAVING                                   06-26-97
     02520 - PORTLAND CEMENT CONCRETE PAVING                          06-26-97
     02523 - CONCRETE CURBS, GUTTERS, SIDEWALKS & DRIVEWAYS           06-26-97
     02528 - EXTRUDED CONCRETE CURBS                                  06-26-97
     02580 - PAVEMENT MARKINGS                                        06-26-97
     02665 - WATER SYSTEMS                                            06-26-97
     02700 - SEWERAGE AND DRAINAGE                                    06-26-97

DIVISION 03 - CONCRETE
     03100 - CONCRETE FORMS AND ACCESSORIES                           05-19-97   06-26-97
     03200 - CONCRETE REINFORCEMENT                                   05-19-97   06-26-97
     03300 - CAST-IN-PLACE CONCRETE                                   05-19-97   06-26-97

THE RESORT AT SUMMERLIN                                       TABLE OF CONTENTS
LAS VEGAS, NEVADA                                                    VOLUME I-A
Project No. 95255                 Page - 1                    December 10, 1997

     03386 - POST-TENSIONED STRUCTURAL CONCRETE                       05-19-97  06-26-97
     03411 - STRUCTURAL PRECAST CONCRETE                              06-26-97
     03455 - GLASS FIBER REINFORCED CONCRETE                          06-26-97

DIVISION 04 - MASONRY
     04810 - UNIT MASONRY ASSEMBLIES                                  05-19-97

DIVISION 05 - METALS
     05120 - STRUCTURAL STEEL                                         05-19-97  06-26-97
     05210 - STEEL JOISTS                                             05-19-97
     05310 - STEEL DECK                                               05-19-97
     05400 - COLD FORMED METAL FRAMING                                05-19-97
     05500 - METAL FABRICATIONS                                       05-19-97
     05510 - METAL STAIRS                                             05-19-97
     05520 - HANDRAILS AND RAILINGS                                   05-19-97
     05810 - EXPANSION JOINT COVER ASSEMBLIES                         05-19-97


                        END TABLE OF CONTENTS VOLUME I-A

TABLE OF CONTENTS                                       THE RESORT AT SUMMERLIN
VOLUME I                                                      LAS VEGAS, NEVADA
December 10, 1997                 Page - 2                    Project No. 95255

                                 PROJECT MANUAL
                       VOLUME I-B (DIVISIONS 06 THRU 14)

                                      FOR

                            THE RESORT AT SUMMERLIN

                     HOTEL, CASINO & ENTERTAINMENT COMPLEX
                               LAS VEGAS, NEVADA

                               PROJECT NO. 95255



                              ISSUED FOR CONTRACT
                               DECEMBER 10, 1997



                                     OWNER
                                     -----
                         THE RESORT AT SUMMERLIN, L.P.
                THE RESORT AT SUMMERLIN, INC. (GENERAL PARTNER)
                       3330 West Desert Inn Road, Unit #5
                              Las Vegas, NV 89102


       ARCHITECT                                            INTERIOR DESIGN
       ---------                                            ---------------
  Paul Steelman, Ltd.                                   Paul Steelman Interiors
3330 W. Desert Inn Road                                 3330 W. Desert Inn Road
  Las Vegas, NV 89102                                     Las Vegas, NV 89102



  STRUCTURAL ENGINEER         ELECTRICAL ENGINEER         MECHANICAL ENGINEER
  -------------------         -------------------         -------------------
 Martin & Peltyn, Inc.      Morris Engineering, Inc.         AE Associates
 1909 South Jones Blvd.        3711 Regulus Drive       444 E. Warm Springs Road
  Las Vegas, NV 89102         Las Vegas, NV 89102         Las Vegas, NV 89119



     CIVIL ENGINEER            LANDSCAPE ARCHITECT              CULINARY
     --------------            -------------------              --------
 Martin & Martin, Inc.    Lifescapes International Inc         FSA Design
 1909 South Jones Blvd.         4930 Campus Drive         300 Corporate Pointe
  Las Vegas, NV 89102        Newport Beach, CA 92660      Culver City, CA 90230


       ACOUSTICS                  WATER FEATURES            FIRE/LIFE SAFETY
       ---------                  --------------            ----------------
 Pelton Marsh Kinsella        STO Design Group, Inc.    Rolf Jensen & Associates
1420 W. Mockingbird Ln.         2500 Redhill Ave.          2125 Oak Grove Road
    Dallas, TX 75247           Santa Ana, CA 92705        Walnut Creek, CA 94598

                               TABLE OF CONTENTS

                        VOLUME I-B - DIVISIONS 06 THRU 14

                                                            ISSUED:        REVISED:

DIVISION 06 - WOOD AND PLASTICS
     06200-FINISH CARPENTRY                                 05-19-97
     06410-CUSTOM CABINETS                                  05-19-97
     06610-GLASS FIBER AND RESIN FABRICATIONS               05-19-97
     06620-CAST PLASTIC FABRICATIONS                        05-19-97

DIVISION 07 - THERMAL AND MOISTURE PROTECTION

     07130-SHEET WATERPROOFING                              05-19-97
     07185-TRAFFIC MEMBRANE                                 05-19-97
     07212-BOARD AND BATT INSULATION                        05-19-97
     07240-EXTERIOR INSULATION AND FINISH SYSTEMS           05-19-97
     07260-VAPOR RETARDERS                                  05-19-97
     07320-ROOF TILES                                       05-19-97
     07530-ELASTOMERIC MEMBRANE ROOFING                     05-19-97       07-17-97
     07620-SHEET METAL FLASHING AND TRIM                    05-19-97
     07724-ROOF HATCHES                                     05-19-97
     07815-SPRAYED-ON FIREPROOFING                          05-19-97
     07840-FIRESTOPPING                                     05-19-97
     07900-JOINT SEALERS                                    05-19-97

DIVISION 08 - DOORS AND WINDOWS

     08111-STANDARD STEEL DOORS                             05-19-97
     08112-STANDARD STEEL FRAMES                            05-19-97       06-04-97
     08211-FLUSH WOOD DOORS                                 06-04-97       08-29-97
     08305-SLIDING GLASS DOORS                              05-19-97
     08310-ACCESS DOORS AND PANELS                          05-19-97
     08331-OVERHEAD COILING DOORS                           05-19-97
     08332-OVERHEAD COILING GRILLES                         05-19-97
     08336-FIRE DOORS WITH EMERGENCY EGRESS                 06-04-97
     08351-ACCORDION FOLDING DOORS                          05-19-97
     08410-METAL-FRAMED STOREFRONTS                         05-19-97
     08520-ALUMINUM WINDOWS                                 05-19-97
     08630-METAL-FRAMED SKYLIGHTS                           08-05-97
     08710-FINISH HARDWARE                                  06-19-97       09-16-97
     08800-GLAZING                                          05-19-97
     08830-MIRRORS                                          05-19-97
     08910-METAL-FRAMED CURTAIN WALL                        05-19-97

DIVISION 09 - FINISHES

     09206-METAL LATH                                       05-19-97
     09220-PORTLAND CEMENT PLASTER                          05-19-97
     09260-GYPSUM BOARD ASSEMBLIES                          05-19-97
     09310-CERAMIC TILE                                     05-19-97
     09330-QUARRY TILE                                      05-19-97
     09340-PAVER TILE                                       05-19-97       06-04-97


THE RESORT AT SUMMERLIN                                        TABLE OF CONTENTS
LAS VEGAS, NEVADA                                                     VOLUME I-B
Project No. 95255                    Page - 1                  December 10, 1997

     09511-SUSPENDED ACOUSTICAL CEILINGS                    05-19-97
     09638-DIMENSION STONE - THIN SET TILE                  05-19-97       06-04-97
     09650-RESILIENT FLOORING                               05-19-97
     09680-CARPET                                           05-19-97
     09720-WALL COVERING                                    05-19-97
     09774-FIBERGLASS REINFORCED PLASTIC PANELS             05-19-97
     09900-PAINTS AND COATINGS                              05-19-97       07-17-97

DIVISION 10 - SPECIALTIES
     10165-PLASTIC LAMINATE TOILET COMPARTMENTS             05-19-97
     10210-WALL LOUVERS                                     05-19-97
     10260-WALL AND CORNER GUARDS                           05-19-97
     10270-ACCESS FLOORING                                  08-29-97
     10300-FIREPLACES                                       05-19-97
     10500-LOCKERS                                          08-05-97
     10510-WOOD LOCKERS                                     08-05-97
     10523-FIRE EXTINGUISHERS, CABINETS AND ACCESSORIES     05-19-97
     10605-WIRE MESH PARTITIONS                             05-19-97
     10651-OPERABLE PANEL PARTITIONS                        08-05-97
     10800-TOILET, BATH, AND LAUNDRY ACCESSORIES            05-19-97

DIVISION 11 - EQUIPMENT

     11060-STAGE RIGGING SYSTEM                             09-23-97
     11061-PORTABLE DIMMING EQUIPMENT                       09-23-97
     11062-PORTABLE STAGE LIGHTING INSTRUMENTS              09-23-97
     11063-PERFORMANCE DIMMING SYSTEM                       09-23-97
     11130-AUDIO/VISUAL SYSTEMS                             09-23-97
     11132-MATV-TELEVISION DISTRIBUTION SYSTEM              09-23-97
     11133-PROJECTION SCREENS                               09-23-97
     11134-PROJECTOR LIFTS                                  09-23-97
     11161-DOCK LEVELERS                                    05-19-97
     11164-DOCK SEALS AND SHELTERS                          05-19-97
     11165-DOCK BUMPERS                                     05-19-97
     11400-FOOD SERVICE EQUIPMENT                           05-19-97

DIVISION 12 - FURNISHINGS

     12486-FLOOR MATS                                       05-19-97

DIVISION 13 - SPECIAL CONSTRUCTION

     13032-SAUNAS                                           08-29-97

DIVISION 14 - CONVEYING SYSTEMS

     14201-PASSENGER ELEVATORS                              06-19-97
     14240-PASSENGER ELEVATORS - HYDRAULIC                  08-05-97
     14245-SERVICE AND FREIGHT ELEVATORS HYDRAULIC          08-05-97
     14310-ESCALATORS                                       08-05-97
     14420-ACCESSIBILITY LIFTS                              08-29-97

                        END TABLE OF CONTENTS VOLUME I-B

TABLE OF CONTENTS                            THE RESORT AT SUMMERLIN
VOLUME I-B                                         LAS VEGAS, NEVADA
December 10, 1997                  Page - 2        Project No. 95255

                                 PROJECT MANUAL
                      VOLUME II (MECHANICAL & ELECTRICAL)

                                      FOR

                            THE RESORT AT SUMMERLIN

                     HOTEL, CASINO & ENTERTAINMENT COMPLEX
                               LAS VEGAS, NEVADA

                               PROJECT NO. 95255


                              ISSUED FOR CONTRACT
                               DECEMBER 10, 1997


                                     OWNER

                         THE RESORT AT SUMMERLIN, L.P.
                THE RESORT AT SUMMERLIN, INC. (GENERAL PARTNER)
                       3330 West Desert Inn Road, Unit # 5
                              Las Vegas, NV 89102


ARCHITECT                                                       INTERIOR DESIGN
Paul Steelman, Ltd.                                             Paul Steelman Interiors
3330 W. Desert Inn Road                                         3330 W. Desert Inn Road
Las Vegas, NV 89102                                             Las Vegas, NV 89102

STRUCTURAL ENGINEER             ELECTRICAL ENGINEER             MECHANICAL ENGINEER
Martin & Peltyn, Inc.           Morris Engineering, Inc.        AE Associates
1909 South Jones Blvd.          3711 Regulus Drive              444 E. Warm Springs Road
Las Vegas, NV 89102             Las Vegas, NV 89102             Las Vegas, NV 89119

CIVIL ENGINEER                  LANDSCAPE ARCHITECT             CULINARY
Martin & Martin, Inc.           Lifescapes International Inc.   FSA Design
1909 South Jones Blvd.          4930 Campus Drive               300 Corporate Pointe
Las Vegas, NV 89102             Newport Beach, CA 92660         Culver City, CA 90230

ACOUSTICS                       WATER FEATURES                  FIRE/LIFE SAFETY
Pelton Marsh Kinsella           STO Design Group, Inc.          Rolf Jensen & Associates
1420 W. Mockingbird Ln.         2500 Redhill Ave.               2125 Oak Grove Road
Dallas, TX 75247                Santa Ana, CA 92705             Walnut Creek, CA 94598

                               TABLE OF CONTENTS

                        VOLUME II - DIVISIONS 16 AND 16

DIVISION 15 - MECHANICAL                                    ISSUED:        REVISED:

     15010-BASIC MECHANICAL REQUIREMENTS                    05-19-97
     15050-BASIC MECHANICAL MATERIALS AND METHODS           05-19-97
     15055-BASIC PIPING MATERIALS AND METHODS               05-19-97
     15100-VALVES                                           05-19-97
     15120-PIPING ACCESSORIES                               05-19-97
     15140-PIPE SUPPORTS AND ANCHORS                        05-19-97
     15170-MOTORS AND STARTERS                              05-19-97
     15173-VARIABLE FREQUENCY DRIVES                        05-19-97
     15190-MECHANICAL IDENTIFICATION                        05-19-97
     15240-VIBRATION AND SEISMIC CONTROL                    05-19-97
     15250-MECHANICAL INSULATION                            05-19-97
     15300-FIRE PROTECTION SYSTEMS                          05-19-97
     15301-FM-200 FIRE SUPPRESSION SYSTEM WITH              08-29-97
           ANALOG DETECTION                                 05-19-97
     15411-WATER DISTRIBUTION PIPING                        05-19-97
     15420-DRAINAGE AND VENT SYSTEMS                        05-19-97
     15440-PLUMBING FIXTURES                                05-19-97
     15450-PLUMBING EQUIPMENT                               05-19-97
     15465-WATER SOFTENERS                                  05-19-97
     15486-FUEL PIPING SYSTEMS                              08-29-97
     15500-FIXED INERGEN FIRE SUPPRESSION SYSTEM            05-19-97
     15510-HYDRONIC PIPING                                  05-19-97
     15520-STEAM AND CONDENSATE PIPING                      05-19-97
     15540-PUMPS                                            05-19-97
     15545-CHEMICAL (WATER) TREATMENT SYSTEMS               05-19-97
     15555-BOILERS                                          05-19-97
     15575-FLUE SYSTEMS                                     05-19-97
     15670-PACKAGE ROOFTOP UNITS                            05-19-97
     15680-WATER CHILLERS                                   05-19-97
     15690-HEAT EXCHANGERS                                  05-19-97
     15710-COOLING TOWERS                                   05-19-97
     15785-COMPUTER ROOM AIR CONDITIONING UNITS             05-19-97
     15855-AIR HANDLING UNITS WITH COILS                    05-19-97
     15870-POWER VENTILATORS                                05-19-97
     15891-METAL DUCTWORK                                   05-19-97
     15910-DUCTWORK ACCESSORIES                             05-19-97
     15930-VARIABLE VOLUME TERMINALS                        05-19-97
     15935-AIR INLETS AND OUTLETS                           05-19-97
     15970-AUTOMATIC TEMPERATURE CONTROLS                   05-19-97
     15980-AUTOMATIC SMOKE CONTROL PROGRAM                  05-19-97
     15990-TEST-ADJUST-BALANCE                              05-19-97
     15995-MECHANICAL SYSTEM COMMISSIONING                  05-19-97

DIVISION 16 -   ELECTRICAL

     16010-BASIC ELECTRICAL REQUIREMENTS                    06-04-97
     16111-CONDUIT                                          06-04-97
     16112-SURFACE RACEWAYS                                 06-04-97
     16113-UNDERFLOOR DUCTS                                 06-04-97

[CAPTION]
THE RESORT AT SUMMERLIN                           TABLE OF CONTENTS
LAS VEGAS, NEVADA                                         VOLUME II
Project No. 95255                  Page-1         December 10, 1997

     16114-CABLE TRAYS
     16117-MANHOLES
     16120-WIRE & CABLE
     16121-MEDIUM VOLTAGE CABLE & ACCESSORIES
     16130-BOXES
     16141-WIRING DEVICES
     16160-CABINETS & ENCLOSURES
     16180-ELECTRICAL CONNECTIONS
     16190-SUPPORTING DEVICES
     16195-ELECTRICAL IDENTIFICATION
     16321-DISTRIBUTION TRANSFORMERS
     16350-CIRCUIT BREAKER SWITCHES
     16361-AIR INTERRUPTER SWITCHES
     16390-PRIMARY GROUNDING
     16410-POWER FACTOR CORRECTION
     16415-SURGE SUPPRESSORS
     16420-SERVICE ENTRANCE
     16425-SWITCHBOARDS
     16430-METERING
     16440-DISCONNECT SWITCHES
     16450-SECONDARY GROUNDING
     16461-DRY TYPE TRANSFORMERS
     16470-PANELBOARDS
     16480-MOTOR CONTROLS
     16485-CONTACTORS
     16495-TRANSFER SWITCH
     16510-LIGHTING FIXTURES
     16577-OBSTRUCTION LIGHTS
     16611-STATIC UNINTERRUPTIBLE POWER SUPPLY
     16614-UTILITY PARALLELING EMERGENCY GENERATOR
           CONTROL & DISTRIBUTION SYSTEM                    06-04-97       08-29-97
     16622-PACKAGED ENGINE GENERATOR SYSTEMS
     16670-LIGHTING PROTECTION SYSTEMS
     16921-MECHANICAL EQUIPMENT CONTROLS
     16950-TESTING


                        END TABLE OF CONTENTS VOLUME II









TABLE OF CONTENTS                                          THE RESORT AT SUMMERLIN
VOLUME II                                                        LAS VEGAS, NEVADA
September 23, 1997                        Page-2                 Project No. 95255

[CAPTION]

                                 PROJECT MANUAL
                        VOLUME III (APPENDIX & ADDENDA)

                                      FOR

                            THE RESORT AT SUMMERLIN

                     HOTEL, CASINO & ENTERTAINMENT COMPLEX
                               LAS VEGAS, NEVADA

                               PROJECT NO. 95255


                              ISSUED FOR CONTRACT
                               DECEMBER 10, 1997


                                     OWNER

                         THE RESORT AT SUMMERLIN, L.P.
                THE RESORT AT SUMMERLIN, INC. (GENERAL PARTNER)
                       3330 West Desert Inn Road, Unit #5
                              Las Vegas, NV 89102


ARCHITECT                                                       INTERIOR DESIGN
Paul Steelman, Ltd.                                             Paul Steelman Interiors
3330 W. Desert Inn Road                                         3330 W. Desert Inn Road
Las Vegas, NV 89102                                             Las Vegas, NV 89102

STRUCTURAL ENGINEER             ELECTRICAL ENGINEER             MECHANICAL ENGINEER
Martin & Peltyn, Inc.           Morris Engineering, Inc.        AE Associates
1909 South Jones Blvd.          3711 Regulus Drive              444 E. Warm Springs Road
Las Vegas, NV 89102             Las Vegas, NV 89102             Las Vegas, NV 89119

CIVIL ENGINEER                  LANDSCAPE ARCHITECT             CULINARY
Martin & Martin, Inc.           Lifescapes International Inc    FSA Design
1909 South Jones Blvd.          4930 Campus Drive               300 Corporate Pointe
Las Vegas, NV 89102             Newport Beach, CA 92660         Culver city, CA 90230

ACOUSTICS                       WATER FEATURES                  FIRE/LIFE SAFETY
Pelton Marsh Kinsella           STO Design Group, Inc.          Rolf Jensen & Associates
1420 W. Mockingbird Ln.         2500 Redhill Ave.               2125 Oak Grove Road
Dallas, TX 75247                Santa Ana, CA 92705             Walnut Creek, CA 94598

                               TABLE OF CONTENTS

                 VOLUME III - APPENDIX, APPENDIX II AND ADDENDA


                                                                        ISSUED:                 REVISED:
APPENDIX
    DOOR SCHEDULES:
        HOTEL DOOR SCHEDULE                                             06-04-97                07-03-97
        BUFFET LEVEL DOOR SCHEDULE                                      06-30-97                08-29-97
        CASINO LEVEL DOOR SCHEDULE                                      06-30-97                08-29-97
        CASINO BASEMENT DOOR SCHEDULE                                   06-30-97                08-29-97
        HEALTH CLUB 2ND LEVEL DOOR SCHEDULE                             06-30-97                08-29-97
        HEALTH CLUB 1ST LEVEL DOOR SCHEDULE                             06-30-97                08-29-97
        HEALTH CLUB BASEMENT DOOR SCHEDULE                              06-30-97                08-29-97
        LIFESTYLES CENTER DOOR SCHEDULE                                 06-30-97                08-29-97
        LIFESTYLES CENTER BASEMENT DOOR SCHEDULE                        06-30-97                08-29-97
        SPECIALTY RETAIL 1ST LEVEL DOOR SCHEDULE                        06-30-97
        CONFERENCE CENTER DOOR SCHEDULE                                 06-30-97                08-29-97
        PUTTERS LOUNGE DOOR SCHEDULE                                    08-29-97
        POOL BOY DOOR SCHEDULE                                          08-29-97
        POOL BAR DOOR SCHEDULE                                          08-29-97

    DOOR TYPES                                                          06-04-97                07-03-97

    LANDSCAPE CONSTRUCTION PACKAGE                                      06-26-97

    REQUEST FOR PROPOSAL & BID FORM (WATER FEATURES)                    09-16-97

    FOOD SERVICE EQUIPMENT:
        ATTACHMENT "A" - STANDARD DETAILS                               05-19-97
        ATTACHMENT "B" - EQUIPMENT SCHEDULE/BID FORM                    05-19-97


APPENDIX II
    LIGHTING FIXTURE SCHEDULE                                           06-19-97

    SPECIFICATIONS FOR THE DESIGN AND INSTALLATION OF AN
        AUTOMATIC FIRE DETECTION AND ALARM SYSTEM                       08-01-97                08-29-97


ADDENDA  II
    ADDENDUM NUMBER 1                                                   06-19-97
    ADDENDUM NUMBER 2                                                   06-26-97
    ADDENDUM NUMBER 3                                                   06-30-97
    ADDENDUM NUMBER 4                                                   07-03-97
    ADDENDUM NUMBER 5                                                   07-17-97
    ADDENDUM NUMBER 6                                                   07-24-97
    ADDENDUM NUMBER 7                                                   08-05-97
    ADDENDUM NUMBER 8                                                   08-29-97
    ADDENDUM NUMBER 9                                                   09-16-97
    ADDENDUM NUMBER 10                                                  12-10-97


                        END TABLE OF CONTENTS VOLUME III


THE RESORT AT SUMMERLIN                                        TABLE OF CONTENTS
LAS VEGAS, NEVADA                                                     VOLUME III
Project No. 95255                   Page - 1                   December 10, 1997

                                 SECTION 00910

                               ADDENDUM NUMBER 10


PARTICULARS

1.01      DATE: December 10, 1997

1.02      PROJECT: The Resort at Summerlin

1.03      PROJECT NUMBER: 95255

1.04      OWNER: The Resort At Summerlin, L.P./ The Resort At Summerlin, Inc.
                 (General Partner)

1.05      ARCHITECT: Paul Steelman, Ltd.

TO:       PROSPECTIVE BIDDERS

2.01 This Addendum forms a part of the Contract Documents and modifies the Bidding Documents dated June 4, 1997, with amendments and additions noted below.

2.02 Acknowledge receipt of this Addendum in the space provided in the Bid Form. Failure to do so may disqualify the Bidder.

CLARIFICATIONS

3.01      NOTE THE FOLLOWING ARCHITECT'S CLARIFICATION:

          A. Incorporate The Attached List of Items To Be Included In the Guaranteed Maximum Price, Issued for Contract, into the contract Documents.

          B. Incorporate The Attached FF & E Matrix, Issued for Contract, into the Contract Documents.

          C.   All exterior balusters shall be GFRC.

3.02 ELECTRICAL LIGHTING NOTES:

          A.   Incorporate The Following Notes into the Contract Documents.

          B.   GENERAL NOTES
               1. The Electrical Contractor shall be responsible for all Lighting contained on the Electrical, Architectural, Interior Design, and Lighting sheets in the Contract Documents.
               2. All exit signs throught the project shall be green "LED" type.

          C.   CASINO
               1. The Service Bar shall have a local wall box dimmer to control lighting.

          D.   PUTTER'S LOUNGE

               1. All of the portable lighting (i.e. Table Lamp, Floor Lamps, Etc.) shall be installed on switched outlets.


THE RESORT AT SUMMERLIN                                       ADDENDUM NUMBER 10
LAS VEGAS, NEVADA                                                  Section 00910
Project No. 95255                                              December 10, 1997

                                    Page - 1

CHANGES TO THE PROJECT MANUAL VOLUME I-A AND I-B

4.01 TABLE OF CONTENTS

     A. Delete Table of Contents Volume I-A (Documents 00 Thru Division 01) and I-B (Divisions 02 Thru 14), dated September 23, 1997, in its entirety and replace with the revised Table of Contents, Volume I-A (Documents 00 Thru Division 05) and I-B (Divisions 06 Thru 14), dated December 10, 1997, issued with this Addendum and bound into the Project Manual Issued For Contract.

4.02 DOCUMENT 00500 - AGREEMENT

     A. Delete Document 00500 - Agreement (Includes AIA DOCUMENT A101), dated July 17, 1997, in its entirety and replace with revised Document 00500 - Agreement (Includes AIA DOCUMENT A111), dated December 10, 1997, issued with this Addendum.

4.03 DOCUMENT 00700 - GENERAL CONDITIONS (INCLUDES AIA DOCUMENT A201 AND SUPPLEMENTARY CONDITIONS)

     A. Delete Document 00700 - General Conditions (Includes AIA DOCUMENT A201 and SUPPLEMENTARY CONDITIONS), issued July 17, 1997, in its entirety and replace with revised Document 00700 - General Conditions (Includes AIA DOCUMENT A201CMa and SUPPLEMENTARY CONDITIONS), dated December 10, 1997, issued with this Addendum.

4.04 SECTION 07320 - ROOF TILES

     A. Delete this Specification Section, dated May 19, 1997, in its entirety and replace with revised Section 07320 - Roof Tiles, dated December 10, 1997, issued with this Addendum.

CHANGES TO THE PROJECT MANUAL VOLUME II (MECHANICAL & ELECTRICAL)

5.01 TABLE OF CONTENTS

     A. Delete Table of Contents Volume II (Mechanical & Electrical ), dated September 23, 1997, in its entirety and replace with the revised Table of Contents, Volume II (Mechanical & Electrical), dated December 10, 1997, issued with this Addendum and bound into the Project Manual Issued For Contract.

5.02 SECTION 15500 - FIXED INERGEN FIRE SUPPRESSION SYSTEM

     A. Delete this Specification Section, dated August 29, 1997, in its entirety and replace with revised Section 16614 - Utility Paralleling Emergency, Generator Control & Distribution Switchgear, dated December 10, 1997, issued with this Addendum.

CHANGES TO THE PROJECT MANUAL VOLUME III (APPENDIX & ADDENDA)

6.01 TABLE OF CONTENTS

     A. Delete Table of Contents Volume III, dated September 23, 1997, in its entirety and replace with the revised Table of Contents, Volume III, dated December 10, 1997, issued with this Addendum and bound into the Project Manual Issued For Contract.

ADDENDUM NUMBER 10                                      THE RESORT AT SUMMERLIN
Section 00910                                                 LAS VEGAS, NEVADA
December 10, 1997                                             Project No. 95255

                                    PAGE - 2

6.02 APPENDIX

     A.  LANDSCAPE CONSTRUCTION PACKAGE
         1. Add the attached revised Sections to the Landscape Construction Package, issued with this Addendum to the Appendix.


6.03 APPENDIX II

     A. SPECIFICATIONS FOR THE DESIGN AND INSTALLATION OF AN AUTOMATIC FIRE DETECTION AND ALARM SYSTEM
         1. Delete this Specification, dated 8/29/97, and replace with revised Specification, dated 12/10/97, issued with this Addendum.


CHANGES TO THE DRAWINGS

7.01 REVISED DRAWINGS

     A. THE FOLLOWING DRAWINGS ISSUED WITH THIS ADDENDUM HAVE BEEN REVISE - REPLACE ALL PREVIOUSLY ISSUED DRAWINGS WITH THESE "ISSUED FOR CONTRACT" DRAWINGS:
         1. Sheets Listed on Index Sheet A010.01 - INDEX SHEET - LOWRISE PACKAGE, Issued For Contract, 12-10-97.
         2. Sheets Listed on Index Sheet A010.01 - INDEX SHEET (CONT) - HOTEL PACKAGE, Issued For Contract, 12-10-97.
         3. Sheets Listed on Index Sheet WA-A003 - INDEX SHEET - PEDESTRIAN WALKWAY, Issued For Contract, 12-10-97.


END OF ADDENDUM NUMBER 10





THE RESORT AT SUMMERLIN                                      ADDENDUM NUMBER 10
LAS VEGAS, NEVADA                                                 Section 00910
Project No. 95255                   Page - 3                  December 10, 1997

                      [J.A. JONES CONSTRUCTION LETTERHEAD]


                         AMENDMENT #AA TO GMP CONTRACT

                            THE RESORT AT SUMMERLIN

                               DECEMBER 18, 1997


PROJECT ALLOWANCES:

        Entrance Signs, $10,000.
        Door Type xx, Drawing A535, $25,000.
        Wood Floor at the Stage in The Lounge, $4,500.
        Elevator cab millwork for #1 & #2 at the Spa Entry, $20,000.
          Total 20,000.
        Elevator cab allowance, $7,500 each.  Total $105,000.
        Windows at the Executive Offices, $10,000.
        Window at the Employee Dining Room, $6,500.


VALUE ENGINEERING ITEMS INCORPORATED IN THE GMP:

        Millwork:
                Use MDF mouldings in lieu of Poplar mouldings in Low Rise, High Rise, Restaurants and all areas of the project.


        Insulation:
                High-Rise -- Exterior walls: R-19/R-11 unfaced batts,
                  Soundwalls: fiberglas sound batts, R-19 unfaced batts under Clay Tile roof.

                Low-Rise -- Exterior walls: R-19 Unfaced batts, Soundwalls:
                  Fiberglas sound batts, 1" rigid insulation @ Putters Lounge, R-30 unfaced batts @ roof of Putters Lounge, Pool Bar and Pool Boy.

        Roofing:
                Provide 4-ply built-up roofing in lieu of single ply.

ATTACHMENT TO GMP CONTRACT
THE RESORT AT SUMMERLIN
DECEMBER 18, 1997
PAGE -2-


VALUE ENGINEERING ITEMS INCORPORATED IN THE GMP (CONT.):

      Mechanical:

            Delete VFD at chiller 1.
            Cooling towers - s.s. basin & galv. construction.
            Use vertical stacked fan coil units (4-pipe system).
            Delete waterside heat exchanger.
            Use 65% eff. Filters at casino air handlers.
            Eliminate pressure relief fans, use auto dampers & relief hoods. Delete steam system.
            Eliminate plug valves at pumps in central plant.
            Delete cooling tower bypass & valve.
            Use higher kw/ton chillers, eliminate refrigerant recovery system.

      Electrical:

            Provide Gardco in lieu of Beta lighting fixtures.
            Provide aluminum feeders.


**ADDITIONAL VALUE ENGINEERING ITEMS TO BE REVIEWED AND BECOME PART OF THE GMP:

            Modifications to linear diffusers.
            Combine public and back-of-house fan coils using air handlers. Alternate lighting fixture package.
            Alternate switchgear equipment.
            Provide single-line modifications.


** The Owner shall authorize and cause the Architect to revise the Drawings and Specifications to the extent necessary to reflect the agreed-upon assumptions and clarifications contained in the attached Amendment #AA. Such revised Drawings and Specifications shall be furnished to the General Contractor in accordance with schedules agreed to by the Owner, Architect and General Contractor. The General Contractor shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications.

ATTACHMENT TO GMP CONTRACT
THE RESORT AT SUMMERLIN
DECEMBER 18, 1997
PAGE -3-


Clarifications:

        Landscaping is based on Lifescapes International Inc.'s scope of work. Fountains in the Retail Corridor and Health Club are complete units by the Owner.
        Lanterns in the Retail Corridor are by the Owner.
        Etching pattern at the passenger elevators is excluded.
        Coffee Shop Room C1-58 pastry display, counter and back counter are excluded.
        Plumbing fixtures are supplied by the Owner. (Hotels only). Guest rooms
          & suites.